Exhibit 10.1

CREDIT AND GUARANTY AGREEMENT

dated as of July 29, 2011

among

CENTER CUT HOSPITALITY, INC.,

DEL FRISCO’S RESTAURANT GROUP, LLC,

CERTAIN SUBSIDIARIES OF DEL

FRISCO’S RESTAURANT GROUP, INC.,

as Guarantors,

VARIOUS LENDERS,

and

GOLDMAN SACHS BANK USA,

as Administrative Agent, Collateral Agent, and Lead Arranger

$80,000,000 Senior Secured Credit Facilities

Credit and Guaranty Agreement

Credit and Guaranty Agreement

i

4.7.	Historical Financial Statements	72
4.8.	Projections	72
4.9.	No Material Adverse Change	73
4.10.	No Restricted Junior Payments	73
4.11.	Adverse Proceedings, etc.	73
4.12.	Payment of Taxes	73
4.13.	Properties	73
4.14.	Environmental Matters	74
4.15.	No Defaults	74
4.16.	Material Contracts	74
4.17.	Governmental Regulation	74
4.18.	Margin Stock	75
4.19.	Employee Matters	75
4.20.	Employee Benefit Plans	75
4.21.	Certain Fees	76
4.22.	Solvency	76
4.23.	[Intentionally Reserved]	76
4.24.	Compliance with Statutes, etc.	76
4.25.	Disclosure	76
4.26.	Patriot Act	77
4.27.	Non-Credit Party Lease Guaranties	77
4.28.	Inactive Subsidiaries	77

SECTION 5.	AFFIRMATIVE COVENANTS	77
5.1.	Financial Statements and Other Reports	77
5.2.	Existence	81
5.3.	Payment of Taxes and Claims	81
5.4.	Maintenance of Properties	81
5.5.	Insurance	82
5.6.	Inspections	82
5.7.	Lenders Meetings	82
5.8.	Compliance with Laws	82
5.9.	Environmental	83
5.10.	Subsidiaries	84
5.11.	Additional Material Real Estate Assets	84
5.12.	[Intentionally Reserved]	85
5.13.	Further Assurances	85
5.14.	Miscellaneous Business Covenants	85
5.15.	Post Closing Matters	85

SECTION 6.	NEGATIVE COVENANTS	86
6.1.	Indebtedness	86
6.2.	Liens	88
6.3.	Equitable Lien	90
6.4.	No Further Negative Pledges	90
6.5.	Restricted Junior Payments	90
6.6.	Restrictions on Subsidiary Distributions	91

Credit and Guaranty Agreement

6.7.	Investments	92
6.8.	Financial Covenants	93
6.9.	Fundamental Changes; Disposition of Assets; Acquisitions	94
6.10.	Disposal of Subsidiary Interests	95
6.11.	Sales and Lease-Backs	95
6.12.	Transactions with Affiliates	95
6.13.	Conduct of Business	96
6.14.	Permitted Activities of Holdings	96
6.15.	[Intentionally Reserved]	96
6.16.	[Intentionally Reserved]	96
6.17.	Fiscal Year	97
6.18.	Deposit Accounts	97
6.19.	Amendments to Organizational Agreements; Non-Credit Party Lease Guaranties and Material Contracts	97
6.20.	Prepayments of Certain Indebtedness	97
6.21.	Inactive Subsidiaries	97

SECTION 7.	GUARANTY	97
7.1.	Guaranty of the Obligations	97
7.2.	Contribution by Guarantors	98
7.3.	Payment by Guarantors	98
7.4.	Liability of Guarantors Absolute	99
7.5.	Waivers by Guarantors	100
7.6.	Guarantors’ Rights of Subrogation, Contribution, etc.	101
7.7.	Subordination of Other Obligations	102
7.8.	Continuing Guaranty	102
7.9.	Authority of Guarantors or Company	102
7.10.	Financial Condition of Company	102
7.11.	Bankruptcy, etc.	103
7.12.	Discharge of Guaranty Upon Sale of Guarantor	103

SECTION 8.	EVENTS OF DEFAULT	104
8.1.	Events of Default	104

SECTION 9.	AGENTS	107
9.1.	Appointment of Agents	107
9.2.	Powers and Duties	107
9.3.	General Immunity	107
9.4.	Agents Entitled to Act as Lender	108
9.5.	Lenders’ Representations, Warranties and Acknowledgment	108
9.6.	Right to Indemnity	109
9.7.	Successor Administrative Agent and Collateral Agent	110
9.8.	Collateral Documents and Guaranty	110

SECTION 10.	MISCELLANEOUS	111
10.1.	Notices	111
10.2.	Expenses	111

Credit and Guaranty Agreement

10.3.	Indemnity	112
10.4.	Set-Off	113
10.5.	Amendments and Waivers	113
10.6.	Successors and Assigns; Participations	115
10.7.	Independence of Covenants	118
10.8.	Survival of Representations, Warranties and Agreements	118
10.9.	No Waiver; Remedies Cumulative	118
10.10.	Marshalling; Payments Set Aside	119
10.11.	Severability	119
10.12.	Obligations Several; Actions in Concert	119
10.13.	Headings	119
10.14.	APPLICABLE LAW	119
10.15.	CONSENT TO JURISDICTION	120
10.16.	WAIVER OF JURY TRIAL	120
10.17.	Confidentiality	121
10.18.	Usury Savings Clause	122
10.19.	Counterparts	122
10.20.	Effectiveness	122
10.21.	Patriot Act	122
10.22.	No Advisory or Fiduciary Relationship	123

Credit and Guaranty Agreement

APPENDICES:	A-1	Term Loan Commitments
	A-2	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	3.1(i)	Closing Date Mortgaged Properties
	4.1	Jurisdictionsof Organization and Qualification
	4.2	Capital Stock and Ownership
	4.13	Real Estate Assets
	4.16	Material Contracts
	4.27	Non-Credit Party Lease Guaranties
	4.28	Inactive Subsidiaries
	5.15	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	C	Compliance Certificate
	D	[Intentionally Reserved.]
	E	Assignment Agreement
	F	Certificate Regarding Non-bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Personal Property Collateral Access Agreement

Credit and Guaranty Agreement

v

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of July 29, 2011 is entered into by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, and GOLDMAN SACHS BANK USA (“GS Bank”), as Administrative Agent (together with its successors and assigns in such capacity, “Administrative Agent”), Collateral Agent (together with its successors and assigns in such capacity, “Collateral Agent”), and Lead Arranger.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate amount not to exceed $80,000,000 consisting of $70,000,000 aggregate principal amount of Term Loans, and $10,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which will be used for the purposes specified in Section 2.5 hereof;

WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and sixty-five percent (65%) of all of the Capital Stock of each of its first-tier Foreign Subsidiaries; and

WHEREAS, Guarantors have agreed to jointly and severally guarantee the Obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (including Company) and sixty-five percent (65%) of all of the Capital Stock of each of their respective first-tier Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Accounts” means all “accounts” (as defined in the UCC) of Company (or, if referring to another Person, of such Person), including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Act” as defined in Section 4.26.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (a) (I) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being Reuters Screen LIBOR01 Page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (II) in the event the rate referenced in the preceding clause (I) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (III) in the event the rates referenced in the preceding clauses (I) and (II) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by GS Bank or any other Lender selected by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of GS Bank or any other Lender selected by Administrative Agent, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (b) an amount equal to (I) one, minus (II) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including with respect to any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened in writing against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.17(b).

“Affected Loans” as defined in Section 2.17(b).

Credit and Guaranty Agreement

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including the Chief Executive Officer (if any), Chief Financial Officer (if any), and Chief Operating Officer (if any) of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the Securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.16.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, dated as of July 29, 2011, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin” means, with respect to both Term Loans and Revolving Loans, a percentage, per annum, determined by reference to the Senior Leverage Ratio in effect from time to time as set forth below:

Senior Leverage Ratio	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
greater than 2.75:1.00	5.75%	4.75%
less than or equal to 2.75:1.00 but greater than 2.00:1.00	5.25%	4.25%
less than or equal to 2.00:1.00	4.75%	3.75%

; provided, however, notwithstanding the foregoing, from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Year ending December 29, 2011, such Applicable Margin shall not be less than five and one-quarter percent (5.25%) for LIBOR Rate Loans and four and one-quarter percent (4.25%) for Base Rate Loans. No change in the Applicable Margin shall be effective until three (3) Business Days after the date on which Administrative Agent shall have received the applicable financial statements pursuant to Section 5.1(b) or 5.1(c), together with a Compliance Certificate calculating the Senior Leverage Ratio pursuant to Section 5.1(d). At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(b) or (c) and Section 5.1(d), the Applicable Margin shall be determined as if the Senior Leverage

Credit and Guaranty Agreement

Ratio were in excess of 2.75:1.00. Within one (1) Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date. Without limitation of any other provision of this Agreement or any other remedy available to Administrative Agent or Lenders under any of the Credit Documents, to the extent that any financial statements or any information contained in any Compliance Certificate delivered pursuant to Section 5.1(b), (c) or (d) shall be incorrect in any manner and Company or any other Credit Party shall deliver to Administrative Agent and/or Lenders corrected financial statements or other corrected information in a Compliance Certificate (or otherwise), Administrative Agent may recalculate the Applicable Margin based upon such corrected financial statements or such other corrected information, and, upon written notice thereof to Company, the Loans shall bear interest based upon such recalculated Applicable Margin retroactively from the date of delivery of the erroneous financial statements or other erroneous information in question.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to, or any exchange of property with, any Person (other than to or with a Credit Party which is not Holdings), in one transaction or a series of transactions, of all or any part of any Credit Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Credit Party, other than (i) inventory (or other assets) sold, licensed (on a non-exclusive basis) for periods of one year or less or leased or subleased in the ordinary course of business; (ii) the issuance or sale of Capital Stock of Holdings; (iii) the conversion of cash into Cash Equivalents and Cash Equivalents into cash; (iv) (A) the disposition of property or assets as a direct result of an event giving rise to Net Insurance/Condemnation Proceeds or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment and/or any inventory no longer used or useful in the conduct of the business of any Credit Party (including disposition in connection with ceasing operations); (v) the voluntary termination of Interest Rate Agreements or Currency Agreements; and (vi) the liquidation of any Subsidiary of a Credit Party into such Credit Party (other than Company, which may not be liquidated into Holdings) or the liquidation of any Subsidiary of a Credit Party that is not a Credit Party into any other Subsidiary of a Credit Party that is not a Credit Party.

Credit and Guaranty Agreement

“Asset Sale Reinvestment Amounts” has the meaning given to such term in Section 2.13(a).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Availability” means, on any date of determination, (i)(A) the sum of the trailing twelve months Consolidated Adjusted EBITDA of Holdings and its Subsidiaries as of the last day of the most recently ended Fiscal Month for which financial statements have been delivered pursuant to Section 5.1(a) multiplied by (B) the then in effect maximum Senior Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8(c), less (ii) the sum of (A) the aggregate outstanding principal balance of the Loans as of such date, plus (B) all other Consolidated Total Debt as of such date, plus (C) the amount of any reserves against Availability pursuant to Sections 2.13(a) or 2.13(b), plus (D) Letter of Credit Usage, plus (E) the aggregate principal amount of all Revolving Loans requested pursuant to Section 2.2(b)(ii) but not yet funded as of such date. Availability shall be computed on a pro forma basis.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%, and (iii) four and one-half percent (4.50%) per annum. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Texas or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

Credit and Guaranty Agreement

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account; provided, however, that notwithstanding anything to the contrary contained herein, for purposes of calculating compliance with the requirements of Sections 3 and 6 hereof “Cash” shall exclude any amounts that would not be considered “cash” under GAAP or “cash” as recorded on the books of the Company and the Guarantors.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit, bankers’ acceptances, time deposits, Eurodollar time deposits or overnight bank deposits maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) fully collateralized repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (iv) of this definition, having a term of not more than 30 days, with respect to securities of the type described in clause (i) of this definition; (vi) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (iv) of this definition; and (vii) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (vi) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

Credit and Guaranty Agreement

“CCM” means Center Cut Marketing, LLC Limited Liability Company, an Indiana limited liability company.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, at any time, (i) Sponsor shall cease to beneficially own and control at least fifty-one percent (51%) on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings; (ii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; or (iii) except as expressly permitted hereby, the Company shall cease to beneficially own and control (I) 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each of its Subsidiaries (other than Permitted Joint Ventures) and (II) 51% on a fully diluted basis of the economic and voting interests in the Capital Stock of each Permitted Joint Venture.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure and (b) Lenders having Revolving Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans and (b) Revolving Loans.

“Closing Date” means the date on which the Term Loans are made.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” as defined in Section 3.1(i).

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Landlord Personal Property Collateral Access Agreements, if any, each Deposit Account Control Agreement, the Trademark Security Agreement, the Management Fee Subordination Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

Credit and Guaranty Agreement

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Company” as defined in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) provisions for taxes based on income, plus (d) total depreciation expense, plus (e) total amortization expense, plus (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), plus (g) Pre-Opening Costs, plus (h) the amount of management or similar fees paid during such period pursuant to the Management Agreement to the extent permitted by this Agreement and the Management Fee Subordination Agreement, plus (i) non-Cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of Holdings or Company, plus (j) extraordinary charges to the extent approved by Administrative Agent, minus (ii) the sum, without duplication of the amounts for such period of (a) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus (b) interest income, plus (c) other income, plus (d) with respect to Permitted Joint Ventures, the income of which has been included in Consolidated Net Income, the amount of all Permitted Minority Interest Distributions actually paid.

“Consolidated Adjusted FCCR EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, minus (ii) the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clauses (i)(g) and (i)(h) of the definition thereof during such period.

“Consolidated Adjusted Store-Level EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to the sum, without duplication, of the amounts for such period of (i) Consolidated Adjusted EBITDA, plus (ii) Consolidated Corporate Overhead.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries, but excluding any such expenditures that are financed with the proceeds of Indebtedness (other than the Loans) or of Permitted Stock Issuances or that are made with the proceeds of landlord contributions or tenant improvement allowances or abatements (provided, that no Credit Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person for providing any such benefit).

Credit and Guaranty Agreement

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period based upon GAAP, excluding any paid-in-kind interest, amortization of deferred financing costs, and any realized or unrealized gains or losses attributable to Interest Rate Agreements or Currency Agreements.

“Consolidated Corporate Overhead” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP including, without limitation, all expenditures associated with the compensation and benefits of the corporate and district officers and staff of Holdings and its Subsidiaries (including the chief executive officers and chief financial officers thereof) and legal, audit, insurance and accounting costs and expenses associated with the corporate compliance of Holdings and its Subsidiaries, but excluding such expenditures that, in accordance with GAAP, (i) are or should be included in Consolidated Interest Expense, (ii) are taxes based on income, (iii) are capitalized expenditures, or (iv) are restaurant operating expenses.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Holdings and its Subsidiaries on a consolidated basis equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) interest income, plus (c) other non-ordinary course income (excluding any gains or losses attributable to Asset Sales), plus (d) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), plus (b) Consolidated Capital Expenditures (net of any proceeds of (x) Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.13(a), (y) Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with Section 2.13(b), and (z) any proceeds of related financings with respect to such expenditures), plus (c) Consolidated Cash Interest Expense, plus (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, plus (e) the aggregate of all amounts deducted from Consolidated Adjusted EBITDA pursuant to clauses (i)(g), and (i)(h) of the definition thereof during such period, plus (f) cash amounts paid to purchase or redeem Capital Stock in accordance with Section 6.5(b), plus (g) cash amounts paid in connection with Permitted Acquisitions (to the extent such amounts are not financed), plus (h) the aggregate of all extraordinary charges paid in cash and added back to Consolidated Adjusted EBITDA pursuant to clause (i)(j) thereof of the definition thereof during such period.

Credit and Guaranty Agreement

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Holdings and its Subsidiaries on a consolidated basis equal to the sum of (a) Consolidated Cash Interest Expense, plus (b) scheduled payments of principal on Consolidated Total Debt, plus (c) Consolidated Maintenance Capital Expenditures, plus (d) the current portion of taxes provided for with respect to such period in accordance with GAAP, plus (e) all amounts paid pursuant to any Non-Credit Party Guaranty Agreement.

“Consolidated Growth Capital Expenditures” means, for any period, Consolidated Capital Expenditures relating to the construction, acquisition or opening of new restaurants operated by the Company and its Subsidiaries during such period.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.10(e) payable on or before the Closing Date.

“Consolidated Liquidity” means, at any time, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to the sum of (i) Unrestricted Cash-on-hand of Holdings and its Subsidiaries at such time, plus (ii) the lesser of (a) (1) the aggregate Revolving Commitments in effect at such time minus (2) the Total Utilization of the Revolving Commitments at such time, and (b) Availability at such time.

“Consolidated Maintenance Capital Expenditures” means, for any period, (i) Consolidated Capital Expenditures for such period minus (ii) Consolidated Growth Capital Expenditures for such period.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (excluding, without duplication, extraordinary and non-recurring items, impairment charges related to goodwill, property, plant and equipment, and any other assets, and currency translation charges), minus (ii) the sum of (a) other than with respect to any Permitted Joint Venture, the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, plus (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries, plus (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (d) any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, plus (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

Credit and Guaranty Agreement

“Consolidated Total Debt” means, as at any date of determination, the aggregate amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period, excluding the effects of changes in current deferred tax assets and current deferred tax liabilities, to the extent such changes have no cash impact.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Controlled Account” means a Deposit Account or Securities Account of a Credit Party which is subject to a Deposit Account Control Agreement or Securities Account Control Agreement in favor of the Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the Pledge and Security Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means the Company, Holdings and each of their respective direct and indirect Subsidiaries, other than any Inactive Subsidiary.

Credit and Guaranty Agreement

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic or other similar agreement or arrangement, each of which (i) is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, or violation of Section 9.5(c), and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.12 or Section 2.13 or by a combination thereof), and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iv) the date on which Administrative Agent shall have waived all violations of Section 9.5(c) by such Defaulting Lender in writing.

“Defaulted Loan” as defined in Section 2.21.

“Defaulting Lender” as defined in Section 2.21.

“Default Rate” means any interest payable pursuant to Section 2.9.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Control Agreement” means any deposit account control agreement executed pursuant to Section 4.4.4(c) of the Pledge and Security Agreement, duly executed by the parties named therein and in form and substance satisfactory to Administrative Agent.

“Documentation Agent” as defined in the preamble hereto.

“Dodd-Frank Act” as defined in Section 2.17(b).

Credit and Guaranty Agreement

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (i) in the case of the Revolving Loans or Revolving Commitments, (a) any Lender with Revolving Exposure or any Affiliate (other than a natural person) of a Lender with Revolving Exposure, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000, (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States, and (d) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $100,000,000, (ii) in the case of the Term Loans, (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act), that extends credit or buys loans as one of its businesses and that has total assets in excess of $100,000,000, (iii) TPG Specialty Lending, Inc. and its Affiliates, and (iv) any other Person (other than a natural Person) approved by Administrative Agent that has total assets in excess of $100,000,000; provided, (x) neither (A) Holdings nor any Affiliate of Holdings nor (B) the Sponsor nor any Affiliate of the Sponsor shall, in any event, be an Eligible Assignee and (y) no Person owning or controlling any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party (in each case, unless approved by the Administrative Agent) shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of

Credit and Guaranty Agreement

Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or

Credit and Guaranty Agreement

any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Account” means individually or collectively as the context requires, (i) any account used solely for payroll, payroll taxes or other employee wage and benefit payments, (ii) any escrow accounts used solely for consideration that could reasonably be expected to become payable in connection with Permitted Acquisitions, (iii) any accounts used solely to cash collateralize or otherwise satisfy Governmental Authorizations relating to the sale and service of liquor, and (iv) any petty cash deposit account for which a control agreement has not otherwise been obtained, so long as, with respect to this clause (iv), the aggregate amount on deposit in each such petty cash account does not exceed $50,000 at any one time and the aggregate amount on deposit in all such petty cash accounts does not exceed $500,000 at any one time as of or after the Closing Date (or such greater amounts, if any, approved by Administrative Agent from time to time in its reasonable discretion).

“Existing Indebtedness” means Indebtedness and other obligations outstanding under that certain Credit Agreement dated as of July 6, 2007 by and among Company, Holdings, Barclay’ Bank plc and the lenders party thereto, as amended prior to the Closing Date.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Fair Share” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the

Credit and Guaranty Agreement

Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to GS Bank or any other Lender selected by Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the letter agreement dated as of the Closing Date between Company and Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings (or to the extent no Person holds such position at such time, the chief executive officer or controller of Holdings) that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Month” means a single period in Holdings’ and its Subsidiaries’ 13 period annual operating calendar (typically 28 days, with one 35 day period approximately every 5 years).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year (the first Fiscal Quarter includes Fiscal Months 1-3, the second Fiscal Quarter includes Fiscal Months 4-6, the third Fiscal Quarter includes Fiscal Months 7-9, and the fourth Fiscal Quarter includes Fiscal Months 10-13).

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on the last Tuesday of each calendar year.

“Fixed Charge Coverage Ratio” means the ratio as of the last day of (i) the first Fiscal Quarter ending after the Closing Date of (a) Consolidated Adjusted FCCR EBITDA for such Fiscal Quarter, to (b) Consolidated Fixed Charges for such Fiscal Quarter, (ii) the second Fiscal Quarter ending after the Closing Date of (a) Consolidated Adjusted FCCR EBITDA for the two Fiscal Quarters period ending on such date, to (b) Consolidated Fixed Charges for such two Fiscal Quarters, (iii) the third Fiscal Quarter period ending after the Closing Date of (a) Consolidated Adjusted FCCR EBITDA for the three Fiscal Quarter period ending on such date, to (b) Consolidated Fixed Charges for such three Fiscal Quarter period, and (iv) any other Fiscal Quarter of (a) Consolidated Adjusted FCCR EBITDA for the four-Fiscal Quarter period then ending, to (b) Consolidated Fixed Charges for such four-Fiscal Quarter period.

Credit and Guaranty Agreement

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Default” as defined in Section 2.21.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with any municipality, any state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority (including, without limitation, any of the foregoing necessary for the continued operation of any restaurant operated by any Credit Party with full food and liquor service).

“Grandfathered LCs” as defined in Section 6.1(l).

“Grantor” as defined in the Pledge and Security Agreement.

“GS Bank” as defined in the preamble hereto.

“Guaranteed Lease” means any lease of real property, with respect to which the obligations of the tenant (which tenant is a Credit Party) thereunder are guaranteed by a Credit Party.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Holdings and each Domestic Subsidiary of Holdings (other than Company), other than any Inactive Subsidiary.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

Credit and Guaranty Agreement

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the Fiscal Year ended December 28, 2010 consisting of balance sheets and the related consolidated statements of income, members’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from December 29, 2010 to the Closing Date, internally prepared, unaudited financial statements of Holdings and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, members’ equity and cash flows for each quarterly period completed prior to forty-six (46) days before the Closing Date and a balance sheet and the related consolidated statements of income and cash flows for each monthly period completed prior to thirty-one (31) days prior to the Closing Date, in the case of clauses (i) and (ii), certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year end adjustments.

“Holdings” as defined in the preamble hereto.

“Inactive Subsidiary” means any Subsidiary of Holdings that (a) is designated in writing by Company to Administrative Agent as an “Inactive Subsidiary” for purposes of the Credit Documents, (b) does not engage in any type of business activity (other than organizational or winding-up activities), (c) does not own or possess any assets having a fair market value in excess of $50,000 in the aggregate, including, without limitation, any Capital Stock of any Credit Party (other than certain licenses which are in the process of being terminated or transferred), (d) does not have any Indebtedness, and (e) is not party to any lease or sublease of any real property.

“Increased-Cost Lenders” as defined in Section 2.22.

Credit and Guaranty Agreement

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (a) any such obligations incurred under ERISA, trade payables related to legal or accounting fees, and (c) other trade payables incurred in the ordinary course of business that are not more than 180 days past due or, if more than 180 days past due, are being contested in good faith by appropriate proceedings and so long as adequate reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for any Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement or Currency Agreement, whether entered into for hedging or speculative purposes (with the amount of such obligations being the amount which would appear on a balance sheet of that Person in accordance with GAAP).

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit

Credit and Guaranty Agreement

Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in any commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3.

“Indemnitee Agent Party” as defined in Section 9.6.

“Installment” as defined in Section 2.11.

“Installment Date” as defined in Section 2.11.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and (b) the final maturity date of such Loan; and (ii) any LIBOR Rate Loan, (a) the last day of each Interest Period applicable to such Loan, and (b) as to any LIBOR Rate Loan having an interest period that is longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one-, two-, three- or six-months or (if agreed to by all Lenders of the relevant Class) nine or twelve months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes.

Credit and Guaranty Agreement

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means any Lender or any Affiliate of any Lender that issues Letters of Credit under and pursuant to this Agreement, to the extent such Lender or such Affiliate selected by Administrative Agent and reasonably acceptable to the Company agrees to serve as Issuing Bank hereunder (which agreement to serve shall be made in the sole discretion of such Lender or such Affiliate), together with its permitted successors and assigns in such capacity.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by Collateral Agent.

“LC Availability Period” means the period, if any, commencing on the date on which Administrative Agent notifies Company in writing that a Lender or an Affiliate of a Lender is willing to serve as Issuing Bank hereunder and issue Letters of Credit as contemplated by Section 2.3 hereof and ending on the date on which Administrative Agent notifies Company in writing that a Lender or an Affiliate of a Lender is no longer willing to serve as Issuing Bank hereunder or issue Letters of Credit as contemplated by Section 2.3 hereof.

“Lead Arranger” as defined in the preamble hereto.

Credit and Guaranty Agreement

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to an Interest Rate Agreement or Currency Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the time of entering into an Interest Rate Agreement or Currency Agreement but subsequently, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

“Letter of Credit” means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means, during the LC Availability Period, (i) $3,000,000, minus (ii) the face amount of any Grandfathered LCs.

“Letter of Credit Usage” means, as at any date of determination during the LC Availability Period, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Liquidation Event” means any event described in Section 8.1(b), (f), (g) or (h) that occurs solely with respect to any Inactive Subsidiary or with respect to any operating Subsidiary as a result of such operating Subsidiary ceasing operations.

“Loan” means, individually or collectively as the context requires, a Term Loan and/or a Revolving Loan.

“Management Agreement” means that certain Asset Advisory Agreement, effective as of December 13, 2006, among Hudson Americas, L.L.C. (as assignee of Hudson Advisors, L.L.C.) and Company (formerly known as Lone Star Steakhouse & Saloon, Inc.), as the same has been amended, restated, supplemented or otherwise modified through the Closing Date and as the same may hereafter be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

Credit and Guaranty Agreement

“Management Fee Subordination Agreement” means that certain management fee subordination agreement, dated as of the Closing Date, between Hudson Americas, L.L.C. and Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, or financial condition of Holdings and its Subsidiaries taken as a whole; (ii) the ability of the Credit Parties, taken as a whole, to fully and timely perform their Obligations; (iii) the legality, validity, binding effect, or enforceability against the Credit Parties, taken as a whole, of the Credit Documents to which they are a party; or (iv) any material rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under the Credit Documents.

“Material Contract” means (i) the Management Agreement, (ii) each Non-Credit Party Lease Guaranty, and (iii) any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, all of which contracts and arrangements in effect as of the Closing Date are listed on Schedule 4.16.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset (I) listed on Schedule 4.13(a) or (II) acquired after Closing Date having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof, and (b) all Leasehold Properties (I) listed on Schedule 4.13(b) or (II) acquired after Closing Date.

“Minority Interest Holder” means, in respect of any Permitted Joint Venture, any Person (other than a Credit Party, Sponsor or an Affiliate of any Credit Party or Sponsor) owning any Capital Stock in such Permitted Joint Venture.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

Credit and Guaranty Agreement

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) (a) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates (including sales commissions, legal, accounting and investment banking fees, and survey costs), (b) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds, and (e) Holdings’ good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets and properties disposed of within one year after such Asset Sale; provided that immediately following the end of such year, the amount not so used to satisfy such unassumed liabilities shall be considered Net Asset Sale Proceeds.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith.

“New York Location” means the Del Frisco’s Double Eagle Steakhouse located at 1221 Avenue of the Americas, New York, NY.

“Non-Credit Party Lease Guaranty” means each guaranty by any Credit Party of the lease obligations of Persons other than Credit Parties in effect on the Closing Date, as identified on Schedule 4.27.

“Non-US Lender” as defined in Section 2.19(c).

Credit and Guaranty Agreement

“Note” means, individually or collectively as the context requires, a Term Loan Note and/or a Revolving Loan Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document, Interest Rate Agreement or Currency Agreement (including, without limitation, with respect to an Interest Rate Agreement or Currency Agreement, obligations owed thereunder to any Person who was a Lender or an Affiliate of a Lender at the time such Interest Rate Agreement or Currency Agreement was entered into, but subsequently ceases to be a Lender or an Affiliate thereof), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Interest Rate Agreements or Currency Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Ownership Share” means, with respect to any Permitted Joint Venture, the quotient (expressed as a percentage) obtained by dividing (i) any Person’s ownership of the Capital Stock of such Permitted Joint Venture, by (ii) all ownership interests of such Permitted Joint Venture, in each case, as ownership is determined in accordance with the applicable provisions of the joint venture agreement and/or other applicable Organizational Document of such Permitted Joint Venture.

“Participant Register” as defined in Section 10.6(h).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

Credit and Guaranty Agreement

“Permitted Acquisition” means an acquisition or any series of related acquisitions by Company or any of its wholly owned Guarantor Subsidiaries of (a) all or substantially all of the assets of a Person, all or a majority of the outstanding Capital Stock of a Person, or all of the Capital Stock of any Permitted Joint Venture in which a Credit Party holds an interest, or (b) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties pursuant to Section 6.13, so long as:

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Capital Stock) acquired with respect to the Target in accordance with the terms of Section 5.10 and the Target, if a Person, shall have executed a joinder agreement with Collateral Agent in accordance with the terms of Section 5.10;

(iv) Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 1.4);

(v) Company shall have delivered to Administrative Agent at least five (5) Business Days prior to such proposed acquisition, a Compliance Certificate, evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8;

(vi) any Person or assets or division acquired in accordance herewith (A) shall be engaged in a type of business (or used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.13 and (B) for the four Fiscal Quarter period most recently ended prior to the date of such acquisition, shall have generated earnings before income taxes, depreciation, and amortization during such period that shall exceed the amount of capital expenditures related to such Person or assets or division during such period (calculated in substantially the same manner as Consolidated Adjusted EBITDA and Consolidated Capital Expenditures are calculated), unless otherwise waived by Administrative Agent in its reasonable discretion;

Credit and Guaranty Agreement

(vii) such acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors (or similar governing body) and/or shareholders of the applicable Credit Party and the Target;

(viii) the aggregate consideration (including the amount of any liabilities assumed by the applicable Credit Parties), net of the Target’s Unrestricted Cash, paid or payable by the Credit Parties (A) for all such acquisitions made during such Fiscal Quarter and the three most recently ended Fiscal Quarters shall not exceed $10,000,000 and (B) for all such acquisitions made during the term of this Agreement shall not exceed $50,000,000; provided however, the foregoing amounts in clauses (A) and (B) of this paragraph (viii) shall be increased up to (1) $15,000,000 and $75,000,000, respectively, if (I)(x) the Senior Leverage Ratio is less than or equal to 2.50 to 1.00 (as of the most recent measurement date immediately prior to any such acquisition) and (y) the Senior Leverage Ratio would be less than or equal to 2.50 to 1.00 (calculated on a pro forma basis after giving effect to any such acquisition) or (II) such incremental amounts are funded solely with Capital Stock of Holdings, or Cash proceeds from Permitted Stock Issuances, or Cash proceeds from the issuance of Subordinated Indebtedness, in each case, in excess of the amount otherwise required by clause (x) below and to the extent permitted by this Agreement, and (2) $25,000,000 and $125,000,000, respectively, if such acquisitions are funded solely with Capital Stock of Holdings, or Cash proceeds from Permitted Stock Issuances, or Cash proceeds from the issuance of Subordinated Indebtedness, in each case, to the extent permitted by this Agreement;

(ix) the Credit Parties shall not assume any Indebtedness of the Target in connection with such acquisition (unless such Indebtedness is permitted under Sections 6.1(c) or (j) hereof, and Holdings and its Subsidiaries would be in compliance with Sections 6.1(c) and (j) on a pro forma basis after giving effect to such acquisition);

(x) not less than fifty percent (50%) of the total consideration paid in connection with the acquisition shall be in the form of (A) Capital Stock of Holdings, (B) the proceeds of Permitted Stock Issuances after the Closing Date not required to be used to prepay the Loans or (C) the proceeds of Subordinated Indebtedness permitted to be incurred by this Agreement and not otherwise required to be used to prepay the Loans;

(xi) in the case of an acquisition of a majority (but not all) of the outstanding Capital Stock of a Person, such Person shall be a Permitted Joint Venture; and

(xii) after giving effect to such acquisition, Consolidated Liquidity shall be at least $3,000,000.

“Permitted Dallas Dispositions” means the sale, lease or sublease, sale and leaseback, assignment, conveyance, transfer or other disposition to, any Person (other than an Affiliate of a Credit Party or Sponsor), in one transaction or a series of transactions, of all, but not less than all, of the Credit Parties’ businesses located at (i) 5251 Spring Valley Road, Dallas, Texas and/or (ii) 17795 Dallas Parkway, Dallas, Texas.

Credit and Guaranty Agreement

“Permitted Joint Venture” means any Person, in the form of a registered organization, in which Company or a Subsidiary Guarantor owns more than fifty percent (50%) but less than one hundred percent (100%) of the Capital Stock of such Person, which Person:

(i) was acquired in a Permitted Acquisition (and satisfied all of the terms thereof, including, without limitation, no Default or Event of Default shall occur as a result thereof);

(ii) is managed and/or controlled solely by one or more Credit Parties;

(iii) is a Credit Party and is bound by, and subject to the terms of, the Credit Documents (including, without limitation, such Person shall (a) be engaged in a line of business permitted by Section 6.13, (b) have granted to Collateral Agent, for the benefit of Secured Parties, a First Priority perfected Lien on all of its assets, and (c) not have permitted any Lien against any of its assets or properties other than those expressly set forth in Section 6.2);

(iv) shall be formed or organized and governed in a manner that (a) limits the exposure of Company or such Subsidiary Guarantor (and each other Credit Party) for the Indebtedness and liabilities (including, without limitation, with respect to capital calls and contingent liabilities) of such Person to the initial investment of Company or such Subsidiary Guarantor at the time of the Permitted Acquisition or any additional Investments to extent expressly permitted hereby, and (b) grants Company or such Subsidiary Guarantor an irrevocable, unrestricted right to cause a sale or other disposition of all of such Person’s Capital Stock or assets;

(v) Company or such Subsidiary Guarantor shall have granted to Collateral Agent, for the benefit of Secured Parties, a First Priority perfected Lien on such Company’s or such Subsidiary Guarantor’s Capital Stock in such Permitted Joint Venture; and

(vi) to the extent not owned by Company or such Subsidiary Guarantor, be owned by a Minority Interest Holder reasonably satisfactory to Administrative Agent who has (a) granted to Collateral Agent, for the benefit of Secured Parties, a First Priority perfected Lien on all of such Minority Interest Holder’s Capital Stock in such Person, and (b) executed and delivered a subordination agreement, in form and substance satisfactory to Administrative Agent, with respect to distributions in respect of such Minority Interest Holder’s Capital Stock and other matters requested by Administrative Agent.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Management Fee Payments” means payments by Holdings and its Subsidiaries of management fees in an aggregate amount not to exceed (i) $3,000,000 in Fiscal Year 2011, (ii) $3,500,000 in Fiscal Year 2012, and (iii) $4,000,000 in Fiscal Year 2013 and each Fiscal Year thereafter, in each case, pursuant to the terms of the Management Agreement and the Management Fee Subordination Agreement.

“Permitted Minority Interest Distributions” means dividends or other distributions, in Cash, made by any Permitted Joint Venture to any of its Minority Interest Holders if and only to the extent that all of the following conditions are satisfied (i) such dividends or distributions are made following the end of a Fiscal Year for which Holdings and its

Credit and Guaranty Agreement

Subsidiaries have delivered to Administrative Agent and Lenders the documentation required by Section 5.1(c) and Section 5.1(d) of this Agreement in accordance with the terms thereof, (ii) any payments required to be made pursuant to Section 2.13(e) with respect to such Fiscal Year shall have been made prior to the payment of any such dividend or distribution, (iii) such dividends or distributions with respect to such Fiscal Year are in an amount not to exceed (a) with respect to any such Permitted Joint Venture, an amount equal to the product of (I) the EBITDA of such Permitted Joint Venture, determined on a stand-alone basis for such Permitted Joint Venture (calculated in substantially the same manner as “Consolidated Adjusted EBITDA” but disregarding the provisions of “Consolidated Adjusted EBITDA” referencing Holdings and its Subsidiaries), for such Fiscal Year, multiplied by (II) such Minority Interest Holder’s Ownership Share of such Permitted Joint Venture, and (b) with respect to all such Permitted Joint Ventures, the amount of Consolidated Excess Cash Flow for such Fiscal Year not required to be paid pursuant to Section 2.13(e), (iv) both before and after giving effect to the payment of any such dividend or distribution, no Default or Event of Default shall then exist or be caused thereby, (v) any such dividend or distribution is otherwise made in accordance with the Organizational Documents of such Permitted Joint Venture and applicable law, and (vi) at least three (3) Business Days’ prior to the payment of any such dividend or distribution, the Credit Parties shall have delivered to Administrative Agent a Compliance Certificate evidencing the Credit Parties’ pro forma compliance with Section 6.8 after giving effect to such payment.

“Permitted Non-Credit Party Guaranty Payments” means payments by Holdings or Company of amounts required pursuant to any Non-Credit Party Lease Guaranty.

“Permitted Stock Issuances” means any sale, transfer, issuance or other disposition of any Capital Stock by Holdings in accordance with applicable law and its Organizational Documents, other than Capital Stock that (a) (1) is mandatorily redeemable, in whole or in part, or required to be repurchased or redeemed, in whole or in part, by Holdings or any other Credit Party, or (2) requires the payment of cash dividends, in each case of clauses (1) and (2), prior to the date which is at least ninety-one (91) days after the date on which all Commitments have been terminated, all of the Obligations (other than contingent indemnification Obligations in respect of which no claim has been asserted) have been paid in full in Cash and all Letters of Credit shall have expired or been cancelled; (ii) is secured by any assets of any Credit Party; (b) is convertible or exchangeable into Indebtedness of any Credit Party prior to the date which is at least ninety-one (91) days after the date on which all Commitments have been terminated, all of the Obligations (other than contingent indemnification Obligations in respect of which no claim has been asserted) have been paid in full in Cash and all Letters of Credit shall have expired or been cancelled; or (c) when issued, would result in a Change of Control.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Phase I Report” means, with respect to any Facility, a report prepared by one or more environmental consulting firms, which conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527 and sets forth the finding of such firm(s) relating thereto.

Credit and Guaranty Agreement

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Pre-Opening Costs” means customary costs and expenses incurred by Holdings or its Subsidiaries in connection with the opening of new or relocated restaurants, to the extent directly relating to food costs, hiring costs, training costs, labor costs, marketing costs, travel and relocation costs, utilities, other restaurant operating costs and rent expenses for such location actually incurred on or prior to the opening of such restaurant.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least seventy percent (70%) of the nation’s ten (10) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be 200 West Street, New York, New York, 10282 (or such other location within the City and State of New York as Administrative Agent may from time to time designate in writing to Company and each Lender).

“Projections” as defined in Section 4.8.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender, by (b) the aggregate Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender, by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.

“Protective Advance” as defined in Section 2.2(c).

Credit and Guaranty Agreement

“Qualified IPO” means a firmly underwritten initial public offering of Capital Stock of Holdings: (i) which results in net aggregate proceeds to Holdings (after accounting for underwriting discounts and commissions) of not less than $25,000,000; and (ii) immediately after giving effect to which, the Capital Stock of Holding is listed for trading on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Register” as defined in Section 2.6(b).

“Registered Loan” as defined in Section 10.6(h).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” as defined in Section 2.3(d).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.22.

“Required Prepayment Date” as defined in Section 2.14(c).

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than fifty percent (50%) of the sum of (i) the aggregate Term Loan Exposure of all Lenders; and (ii) the aggregate Revolving Exposure of all Lenders; provided, however, that if there is more than one (1) Lender under this Agreement at any time, “Requisite Lenders” shall also require at least two (2) Lenders (provided, that for purposes of the foregoing, a Lender, its Affiliates and Related Funds shall, collectively, be deemed to be a single Lender).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Holdings, Company or any Permitted Joint Venture now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Holdings, Company or any Permitted Joint Venture now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Holdings, Company or any Permitted Joint Venture now or hereafter outstanding; (iv) any

Credit and Guaranty Agreement

management, advisory or similar fees payable to Sponsor or any of its Affiliates; (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness; and (vi) any payment under a Non-Credit Party Lease Guaranty.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $10,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of: (i) July 29, 2016; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13; (iii) the date the Term Loans are repaid in full; and (iv) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a) and/or a Protective Advance.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

Credit and Guaranty Agreement

“Securities Account” has the meaning given to such term by Section 8-501 of the UCC.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter or other date of determination of (i) (I) Consolidated Total Debt (excluding any Subordinated Indebtedness) as of such day, minus (II) Unrestricted Cash of the Credit Parties in excess of $1,000,000 as of such day, to (ii) (I) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter) minus (II) the dollar amount, if any, by which the Consolidated Adjusted Store-Level EBITDA generated by the New York Location during such period exceeds thirty-five percent (35%) of the Consolidated Adjusted Store-Level EBITDA for such period (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter).

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means Lone Star Fund V (U.S.), L.P. and/or one or more of its Affiliates.

“Subject Transaction” means (a) any Asset Sale, (b) any Permitted Acquisition, and/or (c) any liquidation of a Subsidiary or cessation of business activities by a Subsidiary, in any case, to the extent permitted hereby.

Credit and Guaranty Agreement

“Subordinated Indebtedness” means any Indebtedness of any Credit Party expressly subordinated to the Obligations as to right and time of payment and as to any other rights and remedies thereunder, pursuant to a subordination agreement, in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders (including, without limitation, subordination, turn-over, remedies blockage and insolvency provisions reasonably satisfactory to Administrative Agent and Requisite Lenders). Without limiting the foregoing, any such Indebtedness shall (a) be expressly subordinated to the prior payment in full in cash of the Obligations, (b) not mature or otherwise become due prior to the date which is at least ninety-one (91) days following the later to occur of (i) the Revolving Commitment Termination Date, and (ii) the Term Loan Maturity Date, (c) not be secured by any asset or property of any Credit Party, (d) not require cash interest payments at a rate in excess of thirteen percent (13%) per annum, and no such payments may be paid if an Event of Default exists or would be caused thereby, (e) have no scheduled principal installments, and (f) contain covenants, events of default and other material terms that are no more restrictive than the terms of the Credit Documents and otherwise be reasonably satisfactory to Administrative Agent and Requisite Lenders.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Notwithstanding anything to the contrary contained herein, the term “Subsidiary” (i) shall not include any Inactive Subsidiary for purposes of Section 4 hereof, and (ii) shall include Permitted Joint Ventures for purposes of this Agreement.

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Term Loan” means a Term Loan made by a Lender to Company pursuant to Section 2.1(a).

Credit and Guaranty Agreement

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $70,000,000.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Maturity Date” means the earlier of (i) July 29, 2016, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Terminated Lender” as defined in Section 2.22.

“Title Policy” as defined in Section 3.1(i).

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and (ii) the Letter of Credit Usage.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Company or any of Company’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

“Type of Loan” means with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unadjusted LIBOR Rate Component” means that component of the interest costs to the Company in respect of a LIBOR Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate.

“Unrestricted Cash” means, with respect to any Person(s) as of any date of determination (i) Cash or Cash Equivalents on hand of such Person(s), minus, (ii) the sum of (a) Asset Sale Reinvestment Amounts, (b) Net Insurance/Condemnation Proceeds, (c) any amounts held by the issuer of a bond or letter of credit to cash collateralize the obligations of a Credit Party with respect to such bond or letter of credit and (d) any other Cash or Cash Equivalents of such Person(s) that have been pledged to a third party (other than pursuant to the Credit Documents).

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“Waivable Mandatory Prepayment” as defined in Section 2.14(c).

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP, and financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Except as provided below in this Section 1.2, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time, any Accounting Change (defined below) would affect the computation of any financial ratio or requirement set forth in any Credit Document if such Accounting Change were applied to such computation, and Holdings shall so request, the Administrative Agent, the Lenders and Holdings shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as used to prepare the Historical Financial Statements, and (ii) Holdings shall provide to the Administrative Agent and the Lenders such documents as reasonably requested by the Administrative Agent setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change. The parties hereto agree that if any Accounting Change is made that has the effect of causing certain operating leases to be treated for accounting purposes similar to capital leases (including, but not limited to, any Accounting Standards Updates to ASC 840 (formerly Financial Accounting Standards statement No. 13 “Accounting for Leases”), such Accounting Change shall be disregarded when computing any financial ratio or requirement, whether or not any further amendment is made to this Agreement with that effect. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and

Credit and Guaranty Agreement

restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

1.4. Certain Calculations. For purposes of (i) determining compliance with the financial covenants set forth in Section 6.8, including when giving pro forma effect to a Permitted Acquisition pursuant to clause (iv) of the definition of “Permitted Acquisitions,” and (ii) the calculation of the Senior Leverage Ratio for purposes of Section 2.13(e) or the definition of “Applicable Margin” (collectively, the “Applicable Calculations”), the following shall apply:

(a) If any Subject Transaction shall have occurred during the period of four consecutive Fiscal Quarters ended on or prior to the applicable Calculation Date (as hereinafter defined) (the “Test Period”) or subsequent to such Test Period and on or prior to the applicable Calculation Date, the Applicable Calculations shall be calculated with respect to such period giving pro forma effect to such Subject Transaction.

(b) In the event that Holdings or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases, retires, extinguishes or otherwise discharges any Indebtedness subsequent to the commencement of the Test Period for which the Applicable Calculations are being calculated and on or prior to the date on which the event for which the Applicable Calculations are being calculated occurs or as of which the calculation is otherwise made (the “Calculation Date”), then the Applicable Calculations will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance, retirement, extinguishment or other discharge of Indebtedness (and any change in Consolidated Interest Expense resulting therefrom), and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Test Period, provided that (i) in calculating the Consolidated Cash Interest Expense and Consolidated Interest Expense, no pro forma effect shall be given to the incurrence or repayment of working capital borrowings, unless such Indebtedness has been permanently repaid and (ii) in calculating the Senior Leverage Ratio as of the Calculation Date or the last day of the Test Period, the amount of outstanding Consolidated Total Debt and Subordinated Indebtedness shall be calculated based upon the amount outstanding as of the Calculation Date or such last day of the Test Period, as the case may be, giving pro forma effect to the incurrence or repayment of any such Indebtedness on such date.

(c) If since the beginning of the Test Period any Person (that subsequently became a Subsidiary of Holdings or was merged with or into Holdings or any Subsidiary of Holdings since the beginning of such period) shall have made any transaction that would have required adjustment pursuant to this Section 1.4, then the Applicable Calculations shall be calculated giving pro forma effect thereto for such period as if such transaction had occurred at the beginning of the applicable Test Period.

Credit and Guaranty Agreement

(d) In calculating the Applicable Calculations, any Person that is a Subsidiary on the applicable Calculation Date will be deemed to have been a Subsidiary at all times during such Test Period.

(e) In calculating the Applicable Calculations, any Person that is not a Subsidiary on the applicable Calculation Date will be deemed not to have been a Subsidiary at any time during such Test Period.

(f) In calculating the Applicable Calculations, if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the applicable Calculation Date had been the applicable rate for the entire period (after giving effect to the operation of any Interest Rate Agreement applicable to such Indebtedness).

(g) In calculating the Applicable Calculations for any period, interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the portion of the period during which the Indebtedness was outstanding.

SECTION 2. LOANS AND LETTERS OF CREDIT

2.1. Term Loans.

(a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Company in an amount equal to such Lender’s Term Loan Commitment. Company may make only one borrowing under the Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11, 2.12 and 2.13, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.

(b) Borrowing Mechanics for Term Loans.

(i) Company shall deliver to Administrative Agent a fully executed Funding Notice no later than one (1) Business Day prior to the Closing Date with respect to Term Loans made on the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans

Credit and Guaranty Agreement

received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

2.2. Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall (i) the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect, and (ii) Availability at such time be less than $0. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans (including Protective Advances) and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Except pursuant to Section 2.3(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount, and Revolving Loans that are LIBOR Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.

(ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed Funding Notice no later than 12:00 p.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a LIBOR Rate Loan, and at least one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 12:00 p.m. (New York City time)) not later than 4:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Company.

(iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative

Credit and Guaranty Agreement

Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or such other account as may be designated in writing to Administrative Agent by Company.

(c) Protective Advances. Subject to the limitations set forth below, upon the occurrence and during the continuation of an Event of Default, Administrative Agent is authorized by Company and the Lenders, from time to time in Administrative Agent’s sole discretion (but Administrative Agent shall have absolutely no obligation to), to make Revolving Loans to Company on behalf of the Revolving Lenders, which Administrative Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Company pursuant to the terms of this Agreement and the other Credit Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”); provided, that the amount of Revolving Loans plus Protective Advances shall not exceed the Revolving Commitments then in effect. Protective Advances may be made even if the conditions precedent set forth in Section 3 have not been satisfied. All Protective Advances shall be Base Rate Loans. Protective Advances shall not exceed $2,000,000 in the aggregate at any time without the prior consent of Requisite Lenders. Each Protective Advance shall be secured by the Liens in favor of the Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. Company shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Revolving Commitment Termination Date and the date on which demand for payment is made by Administrative Agent. Upon the making of a Protective Advance by Administrative Agent, Administrative Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender having Revolving Exposure and each Lender having Revolving Exposure shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance equal to its Pro Rata Share (with respect to its Revolving Commitments) of such Protective Advance.

2.3. Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit. During the LC Availability Period and during the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) the issuance of any Letters of Credit by Issuing Bank shall be at the sole discretion of Administrative Agent, (ii) each Letter of Credit shall be denominated in Dollars; (iii) the stated amount of each Letter of Credit shall not be less than $5,000 or such lesser amount as is acceptable to Issuing Bank; (iv) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (v) after giving effect to such issuance, in no event shall

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the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (vi) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) five (5) Business Days prior to the Revolving Commitment Termination Date, and (2) the date which is one year from the date of issuance of such standby Letter of Credit (except that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods, which shall in no event extend beyond the date referred to in subclause (1) above); provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Company to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.

(b) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three (3) Business Days or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.3(e).

(c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing

Credit and Guaranty Agreement

under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Company. Notwithstanding anything to the contrary contained in this Section 2.3(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order.

(d) Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Issuing Bank shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Reimbursement Date until the date such amount is paid to Issuing Bank, at the customary rate set by Issuing Bank for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Issuing Bank’s demand therefor, Issuing Bank shall promptly notify Company and Company shall immediately pay such corresponding amount to Issuing Bank together with interest thereon, for each day from such Reimbursement Date until the date such amount is paid to Issuing Bank, at the rate payable hereunder for Base Rate Revolving Loans. Nothing in this Section 2.3(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.3(d).

(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to

Credit and Guaranty Agreement

such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.3(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.3(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f) Obligations Absolute. The obligation of Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.3(d) and the obligations of Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether

Credit and Guaranty Agreement

or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question, as determined by a court of competent jurisdiction in a final, non-appealable order.

(g) Indemnification. Without duplication of any obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order, or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

2.4. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

Credit and Guaranty Agreement

2.5. Use of Proceeds. The proceeds of the Term Loans and the Revolving Loans, if any, made on the Closing Date shall be used by Company to (i) repay the Existing Indebtedness and (ii) to pay Transaction Costs. The proceeds of the Revolving Loans, and Letters of Credit made after the Closing Date shall be applied by Company for working capital and general corporate purposes of Holdings and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.6. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans (including Protective Advances) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Commitments and the Loans (including Protective Advances), and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any Loan. Company hereby designates the entity serving as Administrative Agent to serve as Company’s agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan or Revolving Loan, as the case may be.

Credit and Guaranty Agreement

2.7. Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin;

provided, however, that notwithstanding the foregoing, each Revolving Loan made (outside the LC Availability Period, if any) solely for the purpose of providing cash collateral for any letter of credit permitted by Section 6.1(l) shall bear interest on the unpaid principal amount thereof at the Applicable Margin with respect to LIBOR Rate Loans from the date made through the earlier of the date of repayment (whether by acceleration or otherwise) of such Revolving Loan or the date of expiration of cancellation of such letter of credit.

Notwithstanding anything to the contrary contained herein, but subject to Section 2.7(h), in no event shall (i) the Adjusted LIBOR Rate be less than one and one-half percent (1.50%) per annum or (ii) the Base Rate be less than four and one-half percent (4.50%) per annum.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with LIBOR Rate Loans there shall be no more than eight (8) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 12:00 p.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

Credit and Guaranty Agreement

(d) Interest payable pursuant to Section 2.7(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

(f) Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is the lesser of (y) 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (z) the Highest Lawful Rate.

(g) Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.7(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

(h) Notwithstanding anything to the contrary contained herein, the interest rate on any Base Rate Loan for any day shall never be less than the sum of (i) the rate appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page of such service or

Credit and Guaranty Agreement

successor or substitute service acceptable to the Administrative Agent) on such date (or the immediately preceding Business Day, if such date is not a Business Day), as the rate for dollar deposits with a maturity comparable to an Interest Period of one (1) month, divided by the sum of (x) 1 minus (y) the Applicable Reserve Requirement plus (ii) the Applicable Margin for LIBOR Rate Loans.

2.8. Conversion/Continuation.

(a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

(i) to convert at any time all or any part of any Term Loan or Revolving Loan (other than Protective Advances, which shall at all times be Base Rate Loans) equal to $100,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Company shall pay all amounts due under Section 2.17 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $100,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan.

(b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 12:00 p.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

2.9. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is two percent (2.00%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2.00%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2.00%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

Credit and Guaranty Agreement

2.10. Fees.

(a) Company agrees to pay to Lenders having Revolving Exposure:

(i) commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments, and (b) the sum of (x) the aggregate principal amount of outstanding Revolving Loans plus (y) the Letter of Credit Usage, times (2) one-half of one percent (0.50%) per annum; and

(ii) during the LC Availability Period, letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are LIBOR Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.10(a) shall be paid to Administrative Agent as set forth in Section 2.15(a) and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b) During the LC Availability Period, Company agrees to pay directly to Issuing Bank, for its own account, the following fees:

(i) a fronting fee on all Letters of Credit as agreed by Company and Issuing Bank; and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) [Intentionally reserved].

(d) All fees referred to in Section 2.10(a) and 2.10(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 30th, June 30th, September 30th and December 31st of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(e) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon and all such fees described in this Sections 2.10 and in the Fee Letter constitute part of the Obligations. All fees described in this Section 2.10 and in the Fee Letter shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

Credit and Guaranty Agreement

2.11. Scheduled Payments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments of $875,000 each (each, an “Installment”) on the last day of each Fiscal Quarter (each, an “Installment Date”), commencing September 30, 2013. Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.11, 2.12 and 2.13, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

2.12. Voluntary Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) Any time and from time to time after payment in full of all Protective Advances, if any:

(1) with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount; and

(2) with respect to LIBOR Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.17(c)) in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.

(ii) All such prepayments shall be made:

(1) upon not less than one (1) Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three (3) Business Days’ prior written or telephonic notice in the case of LIBOR Rate Loans,

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14(a) with respect to Revolving Loans and Section 2.14(b) with respect to Term Loans.

Credit and Guaranty Agreement

(b) Voluntary Commitment Reductions.

(i) Company may, upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part (i) the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction, or (ii) any unused portion of the Term Loan Commitments; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.

(ii) Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.13. Mandatory Prepayments/Commitment Reductions.

(a) Asset Sales. No later than the third Business Day following the date of receipt by any Credit Party of any Net Asset Sale Proceeds other than Net Asset Sale Proceeds (i) from Permitted Dallas Dispositions, and (ii) that do not exceed $2,000,000 in the aggregate for all Asset Sales during the preceding twelve (12) consecutive Fiscal Months, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, upon delivery of a written notice to Administrative Agent, Company shall have the option, directly or through one or more Subsidiaries, to invest Net Asset Sale Proceeds (the “Asset Sale Reinvestment Amounts”) in non-working capital assets of the general type used in the business of Company if such assets are purchased or constructed within one year following receipt of such Net Asset Sale Proceeds; provided further, pending any such reinvestment all Asset Sale Reinvestment Amounts shall be, at the option of Company, either (i) held at all times prior to such reinvestment, in an escrow account in form and substance reasonably acceptable to Administrative Agent, or (ii) applied to prepay Revolving Loans to the extent then outstanding (without a reduction in Revolving Commitments) and upon such application, the Administrative Agent shall establish a reserve against Availability in an amount equal to the amount of such Asset Sale Reinvestment Amounts so applied and, to the extent such Asset Sale Reinvestment Amounts exceed the amount required to prepay all such Revolving Loans, the balance thereof shall be held at all times prior to such reinvestment, in an escrow account in form and substance reasonably acceptable to Administrative Agent. In the event that the Asset Sale Reinvestment Amounts are not reinvested by Company prior to the earlier of (i) the last day of such one year period, and (ii) the date of the occurrence of an Event of Default, Administrative Agent shall apply such Asset Sale Reinvestment Amounts to the Obligations as set forth in Section 2.14(b).

(b) Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds in excess of $2,000,000, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation

Credit and Guaranty Agreement

Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof in non-working capital assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds shall be, at the option of the Company, either (i) held at all times prior to such investment, in an escrow account in form and substance reasonably acceptable to Administrative Agent, or (ii) applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments) and upon such application, the Administrative Agent shall establish a reserve against Availability in an amount equal to the amount of such Net Insurance/Condemnation Proceeds so applied and, to the extent such Net Insurance/Condemnation Proceeds exceed the amount required to prepay all such Revolving Loans, the balance thereof shall be held at all times prior to such reinvestment in an escrow account in form and substance reasonable acceptable to Administrative Agent. In the event that the Net Insurance/Condemnation Proceeds are not invested by Company prior to the earlier of (i) the last day of such one year period and (ii) the date of the occurrence of an Event of Default, Administrative Agent shall apply such Net Insurance/Condemnation Proceeds to the Obligations as set forth in Section 2.14(b).

(c) Issuance of Equity Securities. No later than the Business Day after receipt by Holdings of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings or any of its Subsidiaries (other than (i) Capital Stock issued pursuant to any employee stock or stock option compensation plan in the ordinary course of business, to consummate Permitted Acquisitions or for other purposes approved in writing by Administrative Agent, or (ii) Cash proceeds from Permitted Stock Issuances of up to an aggregate amount not to exceed $5,000,000 in any period of twelve consecutive Fiscal Months, but only to the extent that (x) no Default or Event of Default has occurred and is continuing and (y) one hundred percent (100%) of such Cash proceeds are utilized by Holdings or its Subsidiaries to fund Capital Expenditures or for general corporate purposes), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to (A) in all cases other than a Qualified IPO, one hundred percent (100%) of such proceeds, and (B) in the case of a Qualified IPO, fifty percent (50%) of such proceeds, in each case, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith paid to non-Affiliates, including reasonable legal fees and expenses.

(d) Issuance of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

Credit and Guaranty Agreement

(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2011), Company shall, no later than one hundred twenty (120) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to seventy-five percent (75%) of such Consolidated Excess Cash Flow; provided, that such percentage shall be reduced, for any Fiscal Year, to fifty percent (50%) in the event the Senior Leverage Ratio as of the end of such Fiscal Year is less than 2.50:1.00; provided further, however, that in no event shall the amount of Consolidated Excess Cash Flow for any Fiscal Year applied to prepay the Loans and/or permanently reduce the Revolving Commitments exceed an amount which would result in Consolidated Liquidity being less than $3,000,000 or Unrestricted Cash being less than $1,500,000 (such applicable amount, the “Applicable Required ECF Amount”). Any amounts prepaid pursuant to this Section 2.13(e) with respect to any Fiscal Year in excess of the Applicable Required ECF Amount shall be treated as voluntary prepayments made pursuant to Section 2.12(a).

(f) Revolving Loans. Company shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(g) Prepayment of Excess Outstanding Amounts. Concurrently with the delivery of the financial statements pursuant to Section 5.1(a), Company shall prepay Loans in an amount equal to 100% of the amount by which (x) the Consolidated Senior Debt as of the date of such financial statements exceeds (y) Consolidated Adjusted EBITDA for the twelve month period ending on the last day of fiscal month for which such financial statements were prepared, multiplied by the maximum Senior Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8(c).

(h) Tax Refunds. On the date of receipt by Holdings or any of its Subsidiaries of any tax refunds in excess of $2,000,000 in the aggregate in any Fiscal Year, Company shall prepay Loans and/or Revolving Commitments shall be reduced as set forth in Section 2.14(b) in the amount of such tax refunds in excess of $2,000,000.

(i) Change of Control. Upon any Change of Control, Company shall immediately prepay the Loans and all other outstanding Obligations in full.

(j) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.13(a) through 2.13(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow and compensation owing to Lenders under Section 2.10(e), if any, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Credit and Guaranty Agreement

2.14. Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments of Revolving Loans. Any prepayment of any Revolving Loan pursuant to Section 2.12 shall be applied as follows:

first, to the payment of all fees, and all expenses specified in Section 10.2, to the full extent thereof;

second, to the payment of any accrued but unpaid interest with respect to Protective Advances, if any, then due and payable to the full extent thereof;

third, to prepay the Protective Advances, if any, then due and payable to the full extent thereof;

fourth, to the payment of any accrued but unpaid interest at the Default Rate, if any, then due and payable to the full extent thereof;

fifth, to the payment of any accrued but unpaid interest (other than Default Rate interest and interest on Protective Advances, if any) then due and payable to the full extent thereof;

sixth, to the payment of the amounts payable pursuant to Section 2.10(e), if any, on any Loan; and

seventh, to repay outstanding Revolving Loans to the full extent thereof (without a reduction in the Revolving Commitments).

(b) Application of Prepayments by Type of Loans. Any voluntary prepayments of Term Loans pursuant to Section 2.12 and any mandatory prepayment of any Loan pursuant to Section 2.13 shall be applied as follows:

first, to the payment of all fees, and all expenses specified in Section 10.2, to the full extent thereof;

second, to the payment of any accrued but unpaid interest with respect to Protective Advances, if any, then due and payable to the full extent thereof;

third, to prepay the Protective Advances, if any, then due and payable to the full extent thereof;

fourth, to the payment of any accrued but unpaid interest at the Default Rate, if any, then due and payable to the full extent thereof;

fifth, to the payment of any accrued but unpaid interest (other than Default Rate interest and interest on Protective Advances, if any) then due and payable to the full extent thereof;

Credit and Guaranty Agreement

sixth, to the payment of the amounts payable pursuant to Section 2.10(e), if any, on any Loan;

seventh, except in connection with any Waivable Mandatory Prepayment in Section 2.14(c), to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to reduce the remaining scheduled Installments of principal on such Terms Loans to the full extent thereof;

eighth, to prepay the Revolving Loans (without a reduction in the Revolving Commitments) to the full extent thereof;

ninth, to permanently reduce the Revolving Commitments to the full extent thereof; provided, that any permanent reduction of the Revolving Commitments shall be a non-payment event in which the Revolving Commitments shall be reduced on a dollar-for-dollar basis with respect to any amounts not previously applied in this Section 2.14(b) above, but such amounts not previously applied shall be applied in accordance with the following clauses of this Section 2.14(b); and

tenth, to any remaining Obligations then due and payable to any Agent, any Lender or any Lender Counterparty under the Credit Documents.

(c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three (3) Business Days prior to the date (the “Required Prepayment Date”) on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments in accordance with Section 2.14(b)), and (ii) to the extent of any excess, to Company for working capital and general corporate purposes.

(d) Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.17(c).

Credit and Guaranty Agreement

2.15. General Provisions Regarding Payments.

(a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 2:00 p.m. (New York City time) on the date due at 200 West Street, New York, New York, 10282 or via wire transfer of immediately available funds to account number 30627664 maintained by Administrative Agent with Citibank, N.A. (ABA No. 021000089) in New York City (or at such other location or bank account within the City and State of New York as may be designated by Administrative Agent from time to time); funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f) [Intentionally Reserved.]

(g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.

Credit and Guaranty Agreement

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations (including, but not limited to, Obligations arising under any Interest Rate Agreement or Currency Agreement that are owing to any Lender or Lender Counterparty), including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all advances made by any Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.16. Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral or as otherwise provided in the Fee Letter, if any of them shall, whether by voluntary payment (other than as a result of Section 2.14(c) or a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Credit and Guaranty Agreement

2.17. Making or Maintaining LIBOR Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

(b) Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). For purposes of this Agreement, including, without limitation, this Section 2.17, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directions in connection therewith (the “Dodd-Frank Act”) are deemed to be adopted and gone into effect after the date hereof. Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described

Credit and Guaranty Agreement

above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company.

(d) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) [Intentionally Reserved.]

2.18. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender

Credit and Guaranty Agreement

(or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, Federal Deposit Insurance Corporation (FDIC) insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. For purposes of this Agreement, including, without limitation, this Section 2.18, the Dodd-Frank Act is deemed to have been adopted and gone into effect after the date hereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Credit and Guaranty Agreement

(c) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Company shall not be required to compensate a Lender pursuant to this Section 2.18 for any increased costs incurred or reductions suffered more than 180 days prior to the date such Lender notifies Company of the change in law giving rise to such increased costs or reductions and such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

2.19. Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) under any of the Credit Documents: (i)Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in

Credit and Guaranty Agreement

any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, in respect of payments to such Lender.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-81MY or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate Regarding Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.19(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.19(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve Company of its obligation to pay any

Credit and Guaranty Agreement

additional amounts pursuant this Section 2.19 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. For purposes of this Agreement, including, without limitation, this Section 2.19, the Dodd-Frank Act is deemed to have been adopted and gone into effect after the date hereof.

2.20. Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.21. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.5(c), or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(e) (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such

Credit and Guaranty Agreement

Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.10 with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.5(c).

2.22. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17(b), 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Company by giving written notice to Administrative Agent and such Terminated Lender of its election to do so, may elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but

Credit and Guaranty Agreement

theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10(a) or (b); (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18 or 2.19; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Administrative Agent may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Administrative Agent shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date. The obligation of each Lender or Issuing Bank, as applicable, to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

(c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, shall be as set forth on Schedule 4.1.

Credit and Guaranty Agreement

(d) [Intentionally Reserved].

(e) [Intentionally Reserved].

(f) Existing Indebtedness. On the Closing Date, Holdings and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

(g) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company’s reasonable best estimate of the Transactions Costs (other than fees payable to any Agent).

(h) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent.

(i) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Administrative Agent and Collateral Agent shall have received from Company and each applicable Guarantor:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(i) (each, a “Closing Date Mortgaged Property”);

(ii) [intentionally reserved];

(iii) in the case of each Leasehold Property that is a Closing Date Mortgaged Property, the Credit Parties shall use their respective commercially reasonable efforts to deliver a Landlord Personal Property Collateral Access Agreement; provided, however, the failure of the Credit Parties to deliver such Landlord Personal Property Collateral Access Agreements shall not be a condition to Closing;

(iv) [intentionally reserved];

(v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and

Credit and Guaranty Agreement

(vi) to the extent in the possession of any Credit Party, ALTA surveys of each Closing Date Mortgaged Properties, if any.

(j) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

(i) evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii) opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; provided, that such opinion may be given solely in reliance upon the opining party’s review of the Uniform Commercial Code Reporting Service; and

(iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(k) Environmental Reports. To the extent in the possession of any Credit Party, Administrative Agent shall have received a Phase I Report for each Closing Date Mortgaged Property.

Credit and Guaranty Agreement

(l) Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) a pro forma consolidated balance sheet of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, and (iii) the Projections.

(m) Evidence of Insurance. Collateral Agent shall have received a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(n) Opinion Letter of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion letter of Miller, Egan, Molter & Nelson LLP, counsel for Credit Parties and as to such other matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinion letter to Agents and Lenders).

(o) [Intentionally Reserved].

(p) Fees. Company shall have paid to Administrative Agent, the fees payable on the Closing Date referred to in Section 2.10(e).

(q) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Company dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance satisfactory to Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the making of the Loans on the Closing Date, Company and its Subsidiaries are and will be Solvent.

(r) Closing Date Certificate. Holdings and Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(s) [Intentionally Reserved].

(t) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents or that could have a Material Adverse Effect.

(u) Due Diligence. Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to Holdings and its Subsidiaries as of the Closing Date that are materially inconsistent with the material previously provided to Administrative Agent for its due diligence review of Holdings and its Subsidiaries.

(v) [Intentionally Reserved].

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(w) Consolidated Liquidity. The pro forma balance sheet delivered pursuant to Section 3.1(l) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the Company shall have Consolidated Liquidity equal to or greater than $10,000,000.

(x) Minimum Consolidated Adjusted EBITDA. The pro forma income statement delivered pursuant to Section 3.1(l) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that during the twelve (12) Fiscal Month period ending on June 14, 2011, the Company shall have Consolidated Adjusted EBITDA of at least $30,000,000.

(y) Maximum Senior Leverage Ratio. The pro forma balance sheet delivered pursuant to Section 3.1(l) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the Senior Leverage Ratio as of such Date shall not be greater than 2.50:1.00.

(z) No Material Adverse Change. Since December 28, 2010, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(aa) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent, and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2. Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

Credit and Guaranty Agreement

(ii) after making the Credit Extensions requested on such Credit Date, (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and (y) Availability would be $0 or greater;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(v) on or before the date of issuance of any Letter of Credit during the LC Availability Period, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit;

(vi) [Intentionally Reserved.]

(vii) as of such Credit Date, the Senior Leverage Ratio determined as of such date after giving effect to the contemplated Credit Extension shall not exceed the maximum Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8; and

(viii) [Intentionally Reserved.]

Administrative Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

Credit and Guaranty Agreement

3.3. Conditions Subsequent to the Closing Date. Company shall fulfill, on or before the date applicable thereto (which date can be extended in writing by the Administrative Agent in its sole discretion), each of the conditions subsequent specified in Section 5.15.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct:

4.1. Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is, except for CCM as set forth in Schedule 5.15, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c)

Credit and Guaranty Agreement

result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, or as may result from CCM’s failure to be validly existing and in good standing in its jurisdiction of organization as of the Closing Date as set forth in Schedule 5.15.

4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

4.8. Projections. On and as of the Closing Date, the Projections of Holdings and its Subsidiaries for the period of Fiscal Year 2011 through and including Fiscal Year 2015 (which Projections shall include in the case of Fiscal Years 2011 and 2012 projections for each Fiscal Quarter during such Fiscal Years and annually for periods thereafter) (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holdings believed in good faith that the Projections were reasonable and attainable.

Credit and Guaranty Agreement

4.9. No Material Adverse Change. Since December 28, 2010, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10. No Restricted Junior Payments. Since December 28, 2010, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (excluding Environmental Laws, which are specifically addressed in Section 4.14) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13. Properties.

(a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.5 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of all Real Estate Assets. As of the Closing Date, each lease or sublease relating to such Real Estate Asset is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder which could reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legally

Credit and Guaranty Agreement

valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14. Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, in violation of applicable Environmental Laws. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15. No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, with respect to any of the foregoing, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. The Material Contracts described in Schedule 4.16, together with any updates provided pursuant to Section 5.1(l), are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 4.16 or in such updates), except as could not reasonably be expected to have a Material Adverse Effect.

4.17. Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Credit and Guaranty Agreement

4.18. Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.19. Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

4.20. Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except as could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, except as could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur, except as could not reasonably be expected to have a Material Adverse Effect. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except as could not reasonably be expected to have a Material Adverse Effect.

Credit and Guaranty Agreement

4.21. Certain Fees. No broker’s or finder’s fee or commission claimed by any Person by, through or under any Credit Party will be payable with respect hereto or any of the transactions contemplated hereby.

4.22. Solvency. Each Credit Party is and, upon the incurrence of any Credit Extension by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.23. [Intentionally Reserved].

4.24. Compliance with Statutes, etc.

(a) Each of the material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of the respective businesses of each of Holdings and its Subsidiaries is valid and in effect, except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) The Company and each applicable Subsidiary has the requisite authority for the continued operation of all restaurants owned by the applicable Credit Party with full food and liquor service in accordance with Applicable Laws, except where the failure to have such authority, either individually or in aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.25. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to Holdings or Company (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Credit and Guaranty Agreement

4.26. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.27. Non-Credit Party Lease Guaranties.

(a) Schedule 4.27 contains a true, accurate and complete list of all Non-Credit Party Lease Guaranties in effect on the Closing Date and sets forth (i) the name of the tenant under the relevant lease, (ii) the name of the Credit Party party to the Non-Credit Party Lease Guaranty provided in respect of each such lease, (iii) the monthly base rents currently payable under each such lease, (iv) the expiration date of each such lease, (v) the date of the expiration of any other guaranty of such lease (to the extent different than the expiration date of such Non-Credit Party Lease Guaranty), and (vi) a description of any scheduled increases to the monthly base rents, if any, of each such lease. Except as set forth in Schedule 4.27, on the Closing Date, each such lease is in full force and effect and no default by any tenant (and to each of Holdings’ and its Subsidiaries’ knowledge, no defaults by any other party) exist under any such lease.

(b) In the case of each lease in respect of which a Non-Credit Party Lease Guaranty has been provided, there are no material obligations of any Credit Party under such lease other than the obligations of the Credit Party identified as a guarantor thereof as a guarantor of rental payments under such lease.

4.28. Inactive Subsidiaries. Schedule 4.28 contains a true, correct, and complete list of Inactive Subsidiaries existing as of the Closing Date.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Unless otherwise provided below, Holdings will deliver to Administrative Agent and Lenders:

(a) Monthly Reports. As soon as available, and in any event within 35 days after the end of each Fiscal Month (including Fiscal Months which began prior to the Closing Date), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Month and the related consolidated statements of income and cash flows of Holdings and its

Credit and Guaranty Agreement

Subsidiaries for such Fiscal Month and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Month, setting forth in the case of the statement of income in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in the case of the statement of income in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) [Intentionally Reserved.]

(f) Notice of Default. Promptly upon any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

Credit and Guaranty Agreement

(g) Notice of Litigation. Promptly upon any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other non-privileged information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

(h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon any request of Administrative Agent, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i) Financial Plan. As soon as practicable and in any event no later than 30 days following the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Loans, and (iv) forecasts demonstrating adequate liquidity through the final maturity date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

(j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

Credit and Guaranty Agreement

(k) Notice Regarding Non-Credit Party Lease Guaranties. Promptly, and in any event within ten (10) days after receipt of any notice asserting any non-contingent liability of any Credit Party with respect to any obligations under a Non-Credit Party Lease Guaranty, written notice thereof together with such other information with respect thereto as may be reasonably requested by Administrative Agent;

(l) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be (including an explanation of any actions being taken with respect thereto), or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract; provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l));

(m) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters relating to any Facility or which relate to any environmental liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(n) Information Regarding Collateral. (a) Company will furnish to Collateral Agent prior written notice of any change (i) in any Credit Party’s organizational name, (ii) in any Credit Party’s identity or organizational structure, or (iii) in any Credit Party’s Federal Taxpayer Identification Number. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(o) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Collateral Agent an Officer’s Certificate (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, or (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Collateral Questionnaire or pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(p) [Intentionally Reserved];

(q) [Intentionally Reserved]; and

Credit and Guaranty Agreement

(r) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

5.2. Existence. Except as otherwise permitted under Section 6.9 or, with respect to CCM, as set forth in Schedule 5.15, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, except as otherwise provided in Section 8.1, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries). In addition, Company agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (excluding mortgage recording taxes, transfer taxes and similar fees directly related to the perfection of any Lien obtained in favor of Collateral Agent on any Mortgaged Properties) imposed by any Governmental Authority that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, except where the failure to pay such amounts would not be materially adverse to any Agent, any Lender or any Credit Party.

5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

Credit and Guaranty Agreement

5.5. Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties as the loss payee thereunder and provides for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6. Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and, from and after the occurrence and during the continuation of an Event of Default, independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that Agents and the Lenders shall use reasonable efforts to coordinate any such visits and inspections.

5.7. Lenders Meetings. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Holdings’ corporate offices (or at such other location as may be agreed to by Holdings and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Credit and Guaranty Agreement

5.9. Environmental.

(a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims, in each case which could reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, or (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

Credit and Guaranty Agreement

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. In the event that any Person (other than an Inactive Subsidiary) becomes a Domestic Subsidiary of Company, Company shall (a) concurrently with such Person becoming a Domestic Subsidiary cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(i) (in the case of delivery of Mortgages, solely to the extent such Subsidiary has fee interests in any Material Real Estate Assets), 3.1(j), 3.1(k), and 3.1(m). In the event that any Person (other than an Inactive Subsidiary) becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are directly owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, concurrently deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(j)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in sixty-five percent (65%) of the voting ownership interests in a first-tier Foreign Subsidiary and one hundred percent (100%) of the non-voting ownership interests in a first-tier Foreign Subsidiary. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11. Additional Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset (other than a Leasehold Property), then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset or promptly after a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset (or, in either case, such longer period to which Administrative Agent may agree), shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(i), 3.1(j) and 3.1(k) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset which is a Leasehold Property, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset and/or for a

Credit and Guaranty Agreement

commercially reasonable period thereafter, shall use commercially reasonable efforts to obtain a Landlord Personal Property Collateral Access Agreement with respect thereto. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12. [Intentionally Reserved].

5.13. Further Assurances. At any time or from time to time upon the reasonable request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Domestic Subsidiaries and all of the outstanding Capital Stock of Company and its Domestic Subsidiaries and sixty-five percent (65%) of the voting ownership interests in their respective first-tier Foreign Subsidiaries and one hundred percent (100%) of the non-voting ownership interests in their respective first-tier Foreign Subsidiaries.

5.14. Miscellaneous Business Covenants. Unless otherwise consented to by Agents and Requisite Lenders:

(a) Non-Consolidation. Holdings will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity and not a Credit Party; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity and not a Credit Party; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

(b) Cash Management Systems. Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent, including, without limitation, with respect to blocked account arrangements.

(c) [Intentionally Reserved.]

(d) Activities of Management. The Chief Executive Officer (if any), Chief Financial Officer (if any),and Chief Operating Officer (if any) of each Credit Party shall devote all or substantially all of his or her professional working time, attention, and energies to the management of the businesses of the Credit Parties.

5.15. Post Closing Matters. Company shall, and shall cause each of the Credit Parties to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by the Agent.

Credit and Guaranty Agreement

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary (other than, in each case, to a Permitted Joint Venture); provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

(c) Subordinated Indebtedness (including any such Subordinated Indebtedness acquired in connection with any Permitted Acquisition) in an aggregate principal amount not to exceed (i) $10,000,000 if (I) the Senior Leverage Ratio covenant required by Section 6.8(c) as of the last day of the Fiscal Quarter in which such Subordinated Indebtedness is incurred is greater than 2.50 to 1.00 and (II) after giving effect to the incurrence of such Subordinated Indebtedness, Company would be in compliance with such Senior Leverage Ratio covenant, and (ii) $15,000,000 if (I) the Senior Leverage Ratio covenant required by Section 6.8(c) as of the last day of such Fiscal Quarter in which such Subordinated Indebtedness is incurred is less than or equal to 2.50 to 1.00 and (II) after giving effect to the incurrence of such Subordinated Indebtedness, Company would be in compliance with such Senior Leverage Ratio covenant;

(d) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, or appeal bonds or similar obligations incurred in the ordinary course of business;

Credit and Guaranty Agreement

(f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(h) guaranties by Company of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1 or other obligations of Credit Parties to the extent not prohibited by this Agreement or the other Credit Documents;

(i) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, or (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced (except by an amount equal to the accrued but unpaid interest on such Indebtedness, and customary and reasonable prepayments premiums or penalties and fees and expenses incurred in connection with the renewal, extension or refinancing);

(j) Indebtedness (including any such Indebtedness acquired in connection with Permitted Acquisitions) in an aggregate amount not to exceed at any time $8,500,000 with respect to (x) Capital Leases and (y) purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall (i) be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (ii) constitute not less than 90% of the aggregate consideration paid with respect to such asset;

(k) Indebtedness of Holdings or Company in respect of (i) Non-Credit Party Lease Guaranties, as in effect on the Closing Date and without amendment, expansion or extension thereof, or (ii) Guaranteed Leases;

(l) Indebtedness consisting of letters of credit (other than Letters of Credit issued pursuant to this Agreement) issued for the benefit of Company or any Domestic Subsidiary in the ordinary course of business and for purposes not prohibited by this Agreement or the other Credit Documents, to the extent such letters of credit are fully cash collateralized and the aggregate face amount of all such letters of credit does not exceed (i) at times other than during the LC Availability Period, $3,000,000 or (ii) $0 during the LC Availability Period; provided, however, notwithstanding the foregoing, any letters of credit outstanding as of the commencement of the LC Availability Period (“Grandfathered LCs”) may remain outstanding for the stated term thereof (without extension or renewal);

Credit and Guaranty Agreement

(m) Indebtedness arising under Interest Rate Agreements and Currency Agreements;

(n) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

(o) Indebtedness arising under forward commodities agreements for the purchase of meat entered into in the ordinary course of business in order to manage existing or anticipated commodities price and supply risks and not for speculative purposes;

(p) Indebtedness of any Credit Party under insurance premium financings entered into in the ordinary course of business;

(q) Indebtedness of the Credit Parties secured solely by fee owned Real Estate Assets that does not exceed $5,000,000 in an aggregate principal amount at any time; provided, such Indebtedness is non-recourse to any Credit Party;

(r) Indebtedness arising from (i) any customer reward program or (ii) gift cards issued by any Credit Party, in each case, in the ordinary course of business;

(s) other unsecured Indebtedness not described in clauses (a) through (r) above in an aggregate principal amount not to exceed at any time $3,500,000.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes if obligations with respect to such Taxes are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as the aggregate amount of such Taxes does not exceed $2,500,000;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of ten (10) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

Credit and Guaranty Agreement

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

(l) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(i)(iv), and any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any such Lien; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which was subject to the Lien so extended, renewed or replaced; provided, that no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date;

(m) Liens securing purchase money Indebtedness permitted pursuant to Section 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens in favor of any Lender or Lender Counterparty party to an Interest Rate Agreement or Currency Agreement;

Credit and Guaranty Agreement

(o) Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which the relevant Credit Party shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(p) normal and customary Liens, rights of setoff and recoupment rights upon deposits of cash in favor of banks or other depository institutions relating to due and unpaid bank fees, bank charges, returned checks and chargebacks, and other normal and customary obligations associated with the maintenance of deposit accounts by such banks or other depository institutions, in each case, other than in connection with the borrowing of money;

(q) Liens on real estate securing Indebtedness permitted pursuant to Section 6.1(q);

(r) Liens on Cash or Cash Equivalents held by the issuer of letters of credit incurred in accordance with Section 6.1(l); and

(s) other Liens not described in clauses (a) through (r) above, so long as the aggregate principal amount of Indebtedness secured thereby does not in the aggregate exceed $3,500,000 at any time.

6.3. Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4. No Further Negative Pledges. Except with respect to (a) specific property encumbered by a Lien permitted by Section 6.2 to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), and (c) restrictions in other Indebtedness incurred in compliance with Section 6.1 in respect of Liens in favor of parties other than the Secured Parties; provided that such restrictions, taken as a whole, are, in the good faith judgment of Company’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in this Agreement, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

Credit and Guaranty Agreement

(a) Company and any other first-tier Subsidiary of Holdings may make Restricted Junior Payments to Holdings in an aggregate amount not in excess of $500,000 in any Fiscal Year for general corporate purposes (other than for purposes which are restricted under clause (b), clause (c) and/or clause (d) of this Section 6.5) of Holdings consistent with the past practices of Holdings, including, for purpose of (i) paying general administrative costs and other costs and expenses incurred in the ordinary course of business, (ii) discharging the consolidated tax liabilities of Holdings and its Subsidiaries, (iii) consummating Permitted Acquisitions and (iv) making capital contributions to its Subsidiaries, in each case, to the extent permitted by this Agreement and so long as Holdings applies the full amount of any such Restricted Junior Payment for such purpose and contributes any excess amount to the Company;

(b) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may repurchase Capital Stock of Holdings from officers, directors and employees of Holdings or any Subsidiary in an aggregate amount not to exceed (i) $2,000,000 in any consecutive four-Fiscal Quarter period or (ii) $10,000,000 during the term of this Agreement, in each case, so long as Holdings applies the full amount of any such Restricted Junior Payment for such purpose and contributes any excess amount to the Company;

(c) Holdings may (i) repurchase Capital Stock to the extent such repurchase is deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Capital Stock represent a portion of the exercise price of those options, warrants or other convertible securities and (ii) make cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants, or other convertible securities in an aggregate amount not to exceed $100,000 in any consecutive four-Fiscal Quarter period;

(d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make (i) Permitted Management Fee Payments, (ii) Permitted Non-Credit Party Guaranty Payments, and (iii) Permitted Minority Interest Distributions; and

(e) the Credit Parties may make payments with respect to any Subordinated Indebtedness solely to the extent expressly permitted by the subordination agreement applicable thereto.

6.6. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired, (ii) by reason of customary provisions

Credit and Guaranty Agreement

restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (v) restrictions in other Indebtedness incurred in compliance with Section 6.1 which restrictions do not restrict the ability of any Subsidiary to make any dividend or distribution or repayment required by this Agreement or which could not otherwise reasonably be expected to cause or result in a Default or an Event of Default under this Agreement; provided that such restrictions, taken as a whole, are, in the good faith judgment of Holdings’ board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in this Agreement.

6.7. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any wholly-owned Guarantor Subsidiaries of Company;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.1(b);

(e) Consolidated Capital Expenditures;

(f) loans and advances to employees of Holdings and its Subsidiaries (i) made in the ordinary course of business and described on Schedule 6.7, and (ii) any refinancings of such loans after the Closing Date in an aggregate amount not to exceed $1,000,000;

(g) [intentionally reserved];

(h) Investments described in Schedule 6.7;

(i) Permitted Acquisitions (including Permitted Joint Ventures acquired in connection therewith);

(j) Interest Rate Agreements and Currency Agreements;

(k) non-cash consideration received from any Asset Sales to the extent permitted by Section 6.9;

Credit and Guaranty Agreement

(l) Investments in Foreign Subsidiaries in aggregate amount not to exceed $2,000,000; and

(m) other Investments not described in clauses (a) through (l) above and not otherwise prohibited by this Agreement in an aggregate amount outstanding not to exceed $2,500,000 at any time.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

6.8. Financial Covenants.

(a) [Intentionally Reserved].

(b) Fixed Charge Coverage Ratio. Holdings shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the third Fiscal Quarter of 2011, to be less than the correlative ratio indicated:

Fiscal Quarter	Fixed Charge Coverage Ratio
the third Fiscal Quarter of 2011	0.75:1.00
the fourth Fiscal Quarter of 2011	1.50:1.00
the first, second, third and fourth Fiscal Quarters of 2012	1.75:1.00
the first Fiscal Quarter of 2013 and each Fiscal Quarter ending thereafter	2.00:1.00

(c) Senior Leverage Ratio. Holdings shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the third Fiscal Quarter of 2011, to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio
the third Fiscal Quarter of 2011	3.50:1.00
the fourth Fiscal Quarter of 2011 and the first Fiscal Quarter of 2012	3.25:1.00
the second Fiscal Quarter of 2012	3.00:1.00
the third and fourth Fiscal Quarters of 2012	2.75:1.00
the first and second Fiscal Quarters of 2013	2.50:1.00
the third and fourth Fiscal Quarters of 2013 and the first Fiscal Quarter of 2014	2.25:1.00
the second Fiscal Quarter of 2014 and each Fiscal Quarter ending thereafter	2.00:1.00

Credit and Guaranty Agreement

(d) Consolidated Adjusted Store-Level EBITDA. Holdings shall not permit Consolidated Adjusted Store-Level EBITDA as at the end of any Fiscal Quarter, beginning with the third Fiscal Quarter of 2011, for the four Fiscal Quarter period then ended to be less than $29,500,000.

(e) [Intentionally Reserved].

(f) [Intentionally Reserved].

(g) [Intentionally Reserved].

(h) Minimum Consolidated Liquidity. Holdings shall not permit Consolidated Liquidity to be less than $3,000,000 at any time.

(i) [Intentionally Reserved].

6.9. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Holdings may be merged with or into Company or any Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary; provided, (i) in the case of any of the foregoing transactions involving Company or any Guarantor Subsidiary, Company or (if Company is not involved) such Guarantor Subsidiary shall be the continuing or surviving Person or the transferee of the business, property or assets, and (ii) in the case of any of the foregoing transactions involving a Permitted Joint Venture and any other Credit Party, such other Credit Party shall be the continuing or surviving Person or the transferee of the business, property or assets;

Credit and Guaranty Agreement

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales, the proceeds of which when aggregated with the proceeds of all other Asset Sales made during such Fiscal Quarter and the three most recently ended Fiscal Quarters are less than $5,000,000; provided (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (ii) no less than 75% thereof shall be paid in Cash, and (iii) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.13(a);

(d) disposals of obsolete or worn out property;

(e) Permitted Dallas Dispositions; and

(f) Investments made in accordance with Section 6.7.

6.10. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11. Sales and Lease-Backs. Other than in connection with a Permitted Dallas Disposition, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease, except for any such transaction if, after giving effect thereto, the Credit Parties shall be in compliance with Section 6.1, 6.2 and 6.9.

6.12. Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate; provided, however, that the Credit Parties and their Subsidiaries may enter into or permit to exist any such transaction if both (i) to the extent the value of such transaction (or series of related transactions) exceeds $250,000 in the aggregate, the Administrative Agent has consented thereto in writing prior to the consummation thereof and (ii) the terms of such transaction are not less favorable to such Credit Party or Subsidiary, as the case may be, than

Credit and Guaranty Agreement

those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, further, that the foregoing restrictions shall not apply to (a) any transaction between Company and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business (including, without limitation, employment agreements, agreements and similar agreements with senior management); (d) transactions described in Schedule 6.12; (e) any transaction between Company and/or any Guarantor Subsidiary, on the one hand, and any Permitted Joint Venture, on the other hand; and (f) Restricted Junior Payments permitted by Section 6.5. Company shall promptly disclose in writing each transaction with any Affiliate of Holdings to Administrative Agent.

6.13. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date, and (ii) such other lines of business as may be reasonably related or complementary thereto.

6.14. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and the obligations with respect to (i) Guaranteed Leases and (ii) Non-Credit Party Lease Guaranties, as such Non-Credit Party Lease Guaranties exist on the Closing Date without amendment, expansion or extension; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Company; (ii) performing its obligations and activities incidental thereto under the Credit Documents, and obligations with respect to (A) Guaranteed Leases and (B) Non-Credit Party Lease Guaranties, as such Non-Credit Party Lease Guaranties exist on the Closing Date without amendment, expansion or extension; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company; (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons, (h) holding certain liquor licenses outstanding on the Closing Date for the benefit of the Credit Parties and performing its obligations thereunder, or (i) other than with respect to (A) Guaranteed Leases and (B) Non-Credit Party Lease Guaranties, as such Non-Credit Party Lease Guaranties exist on the Closing Date without amendment, expansion or extension, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any obligations of any Person other than the Company and its Subsidiaries to the extent otherwise permitted by this Agreement and the other Credit Documents.

6.15. [Intentionally Reserved].

6.16. [Intentionally Reserved].

Credit and Guaranty Agreement

6.17. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from the last Tuesday of each calendar year.

6.18. Deposit Accounts. No Credit Party shall establish or maintain a Deposit Account that is not a Controlled Account (other than Excluded Accounts) and no Credit Party will deposit proceeds in a Deposit Account which is not a Controlled Account (other than Excluded Accounts).

6.19. Amendments to Organizational Agreements; Non-Credit Party Lease Guaranties and Material Contracts. No Credit Party shall (a) amend or permit any amendments to any Credit Party’s Organizational Documents, if, in the case of this clause (a), such amendment would be adverse to Administrative Agent or the Lenders in any respect; (b) amend or permit any amendments to, or extend or permit the extension of, or waive any provision of, any Non-Credit Party Lease Guaranty if, in the case of this clause (b), such amendment, extension, or waiver would increase any obligation of Holdings with respect to the obligations thereunder, or (c) amend or permit any amendments to, or terminate or permit the termination of, or waive any provision of, any Material Contract if, in the case of this clause (c), such amendment, termination, or waiver would be adverse to Administrative Agent or the Lenders in any material respect.

6.20. Prepayments of Certain Indebtedness. No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, and (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9.

6.21. Inactive Subsidiaries. No Credit Party shall permit any Inactive Subsidiary to (a) engage in any type of business activity (other than organizational or winding-up activities), (b) own or possess any assets having a fair market value in excess of $50,000 in the aggregate, including, without limitation, any Capital Stock of any Credit Party (other than certain licenses which are in the process of being terminated or transferred), (c) have any Indebtedness, or (d) become party to any lease or sublease of any real property.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Credit and Guaranty Agreement

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Credit and Guaranty Agreement

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Interest Rate Agreement and any applicable security

Credit and Guaranty Agreement

agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, Interest Rate Agreements or Currency Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, any Interest Rate Agreement or Currency Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Interest Rate Agreements or Currency Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Interest Rate Agreement or Currency Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Interest Rate Agreements or Currency Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed

Credit and Guaranty Agreement

against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Interest Rate Agreements or Currency Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such

Credit and Guaranty Agreement

Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Interest Rate Agreements or Currency Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents, the Interest Rate Agreements and Currency Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

Credit and Guaranty Agreement

7.11. Bankruptcy, etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

Credit and Guaranty Agreement

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Company to pay (i) the principal of and premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by mandatory prepayment or otherwise; (iii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iv) within three (3) Business Days of when due any interest on any Loan or any fee or any other amount due hereunder.

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $2,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.1 (other than Sections 5.1(k), 5.1(j), 5.1(l), 5.1(m), 5.1(o) and 5.1(p)), Section 5.2, Section 5.3, Section 5.5, Section 5.6, Section 5.7, Section 5.8, Section 5.9, Section 5.11, Section 5.14, or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable

Credit and Guaranty Agreement

bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 and (ii) in the aggregate at any time an amount in excess of $3,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or under Section 303(k) of ERISA; or

Credit and Guaranty Agreement

(k) [Intentionally Reserved.]

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company’s reimbursement Obligations in respect of Letters of Credit then outstanding under arrangements acceptable to Administrative Agent, equal to the Letter of Credit Usage at such time. Without limiting any other rights and remedies of Agents and Lenders, upon the occurrence of any Event of Default, upon the request of Administrative Agent, the Credit Parties shall promptly provide to Administrative Agent a list (and/or copy) of each of the material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of their business, the name of the party holding such license or permit, the location to which it relates and the expiration date thereof (if any).

Notwithstanding the foregoing, a Liquidation Event shall not constitute an Event of Default solely by reason of any event described in Section 8.1(b), (f), (g) or (h), as the case may be, so long as (a) no more than three Liquidation Events affecting operating Subsidiaries shall occur in any Fiscal Year of Holdings; (b) the obligations of each such Subsidiary shall be non-recourse to

Credit and Guaranty Agreement

Holdings or any other Credit Party (other than limited guaranties by Holdings of remaining lease rental payment obligations, so long as Holdings fulfills its obligations under any such limited guaranty); (c) not later than five (5) Business Days’ after the occurrence of any Liquidation Event, Company shall provide notice to Administrative Agent of such Liquidation Event; and (d) the Credit Parties shall be in pro forma compliance with the financial covenants set forth in Section 6.8, after giving effect to such Liquidation Event, as of the last day of the Fiscal Quarter most recently ended.

SECTION 9. AGENTS

9.1. Appointment of Agents. GS Bank is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes GS Bank, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the

Credit and Guaranty Agreement

Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own

Credit and Guaranty Agreement

appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement and funding its Term Loan and/or Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

(c) Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Credit Party other than the Obligations or Capital Stock described in clause (i) above without the prior written consent of the Administrative Agent.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Credit and Guaranty Agreement

9.7. Successor Administrative Agent and Collateral Agent.

(a) Administrative Agent and Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon (5) five Business Days’ notice to and consent of Company (such consent not to be (x) unreasonably withheld, delayed or conditioned, or (y) required during the continuation of an Event of Default) to appoint a successor Administrative Agent and Collateral Agent. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Administrative Agent and Collateral Agent, that successor Administrative Agent and Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Administrative Agent and Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent and Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent and Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent and Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s and Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder.

(b) Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of GS Bank without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as the Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to

Credit and Guaranty Agreement

give such consent under Section 10.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10. MISCELLANEOUS

10.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, Administrative Agent or Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the Administrative Agent’s actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company (provided, however, in the case of any fees, costs or expenses relating to matters in respect of due diligence of the Real Estate Assets as of the Closing Date, the Company’s obligations with respect thereto shall not exceed $17,500); (c) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing

Credit and Guaranty Agreement

and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all the Administrative Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of Administrative Agent’s, auditors, accountants, consultants or appraisers, and all reasonable attorneys’ fees, expenses and disbursements of outside counsel incurred by Administrative Agent; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings. Notwithstanding the foregoing, all mortgage recording taxes, transfer taxes, local counsel legal fees, recording costs and similar fees directly related to the perfection of any Lien obtained in favor of Collateral Agent on the Mortgaged Properties will be paid by Administrative Agent and not by any Credit Party.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

Credit and Guaranty Agreement

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender, Issuing Bank, and their respective Affiliates each of is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender or Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligation or such Indebtedness.

10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

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(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or any fee payable hereunder;

(v) extend the time for payment of any such interest or fees;

(vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

(viii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) [intentionally reserved];

(iii) [intentionally reserved];

(iv) [intentionally reserved];

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(v) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(e) without the written consent of Administrative Agent and of Issuing Bank; or

(vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

Credit and Guaranty Agreement

(i) to any Affiliate of such Lender and/or, in the case of Term Loans, any Related Fund, upon the giving of notice to Company and Administrative Agent; and

(ii) to any Person otherwise constituting an Eligible Assignee with the prior written consent of (x) Company, so long as no Event of Default has occurred and is continuing (provided, that Company’s consent shall not be required for any such assignment by GS Bank and/or its Affiliates to TPG Specialty Lending, Inc. and/or its Affiliates), and (y) Administrative Agent; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $2,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $10,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c).

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party.

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent

Credit and Guaranty Agreement

such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder, and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company’s

Credit and Guaranty Agreement

prior written consent, and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.19 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender. In the event that any Lender sells participations in its Commitments and Loans (a “Registered Loan”), such Lender, as a non-fiduciary agent of Company, shall maintain a register on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan which is the subject of the participation (the “Participant Register”). A Registered Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Registered Loan may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Sections 2.16, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are

Credit and Guaranty Agreement

cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Interest Rate Agreements or Currency Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, Issuing Bank, or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Bank), or Administrative Agent, Collateral Agent, Issuing Bank or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Agent or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders (as applicable).

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Credit and Guaranty Agreement

10.15. CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (d) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS

Credit and Guaranty Agreement

ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality. Each Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Interest Rate Agreements or Currency Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information, and (v) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process or other legal proceeding; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, with the prior written approval of Company (which approval shall not be unreasonably withheld, conditioned or delayed) and at Administrative Agent’s expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”). No Credit Party shall issue any Trade Announcement except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Administrative Agent.

Credit and Guaranty Agreement

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original manual executed counterpart of this Agreement.

10.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21. Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Act.

Credit and Guaranty Agreement

10.22. No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any Credit Document), each Credit Party acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent are arm’s-length commercial transactions between the Credit Parties, on the one hand, and Administrative Agent on the other hand, (ii) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) each of Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any other Person and (ii) none of Administrative Agent or any Lender has any obligation to any Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) Administrative Agent and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and neither Administrative Agent nor any Lender has any obligation to disclose any of such interests to the any Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against each of Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Credit and Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY: CENTER CUT HOSPITALITY, INC.

By:	/s/ Marc L. Lipshy
Name:	Marc L. Lipshy
Title:	President

GUARANTORS: DEL FRISCO’S RESTAURANT GROUP, LLC

By:	/s/ Marc L. Lipshy
Name:	Marc L. Lipshy
Title:	Vice President

ROMO HOLDING, LLC

By:	/s/ Marc L. Lipshy
Name:	Marc L. Lipshy
Title:	President

DEL FRISCO – DALLAS, L.P. DEL FRISCO – FORT WORTH, L.P. SULLIVAN’S – AUSTIN, L.P.

By:	ROMO HOLDING, LLC,
Its General Partner

By:	/s/ Marc L. Lipshy
Name:	Marc L. Lipshy
Title:	President

Credit and Guaranty Agreement

GUARANTORS (CONTINUED):

CALIFORNIA SULLIVAN’S, INC.

CBG DELAWARE, INC.

CENTER CUT MARKETING, LLC

DEL FRISCO’S GRILL OF NEW YORK, LLC

COLORADO SULLIVAN’S, INC.

DEL FRISCO’S GRILLE OF DALLAS, LLC

CWA DELAWARE, INC.

DEL FRISCO’S OF BOSTON, LLC

DEL FRISCO’S OF COLORADO, INC.

LONE STAR FINANCE, LLC

LOUISIANA STEAKHOUSE, INC.

DEL FRISCO’S OF NEVADA, INC.

DEL FRISCO’S OF NORTH CAROLINA, INC.

NORTH PHILADELPHIA SULLIVAN’S, INC.

DEL FRISCO’S OF PHILADELPHIA, INC.

DEL FRISCO’S OF NEW YORK, LLC

STEAK CONCEPTS DELAWARE, INC.

SULLIVAN’S OF ILLINOIS, INC.

SULLIVAN’S OF INDIANA, INC.

SULLIVAN’S OF ALASKA, INC.

SULLIVAN’S OF KANSAS, INC.

SULLIVAN’S OF ARIZONA, INC.

SULLIVAN’S OF BALTIMORE, INC.

SULLIVAN’S OF DELAWARE, INC.

SULLIVAN’S OF NORTH CAROLINA, INC.

SULLIVAN’S RESTAURANTS OF NEBRASKA, INC.

CROCKETT BEVERAGE CORPORATION

POST OAK BEVERAGE CORP.

TRAVIS BEVERAGE CORPORATION

SULLIVAN’S OF WASHINGTON, LLC

WESTHEIMER BEVERAGE CORPORATION

IRWIN J. GROSSNERR FOUNDATION, INC.

TOLLWAY BEVERAGE CORPORATION

By: /s/ Mark S. Mednansky

Name: Mark S. Mednansky

Title: President

Credit and Guaranty Agreement

GOLDMAN SACHS BANK USA, as Administrative Agent, Lead Arranger and Collateral Agent

By:	/s/ Stephen W. Hipp
Name:	Stephen W. Hipp
Title:	Senior Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Stephen W. Hipp
Name:	Stephen W. Hipp
Title:	Senior Vice President

Credit and Guaranty Agreement

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
Goldman Sachs Bank USA	$70,000,000.00	100%

Total	$70,000,000.00	100%

Credit and Guaranty Agreement

APPENDIX A-1

APPENDIX A-2

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Goldman Sachs Bank USA	$10,000,000.00	100%

Total	$10,000,000.00	100%

Credit and Guaranty Agreement

APPENDIX A-2

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

Holdings or Company:

Del Frisco’s Restaurant Group, LLC or

Center Cut Hospitality, Inc. (as applicable)

930 South Kimball Avenue, Suite 100

Southlake, Texas 76092

Attention: Chief Financial Officer and Controller

Telecopier: 817-601-3438

All Other Credit Parties:

c/o Del Frisco’s Restaurant Group, LLC

930 South Kimball Avenue, Suite 100

Southlake, Texas 76092

Attention: Chief Financial Officer and Controller

Telecopier: 817-601-3438

in each case, with copies to:

Hudson Advisors, LLC

2711 N. Haskell Avenue, Suite 1800

Dallas, Texas 75204

Attention: Director, Capital Markets

Telecopier: 214-515-6924

Hudson Advisors, LLC

2711 N. Haskell Avenue, Suite 1800

Dallas, Texas 75204

Attention: Legal Department

Telecopier: 214-515-6924

Miller, Egan, Molter & Nelson LLP

4514 Cole Avenue, Suite 1200

Dallas, Texas 75205

Attention: Peter B. Dewar

Telecopier: (214) 628-9505

Credit and Guaranty Agreement

APPENDIX B-1

Agents and Lenders:

GOLDMAN SACHS BANK USA

as Administrative Agent, Collateral Agent,

Lead Arranger, and a Lender

Goldman Sachs Bank USA

6011 Connection Drive

Irving, Texas 75039

Attention: Del Frisco’s Account Manager

Telecopier: (972) 368-5099

Goldman Sachs Bank USA

6011 Connection Drive

Irving, Texas 75039

Attention: GS Bank In-House Counsel

Telecopier: (972) 368-5099

in each case with a copy to:

Hunton & Williams LLP

600 Peachtree St., NE

Suite 4100

Atlanta, GA 30308

Attention: John R. Schneider, Esq.

Telecopier: (404) 602-8669

Credit and Guaranty Agreement

APPENDIX B-2

Schedule 3.1(i)

CLOSING DATE MORTGAGED PROPERTIES

(1)	Sullivan’s Restaurant (including building and tract of real property) located at 17795 Dallas Parkway, Dallas, Texas 75287.

(2)	Del Frisco’s Restaurant (including building and tract of real property) located at 5251 Spring Valley Road, Dallas, Texas 75254.

Schedule 4.1

ORGANIZATION, ETC.

NAME OF CREDIT PARTY	JURISDICTION
DEL FRISCO’S RESTAURANT GROUP, LLC	DELAWARE
CENTER CUT HOSPITALITY, INC.	DELAWARE
SULLIVAN’S OF ALABAMA, INC.	ALABAMA
SULLIVAN’S OF ALASKA, INC.	ALASKA
SULLIVAN’S OF ARIZONA, INC.	ARIZONA
DEL FRISCO’S OF ARIZONA, INC.	ARIZONA
SULLIVAN’S OF ARKANSAS, INC.	ARKANSAS
CALIFORNIA SULLIVAN’S, INC.	CALIFORNIA
COLORADO SULLIVAN’S, INC.	COLORADO
DEL FRISCO’S OF COLORADO, INC.	COLORADO
DEL FRISCO’S GRILLE OF DALLAS, LLC	DELAWARE
LONE STAR FINANCE, LLC	DELAWARE
SULLIVAN’S OF DELAWARE, INC.	DELAWARE
ROMO HOLDING, LLC	DELAWARE
CBG DELAWARE, INC.	DELAWARE
CWA DELAWARE, INC.	DELAWARE
STEAK CONCEPTS DELAWARE, INC.	DELAWARE
DEL FRISCO’S OF WASHINGTON D.C., INC.	D.C.
SULLIVAN’S OF MIAMI, LLC	FLORIDA
SULLIVAN’S OF GEORGIA, INC.	GEORGIA
SULLIVAN’S OF ILLINOIS, INC.	ILLINOIS
DEL FRISCO’S OF ILLINOIS, INC.	ILLINOIS
SULLIVAN’S OF INDIANA, INC.	INDIANA
CENTER CUT MARKETING, LLC LIMITED LIABILITY COMPANY	INDIANA
SULLIVAN’S OF KANSAS, INC.	KANSAS
LOUISIANA STEAKHOUSE, INC.	LOUISIANA
SULLIVAN’S OF BALTIMORE, INC.	MARYLAND
MASSACHUSETTS SULLIVAN’S, INC.	MASSACHUSETTS
DEL FRISCO’S OF BOSTON, LLC	MASSACHUSETTS
SULLIVAN’S OF MICHIGAN, INC.	MICHIGAN
SULLIVAN’S OF MISSOURI, INC.	MISSOURI

NAME OF CREDIT PARTY	JURISDICTION
SULLIVAN’S RESTAURANTS OF NEBRASKA, INC.	NEBRASKA
DEL FRISCO’S OF NEVADA, INC.	NEVADA
SULLIVAN’S OF NEW YORK, INC.	NEW YORK
DEL FRISCO’S OF NEW YORK, LLC	NEW YORK
DEL FRISCO’S GRILLE OF NEW YORK, LLC	NEW YORK
SULLIVAN’S OF NORTH CAROLINA, INC.	NORTH CAROLINA
DEL FRISCO’S OF NORTH CAROLINA, INC.	NORTH CAROLINA
SULLIVAN’S OF OHIO, INC.	OHIO
NORTH PHILADELPHIA SULLIVAN’S, INC.	PENNSYLVANIA
DEL FRISCO’S OF PHILADELPHIA, INC.	PENNSYLVANIA
SULLIVAN’S OF TENNESSEE, INC.	TENNESSEE
CROCKETT BEVERAGE CORPORATION	TEXAS
VILLAGE BEVERAGE CORPORATION	TEXAS
TRAVIS BEVERAGE CORPORATION	TEXAS
WESTHEIMER BEVERAGE CORPORATION	TEXAS
POST OAK BEVERAGE CORPORATION	TEXAS
IRWIN J. GROSSNERR FOUNDATION, INC.	TEXAS
TOLLWAY BEVERAGE CORPORATION	TEXAS
SULLIVAN’S—AUSTIN, L.P.	TEXAS
DEL FRISCO—DALLAS, L.P.	TEXAS
DEL FRISCO—FORT WORTH, L.P.	TEXAS
SULLIVAN’S OF VIRGINIA, INC.	VIRGINIA
SULLIVAN’S OF WASHINGTON, LLC	WASHINGTON

Schedule 4.2

CAPITAL STOCK AND OWNERSHIP

There is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries.

OWNER	ISSUER	TYPE & JURISDICTION OF ORGANIZATION	# OF SHARES/ % OF EQUITY INTEREST OWNED	TOTAL SHARES OUTSTANDING	%	CERT. NO.	PAR VALUE
LSF5 WAGON INVESTMENTS, LLC	DEL FRISCO’S RESTAURANT GROUP, LLC (f/k/a LSF5 Wagon Investments, LLC)	DELAWARE LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A
DEL FRISCO’S RESTAURANT GROUP, LLC	CENTER CUT HOSPITALITY, INC.	DELAWARE CORPORATION	1,000	1,000	100%	3	$0.01
CENTER CUT HOSPITALITY, INC.	LONE STAR FINANCE, LLC	DELAWARE LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A
CENTER CUT HOSPITALITY, INC.	ROMO HOLDING, LLC	DELAWARE LIMITED LIABILITY COMPANY	1,000	1,000	100%	2	$0.01
CENTER CUT HOSPITALITY, INC.	CBG DELAWARE, INC.	DELAWARE CORPORATION	100	100	100%	2	None
CENTER CUT HOSPITALITY, INC.	CWA DELAWARE, INC.	DELAWARE CORPORATION	100	100	100%	2	None
CENTER CUT HOSPITALITY, INC.	STEAK CONCEPTS DELAWARE, INC.	DELAWARE CORPORATION	100	100	100%	2	None
CENTER CUT HOSPITALITY, INC.	CROCKETT BEVERAGE CORPORATION	TEXAS CORPORATION	1,000	1,000	100%	2	$0.01

OWNER	ISSUER	TYPE & JURISDICTION OF ORGANIZATION	# OF SHARES/ % OF EQUITY INTEREST OWNED	TOTAL SHARES OUTSTANDING	%	CERT. NO.	PAR VALUE
CENTER CUT HOSPITALITY, INC.	VILLAGE BEVERAGE CORPORATION	TEXAS CORPORATION	1,000	1,000	100%	3	$0.01
CENTER CUT HOSPITALITY, INC.	TRAVIS BEVERAGE CORPORATION	TEXAS CORPORATION	1,000	1,000	100%	2	$0.01
CENTER CUT HOSPITALITY, INC.	WESTHEIMER BEVERAGE CORPORATION	TEXAS CORPORATION	1,000	1,000	100%	2	$0.01
CENTER CUT HOSPITALITY, INC.	POST OAK BEVERAGE CORP.	TEXAS CORPORATION	100	100	100%	2	$0.01
N/A	IRWIN J. GROSSNERR FOUNDATION, INC.	TEXAS NONPROFIT CORPORATION	100% interest by Membership	N/A	N/A	N/A	N/A
N/A	TOLLWAY BEVERAGE CORPORATION	TEXAS NONPROFIT CORPORATION	100% interest by Membership	N/A	N/A	N/A	N/A
STEAK CONCEPTS DELAWARE, INC.	SULLIVAN’S - AUSTIN, L.P.	TEXAS LIMITED PARTNERSHIP	1% GP –Romo Holding, LLC; 99% LP –Steak Concepts Delaware, Inc.	N/A	N/A	N/A	N/A
CBG DELAWARE, INC.	DEL FRISCO - DALLAS, L.P.	TEXAS LIMITED PARTNERSHIP	1% GP – Romo Holding, LLC; 99% LP –CBG Delaware, Inc.	N/A	N/A	N/A	N/A
CWA DELAWARE, INC.	DEL FRISCO - FORT WORTH, L.P.	TEXAS LIMITED PARTNERSHIP	1% GP – Romo Holding, LLC; 99% LP –CWA Delaware, Inc.	N/A	N/A	N/A	N/A
LONE STAR FINANCE, LLC	SULLIVAN’S OF ALABAMA, INC.	ALABAMA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF ALASKA, INC.	ALASKA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF ARIZONA, INC.	ARIZONA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF ARIZONA, INC.	ARIZONA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF ARKANSAS, INC.	ARKANSAS CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	CALIFORNIA SULLIVAN’S, INC.	CALIFORNIA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	COLORADO SULLIVAN’S, INC.	COLORADO CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF COLORADO, INC.	COLORADO CORPORATION	100	100	100%	3	None

OWNER	ISSUER	TYPE & JURISDICTION OF ORGANIZATION	# OF SHARES/ % OF EQUITY INTEREST OWNED	TOTAL SHARES OUTSTANDING	%	CERT. NO.	PAR VALUE
LONE STAR FINANCE, LLC	DEL FRISCO’S GRILLE OF DALLAS, LLC	DELAWARE LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A
LONE STAR FINANCE, LLC	SULLIVAN’S OF DELAWARE, INC.	DELAWARE CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF WASHINGTON, D.C., INC.	DC CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF MIAMI, LLC	FLORIDA LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A
LONE STAR FINANCE, LLC	SULLIVAN’S OF GEORGIA, INC.	GEORGIA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF ILLINOIS, INC.	ILLINOIS CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF ILLINOIS, INC.	ILLINOIS CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF INDIANA, INC.	INDIANA CORPORATION	100	100	100%	3	None
SULLIVAN’S OF INDIANA, INC.	CENTER CUT MARKETING, LLC LIMITED LIABILITY COMPANY	INDIANA LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A
LONE STAR FINANCE, LLC	SULLIVAN’S OF KANSAS, INC.	KANSAS CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	LOUISIANA STEAKHOUSE, INC.	LOUISIANA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF BALTIMORE, INC.	MARYLAND	100	100	100%	2	None
LONE STAR FINANCE, LLC	MASSACHUSETTS SULLIVAN’S, INC.	MASSACHUSETTS	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF BOSTON, LLC	MASSACHUSETTS LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A
LONE STAR FINANCE, LLC	SULLIVAN’S OF MICHIGAN, INC.	MICHIGAN CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF MISSOURI, INC.	MISSOURI CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S RESTAURANTS OF NEBRASKA, INC.	NEBRASKA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF NEVADA, INC.	NEVADA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF NEW YORK, INC.	NEW YORK CORPORATION	100	100	100%	2	None

OWNER	ISSUER	TYPE & JURISDICTION OF ORGANIZATION	# OF SHARES/ % OF EQUITY INTEREST OWNED	TOTAL SHARES OUTSTANDING	%	CERT. NO.	PAR VALUE
LONE STAR FINANCE, LLC	DEL FRISCO’S OF NEW YORK, LLC		100% interest	N/A	N/A	N/A	N/A
LONE STAR FINANCE, LLC	DEL FRISCO’S GRILLE OF NEW YORK, LLC	NEW YORK LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A
LONE STAR FINANCE, LLC	SULLIVAN’S OF NORTH CAROLINA, INC.	NORTH CAROLINA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF NORTH CAROLINA, INC.	NORTH CAROLINA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF OHIO, INC.	OHIO CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	NORTH PHILADELPHIA SULLIVAN’S, INC.	PENNSYLVANIA	100	100	100%	2	None
LONE STAR FINANCE, LLC	DEL FRISCO’S OF PHILADELPHIA, INC.	PENNSYLVANIA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF TENNESSEE, INC.	TENNESSEE CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF VIRGINIA, INC.	VIRGINIA CORPORATION	100	100	100%	2	None
LONE STAR FINANCE, LLC	SULLIVAN’S OF WASHINGTON, LLC	WASHINGTON LIMITED LIABILITY COMPANY	100% interest	N/A	N/A	N/A	N/A

Schedule 4.13

Part “A”

FEE OWNED REAL ESTATE ASSETS

(1)	Sullivan’s Restaurant (including building and tract of real property) located at 17795 Dallas Parkway, Dallas, Texas 75287.

(2)	Del Frisco’s Restaurant (including building and tract of real property) located at 5251 Spring Valley Road, Dallas, Texas 75254.

Part “B”

LEASEHOLD PROPERTIES

(1)	Sullivan’s Restaurant (including building and tract of real property) located at Fifth Avenue Mall—Room C01, 320 W. 5th Ave., Anchorage, Alaska99501.

(2)	Sullivan’s Restaurant (including building and tract of real property) located at 1785 E. River Road, Tucson, Arizona85718-7631.

(3)	Sullivan’s Restaurant (including building and tract of real property) located at 73505 El Paseo Suite 2600, Palm Desert, California92260-4343.

(4)	Sullivan’s Restaurant (including building and tract of real property) located at 1745-61 Wazee Street, Denver, Colorado80202-1231.

(5)	Sullivan’s Restaurant (including building and tract of real property) located at 5525 Concord Pike, Wilmington, Delaware19803-1429.

(6)	Sullivan’s Restaurant (including building and tract of real property) located at 415 N. Dearborn, Chicago, Illinois60654.

(7)	Sullivan’s Restaurant (including building and tract of real property) located at 244 S. Main Street, Naperville, Illinois60540-5350.

(8)	Sullivan’s Restaurant (including building and tract of real property) located at 250 Marriot Drive, Lincolnshire, Illinois60069

(9)	Sullivan’s Restaurant (including building and tract of real property) located at 3316 E. 86th, Indianapolis, Indiana46240-2429.

(10)	Sullivan’s Restaurant (including building and tract of real property) located at One East Pratt Street Ste., 102, Baltimore, Maryland21202.

(11)	Sullivan’s Restaurant (including building and tract of real property) located at 4501 West 119th St., Leawood, Kansas66209.

(12)	Sullivan’s Restaurant (including building and tract of real property) located at 5252 Corporate Blvd., Baton Rouge, Louisiana 70808-2503.

(13)	Sullivan’s Restaurant (including building and tract of real property) located at 1928 South End Steelyard, Suite 200, Charlotte, North Carolina28203-4785.

(14)	Sullivan’s Restaurant (including building and tract of real property) located at 414 Glenwood Avenue, Suite 103, Raleigh, North Carolina27603-1220.

(15)	Sullivan’s Restaurant (including building and tract of real property) located at 222 S. 15th Street, Omaha, Nebraska68102.

(16)	Sullivan’s Restaurant (including building and tract of real property) located at 700 W. Dekalb Pike, King of Prussia, Pennsylvania19406-3006.

(17)	Sullivan’s Restaurant (including building and tract of real property) located at 300 Colorado Street, Suite 200, Austin, Texas78701-3925.

(18)	Sullivan’s Restaurant (including building and tract of real property) located at 4608 Westheimer, Houston, Texas77027-4716.

(19)	Sullivan’s Restaurant (including building and tract of real property) located at 621 Union Street, Seattle, Washington98101.

(20)	Del Frisco’s Restaurant (including building and tract of real property) located at 8100 E. Orchard Road, Greenwood Village, Colorado80111-5013.

(21)	Del Frisco’s Restaurant (including building and tract of real property) located at 4725 Piedmont Row Dr., Suite 170, Charlotte, North Carolina28210.

(22)	Del Frisco’s Restaurant (including building and tract of real property) located at 5061 Westheimer Rd., Suite 8060, Houston, Texas77056.

(23)	Del Frisco’s Restaurant (including building and tract of real property) located at 3925 Paradise Road, Las Vegas, Nevada89109-4607.

(24)	Del Frisco’s Restaurant (including building and tract of real property) located at Rockefeller Center, 1221 Ave. of the Americas, New York City, New York10020-1001.

(25)	Del Frisco’s Restaurant (including building and tract of real property) located at 812 Main Street, Ft. Worth, Texas76102-6247.

(26)	Del Frisco’s Restaurant (including building and tract of real property) located at 1426-1428 Chestnut St., Philadelphia, Pennsylvania19102-8680.

(27)	Del Frisco’s Restaurant (including building and tract of real property) located at 250 Northern Ave., S. 200, Boston, Massachusetts02210.

(28)	Del Frisco’s Grille Restaurant (including building and tract of real property) located at 50 Rockefeller Plaza, Suite H, New York City, New York10020-1001.

(29)	Del Frisco’s Grille Restaurant (including building and tract of real property) located at 3232 McKinney Ave., Suite 175, Dallas, Texas 75201.

(30)	Del Frisco’s Restaurant Group corporate office (including building and tract of real property) located at 930 South Kimball Ave., Suite 100, Southlake, Texas 76092.

Schedule 4.16

MATERIAL CONTRACTS

1.	Management Agreement

2.	Each Non-Credit Party Lease Guaranty

Schedule 4.27

NON-CREDIT PARTY LEASE GUARANTIES

(1)	Guaranty dated as of January 28, 2005 in favor of Wake Forest/Granite, LLC made by Center Cut Hospitality, Inc., as successor to Lone Star Steakhouse & Saloon, Inc. (monthly base rent is $7,919.67 increasing to $8,708.33 effective November 1, 2011 and both lease and guaranty expire on October 31, 2016)

(2)	Guaranty dated as of April 19, 2005 in favor of Crown/Monroe, LLC made by Center Cut Hospitality, Inc., as successor to Lone Star Steakhouse & Saloon, Inc. (monthly base rent is $8,708.33 and both lease and guaranty expire on May 31, 2016)

(3)	Guaranty dated as of September 30, 2004 in favor of Crown/Burlington, LLC made by Center Cut Hospitality, Inc., as successor to Lone Star Steakhouse & Saloon, Inc. (monthly base rent is $6,666.67 increasing to $7,500 effective October 1, 2011 and both lease and guaranty expire on September 30, 2016)

(4)	Guaranty dated as of May 27, 2005 in favor of Crown/Statesville, LLC made by Center Cut Hospitality, Inc., as successor to Lone Star Steakhouse & Saloon, Inc. (monthly base rent is $6,250; lease expires on October 31, 2016 and guaranty expires on July 31, 2011)

(5)	Guaranty dated as of January 28, 2005 in favor of SF Crossing Investors, Ltd. made by Center Cut Hospitality, Inc., as successor to Lone Star Steakhouse & Saloon, Inc. (monthly base rent is $7,291.67; lease expires on July 31, 2016 and guaranty expires on July 31, 2011)

(6)	Guaranty dated as of November 21, 2005 in favor of Harvest/Harbor Point made by Center Cut Hospitality, Inc., as successor to Lone Star Steakhouse & Saloon, Inc. (monthly base rent is $9,166.67 increasing to $10,833.33 effective January 1, 2012 and both lease and guaranty expire on December 31, 2016)

(7)	Guaranty dated as of February 11, 2005 in favor of Crown/Mooresville, LLC made by Center Cut Hospitality, Inc., as successor to Lone Star Steakhouse & Saloon, Inc. (monthly base rent is $11,000 and both lease and guaranty expire on February 29, 2016)

The tenant under each relevant lease is Lone Star Steaks, Inc.; provided, however, the tenant in respect of Guaranty No. 5 is Lone Star Steakhouse & Saloon of Oklahoma, Inc. and the tenant in respect of Guaranty No. 6 is TX. C.C., Inc.

Schedule 4.28

INACTIVE SUBSIDIARIES

SULLIVAN’S OF ALABAMA, INC.
DEL FRISCO’S OF ARIZONA, INC.
SULLIVAN’S OF ARKANSAS, INC.
DEL FRISCO’S OF WASHINGTON D.C., INC.
SULLIVAN’S OF MIAMI, LLC
SULLIVAN’S OF GEORGIA, INC. DEL FRISCO’S OF ILLINOIS, INC.
MASSACHUSETTS SULLIVAN’S, INC.
SULLIVAN’S OF MICHIGAN, INC.
SULLIVAN’S OF MISSOURI, INC.
SULLIVAN’S OF NEW YORK, INC.
SULLIVAN’S OF OHIO, INC.
SULLIVAN’S OF TENNESSEE, INC.
VILLAGE BEVERAGE CORPORATION
SULLIVAN’S OF VIRGINIA, INC.

Schedule 6.1

INDEBTEDNESS

Indebtedness owing to IKON with respect to photocopier leased to Center Cut Hospitality, Inc.

Indebtedness owing to Illy Caffe North America with respect to coffee machine leased to Center Cut Hospitality, Inc.

Schedule 6.2

LIENS

Lien in favor of IKON relating to Indebtedness owing to IKON with respect to photocopier leased to Center Cut Hospitality, Inc.

Lien in favor of Illy Caffe North America relating to Indebtedness owing to Illy Caffe North America with respect to coffee machine leased to Center Cut Hospitality, Inc.

Schedule 6.7

INVESTMENTS

None

Schedule 6.12

TRANSACTIONS WITH AFFILIATES

1.	Management Agreement and transactions occurring thereunder

EXHIBIT A-1 TO

CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger.

1. Pursuant to Sections 2.1 and 2.2 of the Credit Agreement, Company requests that Lenders make the following Loans to Company in accordance with the applicable terms and conditions of the Credit Agreement on             , 201  (the “Credit Date”):

(a) Term Loans:[1]

☐ Base Rate Loans:	$

☐ LIBOR Rate Loans, with an initial Interest Period of:

____ one (1) month ____ two (2) months ____ three (3) months ____ six (6) months ____ nine (9) months* ____ twelve (12) months*	$

(b) Revolving Loans:

☐ Base Rate Loans:	$

☐ LIBOR Rate Loans, with an initial Interest Period of:

____ one (1) month ____ two (2) months ____ three (3) months ____ six (6) months ____ nine (9) months* ____ twelve (12) months*	$

[1]	To be made on the Closing Date only.
*	Available only if all Lenders of the relevant Class approve.

DFRG—Form of Funding Notice

2. Company hereby authorizes and directs Administrative Agent to disburse the proceeds of the Loans requested hereby to the account number(s) in the amount(s) specified on Exhibit A hereto.

3. Company hereby certifies that:

(i) after giving effect to the making of any Revolving Loan requested hereby, (a) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, and (b) Availability is $0 or greater, as calculated on Exhibit B hereto;

(ii) after giving effect to the borrowing contemplated hereby, the Senior Leverage Ratio determined as of the Credit Date will not exceed the maximum Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8 of the Credit Agreement, as calculated on Exhibit B hereto;

(iii) as of the Credit Date, the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(iv) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute a Default or an Event of Default.

[Signature Page Follows]

DFRG—Form of Funding Notice

2

IN WITNESS WHEREOF, Company has caused this Funding Notice to be executed and delivered by its duly authorized representative as of the date set forth below.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

Date: , 201

DFRG—Form of Funding Notice

Signature Page

Exhibit A

Disbursement of Proceeds

DFRG—Form of Funding Notice

Exhibit A

Exhibit B

Calculation of Availability and Senior Leverage Ratio

Availability[1]: (i) - (ii) =	Actual: Required: > $0

(i)     (A) the sum of the trailing twelve months Consolidated Adjusted EBITDA of Holdings and its Subsidiaries as of the last day of the most recently ended Fiscal Month for which financial statements have been delivered pursuant to Section 5.1(a) of the Credit Agreement:

$[ , , ]

multiplied by

(B) the then in effect maximum Senior Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8(c) of the Credit Agreement:	[ ]

Total of (i)(A) multiplied by (i)(B):	$[ , , ]

(ii) (A) the aggregate outstanding principal balance of the Loans as of such date:	$[ , , ]

plus

(B) all other Consolidated Total Debt as of such date:	$[ , , ]

plus

(C) the amount of any reserves against Availability pursuant to Sections 2.13(a) or 2.13(b) of the Credit Agreement:	$[ , , ]

plus

(D) Letterof Credit Usage:	$[ , , ]

plus

(E) the aggregate principal amount of all Revolving Loans requested pursuant to Section 2.2(b)(ii) of the Credit Agreement but not yet funded as of such date	$[ , , ]

Total of (ii)(A) + (ii)(B) + (ii)(C) + (ii)(D) + (ii)(E):	$[ , , ]

[1]	Availability shall be computed on a pro forma basis.

DFRG—Form of Funding Notice

Exhibit B

Senior Leverage Ratio: (i)/(ii) =	Actual: . :1.00 Required: . :1.00

(i) Consolidated Total Debt (excluding any Subordinated Indebtedness) on such date of determination minus Unrestricted Cash of the Credit Parties in excess of $1,000,000 as of such day:	$[ , , ]

(ii) (a) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date[1]:	$[ , , ]

(b)the dollar amount, if any, by which Consolidated Adjusted Store-Level EBITDA generated by the New York Location during such period exceeds thirty-five percent (35%) of the Consolidated Adjusted Store-Level EBITDA for such period[2]:

$[ , , ]

Total of (ii)(a) minus (ii)(b):	$[ , , ]

[1]	Or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter.
[2]	Or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter.

DFRG—Form of Funding Notice

2

EXHIBIT A-2 TO

CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger.

1. Pursuant to Section 2.8 of the Credit Agreement, Company requests the conversion and/or continuation of the following Loans, each such conversion and/or continuation to be effective as of             , 201    :

     (a) Term Loans:

$[ , , ]	LIBOR Rate Loans to be continued with an Interest Period of: ___ one (1) month ___ two (2) months ___ three (3) months ___ six (6) months ___ nine (9) months* ___ twelve (12) months*

$[ , , ]

Base Rate Loans to be converted to LIBOR Rate Loans with an Interest Period of:

___ one (1) month

___ two (2) months

___ three (3) months

___ six (6) months

___ nine (9) months*

___ twelve (12) months*

$[ , , ]	LIBOR Rate Loans to be converted to Base Rate Loans

*	Available only if all Lenders of the relevant Class approve.

Continuation/Conversion Notice

     (b) Revolving Loans:

$[ , , ]	LIBOR Rate Loans to be continued with an Interest Period of: ___ one (1) month ___ two (2) months ___ three (3) months ___ six (6) months ___ nine (9) months* ___ twelve (12) months*

$[ , , ]

Base Rate Loans to be converted to LIBOR Rate Loans with an Interest Period of:

___ one (1) month

___ two (2) months

___ three (3) months

___ six (6) months

___ nine (9) months*

___ twelve (12) months*

$[ , , ]	LIBOR Rate Loans to be converted to Base Rate Loans

2. Company hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute a Default or an Event of Default.

[Signature Page Follows]

*	Available only if all Lenders approve.

Continuation/Conversion Notice

2

IN WITNESS WHEREOF, Company has caused this Conversion/Continuation Notice to be executed and delivered by its duly authorized representative as of the date set forth below.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

Date: , 201

Continuation/Conversion Notice

Signature Page

EXHIBIT A-3 TO

CREDIT AND GUARANTY AGREEMENT

ISSUANCE NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger.

1. Pursuant to Section 2.3 of the Credit Agreement, Company requests a Letter of Credit to be issued on             , 201    (the “Credit Date”) in accordance with the terms and conditions of the Credit Agreement.

2.	Attached on Exhibit A hereto for each such Letter of Credit are the following:

(a)	the stated amount of such Letter of Credit;

(b)	the name and address of the beneficiary of such Letter of Credit;

(c)	the expiration date of such Letter of Credit; and

(d)	either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.

3.	Company hereby certifies to Administrative Agent, each Lender and Issuing Bank that:

(a)	after giving effect to the issuance of any Letter of Credit requested hereby, (i) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, (ii) Letter of Credit usage shall not exceed the Letter of Credit Sublimit then in effect; and (iii) Availability is $0 or greater;

(b)	after giving effect to the issuance of any Letter of Credit requested hereby, the Senior Leverage Ratio determined as of the Credit Date will not exceed the maximum Senior Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8 of the Credit Agreement;

Issuance Notice

(c)	as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and

(d)	as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute a Default or an Event of Default.

[Signature Page Follows]

Issuance Notice

2

IN WITNESS WHEREOF, Company has caused this Issuance Notice to be executed and delivered by its duly authorized representative as of the date set forth below.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

Date: , 201

Issuance Notice

Signature Page

Exhibit A

Proposed Terms of Letter of Credit

(a) the stated amount of such Letter of Credit: $

(b) the name and address of the beneficiary of such Letter of Credit:

Name of Beneficiary:
Address of Beneficiary:

(c) the expiration date of such Letter of Credit:             , 20

(d) set forth below is either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit:

Issuance Notice

Exhibit A

EXHIBIT B-1 TO

CREDIT AND GUARANTY AGREEMENT

TERM LOAN NOTE

$	, 20
New York, New York

FOR VALUE RECEIVED, CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), hereby promises to pay [NAME OF LENDER] or its registered assigns (“Payee”), on or before the Term Loan Maturity Date, the principal amount of                     DOLLARS ($                    ).

Company also hereby promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger.

Company shall make scheduled principal payments on this Note as set forth in Section 2.11 of the Credit Agreement.

This Term Loan Note (this “Note”) is one of the “Term Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place or account as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date on which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Form of Term Loan Note

This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Signature Page Follows]

Form of Term Loan Note

2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its duly authorized representative as of the date and at the place first written above.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

Form of Term Loan Note

Signature Page

EXHIBIT B-2 TO

CREDIT AND GUARANTY AGREEMENT

REVOLVING LOAN NOTE

$	, 20
New York, New York

FOR VALUE RECEIVED, CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), hereby promises to pay [NAME OF LENDER] or its registered assigns (“Payee”), on or before the Revolving Commitment Termination Date, the lesser of (a) [DOLLARS] ($                    ) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

Company also hereby promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger.

This Revolving Loan Note (this “Note”) is one of the “Revolving Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place or account as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date on which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

Form of Revolving Loan Note

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Signature Page Follows]

Form of Revolving Loan Note

2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its duly authorized representative as of the date and at the place first written above.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

Form of Revolving Loan Note

EXHIBIT C TO

CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

Each of the undersigned hereby certifies, in his or her official capacity on behalf of the applicable named Credit Party and not in his or her individual capacity, as follows:

1. I am the [Chief Financial Officer] [or to the extent no Person holds such position at such time, the Chief Executive Officer/Controller] of each of CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), and DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”).

2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Holdings, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

4. The financial statements attached hereto fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows from the periods indicated, subject, in the case of any unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.1(d) of the Credit Agreement.

[Signature Page Follows]

Compliance Certificate

IN WITNESS WHEREOF, Company and Holdings have each caused this Certificate to be executed and delivered by its duly authorized representative as of the date and at the place first written above.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

DEL FRISCO’S RESTAURANT GROUP, LLC

By:
Name:
Title:

Compliance Certificate

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated Adjusted EBITDA: (i) - (ii) =	$	[ , ,	]

(i) (a) Consolidated Net Income:	$	[ , ,	]

(b) Consolidated Interest Expense:	$	[ , ,	]

(c) provisions for taxes based on income:	$	[ , ,	]

(d) total depreciation expense:	$	[ , ,	]

(e) total amortization expense:	$	[ , ,	]

(f) other non-Cash items reducing Consolidated Net Income[1]:	$	[ , ,	]

(g) Pre-Opening Costs:	$	[ , ,	]

(h) management or similar fees paid during such period pursuant to the Management Agreement to the extent permitted by the Credit Agreement and the Management Fee Subordination Agreement:	$	[ , ,	]

(i) non-Cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of Holdings or Company:	$	[ , ,	]

(j) extraordinary charges to the extent approved by Administrative Agent:	$	[ , ,	]

Total of (i)(a) through (j):	$	[ , ,	]

(ii) (a) other non-Cash items increasing Consolidated Net Income[2]:	$	[ , ,	]

(b) interest income:	$	[ , ,	]

[1]

Excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.

[2]	Excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period.

Compliance Certificate

Annex A-1

(c) other income:	$	[ , ,	]

(d) with respect to Permitted Joint Ventures, the income of which has been included in Consolidated Net Income, the amount of all Permitted Minority Interest Distributions actually paid:	$	[ , ,	]

Total of (ii)(a) through (d):	$	[ , ,	]

2. Consolidated Adjusted FCCR EBITDA: (i) - (ii) =	$	[ , ,	]

(i) Consolidated Adjusted EBITDA:	$	[ , ,	]

(ii) aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clauses (i)(g) and (i)(h) of the definition thereof:	$	[ , ,	]

3. Consolidated Adjusted Store-Level EBITDA: (i) + (ii) =	$	[ , ,	]

(i) Consolidated Adjusted EBITDA:	$	[ , ,	]

(ii) Consolidated Corporate Overhead:	$	[ , ,	]

4. Consolidated Capital Expenditures:	$	[ , ,	]

5. Consolidated Cash Interest Expense:	$	[ , ,	]

6. Consolidated Corporate Overhead:	$	[ , ,	]

7. Consolidated Current Assets:	$	[ , ,	]

8. Consolidated Current Liabilities:	$	[ , ,	]

9. Consolidated Excess Cash Flow: (i) - (ii) =	$	[ , ,	]

(i) (a) Consolidated Adjusted EBITDA:	$	[ , ,	]

(b) interest income:	$	[ , ,	]

(c) other non-ordinary course income (excluding any gains or losses attributable to Asset Sales):	$	[ , ,	]

(d) Consolidated Working Capital Adjustment:	$	[ , ,	]

Total of (i)(a) through (d):	$	[ , ,	]

Compliance Certificate

Annex A-2

(ii) (a) voluntary and scheduled repayments of Consolidated Total Debt[3]:	$	[ , ,	]

(b) Consolidated Capital Expenditures[4]:	$	[ , ,	]

(c) Consolidated Cash Interest Expense:	$	[ , ,	]

(d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period:	$	[ , ,	]

(e) aggregate of all amounts deducted from Consolidated Adjusted EBITDA pursuant to clauses (i)(g) and (i)(h) of the definition thereof during such period:	$	[ , ,	]

(f) cash amounts paid to purchase or redeem Capital Stock in accordance with Section 6.5(b) of the Credit Agreement:	$	[ , ,	]

(g) cash amounts paid in connection with Permitted Acquisitions (to the extent such amounts are not financed):	$	[ , ,	]

(h) the aggregate of all extraordinary charges paid in cash and added back to Consolidated Adjusted EBITDA pursuant to clause (i)(j) of the definition thereof:	$	[ , ,	]

Total of (ii)(a) through (h):	$	[ , ,	]

10. Consolidated Fixed Charges: (i) + (ii) + (iii) + (iv) + (v) =	$	[ , ,	]

(i) Consolidated Cash Interest Expense:	$	[ , ,	]

(ii) scheduled payments of principal on Consolidated Total Debt:	$	[ , ,	]

(iii) Consolidated Maintenance Capital Expenditures:	$	[ , ,	]

[3]	Excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments.
[4]

Net of any proceeds of (x) Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.13(a) of the Credit Agreement; (y) Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with Section 2.13(b) of the Credit Agreement; and (z) proceeds of related financings with respect to such expenditures.

Compliance Certificate

Annex A-3

(iv) the current portion of taxes provided for with respect to such period in accordance with GAAP:	$	[ , ,	]

(v) all amounts paid pursuant to any Non-Credit Party Guaranty Agreement:	$	[ , ,	]

11. Consolidated Growth Capital Expenditures:	$	[ , ,	]

12. Consolidated Interest Expense:	$	[ , ,	]

13. Consolidated Liquidity: (i) + (lesser of (ii) or (iii)) =	$	[ , ,	]

(i) Unrestricted Cash-on-hand of Holdings and its Subsidiaries:	$	[ , ,	]

(ii) (a) aggregate Revolving Commitments in effect at such time:	$	[ , ,	]

(b) Total Utilization of the Revolving Commitments at such time:	$	[ , ,	]

Total of (ii)(a) minus (ii)(b):	$	[ , ,	]

(iii) Availability at such time:	$	[ , ,	]

14. Consolidated Maintenance Capital Expenditures: (i)—(ii) =	$	[ , ,	]

(i) Consolidated Capital Expenditures:	$	[ , ,	]

(ii) Consolidated Growth Capital Expenditures:	$	[ , ,	]

15. Consolidated Net Income: (i) - (ii) =	$	[ , ,	]

(i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP[5]:	$	[ , ,	]

(ii) (a) other than with respect to any Permitted Joint Venture, the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest:

	$	[ , ,	]

[5]	Excluding, without duplication, extraordinary and non-recurring items, impairment charges related to goodwill, property, plant and equipment, and any other assets, and currency translation charges.

Compliance Certificate

Annex A-4

(b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries:

	$	[ , ,	]

(c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:

	$	[ , ,	]

(d) any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$	[ , ,	]

(e) to the extent not included in clauses (ii)(a) through (d) above, any net extraordinary gains or net extraordinary losses:	$	[ , ,	]

Total of (ii)(a) through (e):	$	[ , ,	]

16. Consolidated Total Debt:	$	[ , ,	]

17. Consolidated Working Capital: (i) - (ii) =	$	[ , ,	]

(i) Consolidated Current Assets:	$	[ , ,	]

(ii) Consolidated Current Liabilities:	$	[ , ,	]

18. Consolidated Working Capital Adjustment[6]: (i) - (ii) =	$	[ , ,	]

(i) Consolidated Working Capital as of the beginning of such period:	$	[ , ,	]

(ii) Consolidated Working Capital as of the end of such period:	$	[ , ,	]

19. Minimum Consolidated Liquidity:
Actual: $[ , , ]
Required: > = $3,000,000

20. Minimum Consolidated Adjusted Store-Level EBITDA:
Actual: $[ , , ]
Required: >= $30,000,000

[6]	Excluding the effects of changes in current deferred tax assets and current deferred tax liabilities, to the extent such changes have no cash impact.

Compliance Certificate

Annex A-5

21. Senior Leverage Ratio: (i)/(ii) =
Actual:		. :1.00
Required:		. :1.00

(i) Consolidated Total Debt (excluding any Subordinated Indebtedness) on such date of determination minus Unrestricted Cash of the Credit Parties in excess of $1,000,000 as of such day:	$	[ , ,	]

(ii) (a) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date[7]:	$	[ , ,	]

(b) the dollar amount, if any, by which Consolidated Adjusted Store-Level EBITDA generated by the New York Location during such period exceeds thirty-five percent (35%) of the Consolidated Adjusted Store-Level EBITDA for such period[8]:

	$	[ , ,	]

Total of (ii)(a) minus (ii)(b):	$	[ , ,	]

22. Fixed Charge Coverage Ratio[9]: (i)/(ii) =
Actual:		. :1.00
Required:		. :1.00

(i) Consolidated Adjusted FCCR EBITDA:	$	[ , ,	]

(ii) Consolidated Fixed Charges:	$	[ , ,	]

7	Or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter.
8	Or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter.
9	Calculated as the ratio as of the last day of (a) the first Fiscal Quarter ending after the Closing Date of (i) Consolidated Adjusted FCCR EBITDA for such Fiscal Quarter, to (ii) Consolidated Fixed Charges for such Fiscal Quarter, (b) the second Fiscal Quarter ending after the Closing Date of (i) Consolidated Adjusted FCCR EBITDA for the two Fiscal Quarters period ending on such date, to (ii) Consolidated Fixed Charges for such two Fiscal Quarters, (c) the third Fiscal Quarter ending after the Closing Date of (i) Consolidated Adjusted FCCR EBITDA for the three Fiscal Quarter period ending on such date, to (ii) Consolidated Fixed Charges for such three-Fiscal Quarter period, and (d) any other Fiscal Quarter of (i) Consolidated Adjusted FCCR EBITDA for the four-Fiscal Quarter period then ending, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

Compliance Certificate

Annex A-6

EXHIBIT E TO

CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

3. Borrower:	Center Cut Hospitality, Inc., a Delaware corporation

4. Administrative Agent:	Goldman Sachs Bank USA, as the administrative agent under the Credit Agreement

5. Credit Agreement:	Credit and Guaranty Agreement, dated as of July 29, 2011, by and among Borrower, Del Frisco’s Restaurant Group, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time and Administrative Agent and the other Agents party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time

Assignment and Assumption Agreement

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[1]

[2]	$	$	%

	$	$	%

	$	$	%

Effective Date:                     , 201          [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7. Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

[Signature Page Follows]

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan”, etc.)

Form of Assignment and Assumption Agreement

2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]1 Accepted:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

[Consented to and]2 Accepted:

CENTER CUT HOSPITALITY, INC., as Company

By:
Name:
Title:

[1]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[2]	To be added only if the consent of Company is required by the terms of the Credit Agreement.

Assignment and Assumption Agreement

Signature Page

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of any Credit Party or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Credit Party or any other Person of any of their respective obligations under any Credit Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued up to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed

Form of Assignment and Assumption Agreement

Annex 1 - 1

in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or electronic mail in portable document format shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof (other than Section 5-1401 and 5-1402 of the New York General Obligations Law).

Form of Assignment and Assumption Agreement

Annex 1 - 2

EXHIBIT F TO

CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS

Reference is made to the Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger. Pursuant to Section 2.19(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

Certificate Regarding Non-Bank Status

EXHIBIT G-1 TO

CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

Each of the undersigned hereby certifies, in his or her official capacity on behalf of the applicable named Credit Party and not in his or her individual capacity, as follows:

1. Pursuant to that certain Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), certain Subsidiaries of Holdings, along with Holdings, as Guarantors, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger, Company hereby requests that Lenders make the Loans to Company requested in accordance with the terms of the initial Funding Notice, dated as of the Closing Date (the “Initial Funding Notice”).

2. I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

3. Based upon my review and examination described in paragraph 2 above, I certify, on behalf of Company or Holdings, as applicable, that as of the date hereof:

(i) the representations and warranties contained in each of the Credit Documents are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all respects on and as of such earlier date; and

(ii) no event has occurred and is continuing or would result from the consummation of the borrowing contemplated by the Initial Funding Notice that would constitute a Default or an Event of Default.

4. Company certifies that it has provided to Agent true and complete copies of each of the Material Contracts to which any Credit Party is party (including all amendments and modifications thereto) in effect on the Closing Date.

5. Each Credit Party has requested Miller, Egan, Molter & Nelson LLP to deliver to Agents and Lenders on the Closing Date favorable written opinions setting forth such matters as Administrative Agent may reasonably request.

6. Holdings has delivered to Administrative Agent true, complete and correct copies of (a) the Historical Financial Statements, (b) pro forma consolidated balance sheet of Holdings

Closing Date Certificate

and its Subsidiaries as at the Closing Date, and reflecting the consummation of the related financings and the other transactions contemplated by the Credit Documents, and (c) the Projections.

7. The pro forma balance sheet delivered pursuant to Section 3.1(l) of the Credit Agreement demonstrates that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the Consolidated Liquidity of the Company is at least $10,000,000.

8. The pro forma income statement delivered pursuant to Section 3.1(l) of the Credit Agreement demonstrates that during the twelve (12) Fiscal Month period ending on June 14, 2011, the Consolidated Adjusted EBITDA of the Company is at least $30,000,000.

9. The pro forma balance sheet delivered pursuant to Section 3.1(l) of the Credit Agreement demonstrates that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the Senior Leverage Ratio as of the Closing Date is less than 2.50:1.00.

10. Since December 28, 2010, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

[Signature Page Follows]

Closing Date Certificate

2

The foregoing certifications are made and delivered as of             , 2011.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

DEL FRISCO’S RESTAURANT GROUP, LLC

By:
Name:
Title:

Closing Date Certificate

Signature Page

EXHIBIT G-2 TO

CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

Each of the undersigned hereby certifies, in his or her official capacity on behalf of the applicable named Credit Party and not in his or her individual capacity, as follows:

1. The undersigned is the Chief Financial Officer, or to the extent no Person holds such position at such time, the Chief Executive Officer/Controller of each of CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), and DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), and the undersigned is authorized to execute and deliver this Solvency Certificate for and on behalf of the foregoing.

2. Reference is made to that certain Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Holdings, as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger.

3. The undersigned has reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in the undersigned’s opinion, has made, or has caused to be made under the undersigned’s supervision, such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to the matters referred to herein.

4. Based upon the undersigned’s review and examination described in paragraph 3 above, the undersigned certifies that, as of the Closing Date, after giving effect to the Loans to be made on the Closing Date, Company and its Subsidiaries are and will be Solvent.

The foregoing certifications are made and delivered as of the Closing Date.

[Signature Page Follows]

Solvency Certificate

IN WITNESS WHEREOF, Company and Holdings have caused this Solvency Certificate to be duly executed and delivered by their duly authorized representative as of the Closing Date.

CENTER CUT HOSPITALITY, INC.

By:
Name:
Title:

DEL FRISCO’S RESTAURANT GROUP, LLC

By:
Name:
Title:

Signature Page

Solvency Certificate

EXHIBIT H TO

CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated                     , 201        (this “Counterpart Agreement”) is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent and Lead Arranger.

Section 1. Pursuant to Section 5.10 of the Credit Agreement and Section 5.3 of the Pledge and Security Agreement:

(a)                     (“New Credit Party”) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the New Credit Party becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) each Credit Party (including New Credit Party) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to it is true and correct in all material respects both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date;

(c) each Credit Party (including New Credit Party) certifies that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute a Default or an Event of Default;

(d) New Credit Party agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) all in accordance with Section 7 of the Credit Agreement;

(e) New Credit Party hereby (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement, (ii) agrees that it will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original

Counterpart Agreement

signatory thereto, (iii) grants to Collateral Agent, for the benefit of each Secured Party (as such term is defined in the Pledge and Security Agreement) a security interest in all of its right, title and interest in and to all of its “Collateral” (as such term is defined in the Pledge and Security Agreement), in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement;

(f) New Credit Party shall be and hereby agrees to be bound by [list applicable Credit Documents] by virtue of this Agreement as if a signatory to such Credit Document on the Closing Date (or any other date of execution), and New Credit Party shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in each such Credit Document, except to the extent that such terms, conditions, covenants, agreements and obligations relate solely to a date or period prior to the date hereof;

(g) New Credit Party acknowledges that it has received a copy of each Credit Document to which it is a party by virtue of this Agreement and that it has read and understands the terms thereof; and

(h) New Credit Party hereby agrees to provide all information and execute all documents, and hereby authorizes the filing of all financing statements, deemed reasonably necessary by Collateral Agent in connection with Collateral Agent’s perfection of the Lien created against the assets of New Credit Party, in each case, pursuant to the terms of the Credit Documents. In addition, on or before the date hereof, New Credit Party agrees to complete a Collateral Questionnaire and deliver the same to Collateral Agent.

Section 2. New Credit Party agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent or Collateral Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except in accordance with Section 10.5 of the Credit Agreement. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of New Credit Party shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 3. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Counterpart Agreement

2

Section 4. This Agreement may be executed in multiple counterparts (any of which may be delivered via facsimile or via electronic mail in portable document format), each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

[Signature Pages Follow]

Counterpart Agreement

3

IN WITNESS WHEREOF, the undersigned have caused this Counterpart Agreement to be duly executed and delivered by their duly authorized representatives as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

[ADD OTHER CREDIT PARTIES]

By:
Name:
Title:

Signature Page

Counterpart Agreement

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA,
as Collateral Agent

By:
Name:
Title:

Signature Page

Counterpart Agreement

EXHIBIT I TO

CREDIT AND GUARANTY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

dated as of July 29, 2011

by and among

EACH OF THE GRANTORS PARTY HERETO

and

GOLDMAN SACHS BANK USA,

as Collateral Agent

Pledge and Security Agreement

Pledge and Security Agreement

i

Pledge and Security Agreement

ii

Schedules to Pledge and Security Agreement

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 — MATERIAL CONTRACTS

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

Exhibits to Pledge and Security Agreement

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D — DEPOSIT ACCOUNT CONTROL AGREEMENT

Pledge and Security Agreement

iii

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of July 29, 2011 (this “Agreement”), by and among EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor” and, collectively, “Grantors”), and GOLDMAN SACHS BANK USA (“GSB”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CENTER CUT HOSPITALITY, INC., a Delaware corporation (“Company”), DEL FRISCO’S RESTAURANT GROUP, LLC, a Delaware limited liability company, as a Guarantor, the other Credit Parties party thereto from time to time, the lenders party thereto from time to time (the “Lenders”), and GSB as Administrative Agent, Collateral Agent and Lead Arranger;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Interest Rate Agreements or Currency Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement, the Interest Rate Agreements and/or the Currency Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents, the Interest Rate Agreements and the Currency Agreements as set forth herein; and

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Grantor and Collateral Agent agree as follows:

SECTION 1. DEFINITIONS.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC, including Health-Care Insurance Receivables.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

Pledge and Security Agreement

“Assigned Agreements” shall mean all agreements and contracts to which any Grantor is a party as of the date hereof, or to which any Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account of any Grantor designated by Collateral Agent as such from time to time, other than an Excluded Account.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether any Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii)

Pledge and Security Agreement

2

all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Health-Care Insurance Receivable” shall mean all “health care insurance receivables” as defined in Article 9 of the UCC.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

Pledge and Security Agreement

3

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC; (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; (iii) all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and (iv) all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Accounts, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether any Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Payment Intangible” shall have the meaning specified in Article 9 of the UCC.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to any Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the

Pledge and Security Agreement

4

obligors named therein, the Instruments evidencing such Indebtedness, and all interest, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company owned by any Grantor including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Grantor including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust owned by any Grantor including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

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“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of any Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for any Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall mean “record” as defined in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether any Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

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“Trademarks” shall mean all United States, state, territorial, provincial and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether any Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to sections, exhibits and schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

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SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. As security for the payment and performance in full of all of the Secured Obligations, each Grantor hereby grants to Collateral Agent, for the benefit of Secured Parties, a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which are hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods;

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property;

(j) Letter of Credit Rights;

(k) Money;

(l) Receivables and Receivable Records;

(m) Commercial Tort Claims;

(n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any

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Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; or (b) any of the outstanding Capital Stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of Capital Stock of such Foreign Subsidiary entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of Capital Stock in a Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of Capital Stock of each Foreign Subsidiary.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor, including the Guaranteed Obligations of each Grantor that is a Guarantor (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended to or shall be a delegation of duties to Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

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SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1 Generally.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons (including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person), other than Permitted Liens;

(ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number, if any, and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located.

(iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iv) except as provided on Schedule 4.1(C), it has not changed its legal name, jurisdiction of organization, chief executive office or sole place of business or its structure in any way (e.g., by merger, consolidation, change in form or otherwise) within the past five (5) years;

(v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(vi) with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1 (A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii) (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings

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delivered by each Grantor, (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to Collateral Agent hereunder constitute valid and perfected First Priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral that may be perfected by the foregoing methods;

(viii) [Intentionally Reserved]

(ix) other than the financing statements filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (A) financing statements for which proper termination statements have been delivered to Collateral Agent for filing and (B) financing statements for which a pay-off letter reasonably acceptable to Collateral Agent authorizing the filing of termination statements upon payment of a specified amount has been delivered to Collateral Agent and (C) financing statements filed in connection with Permitted Liens;

(x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) those that have been obtained and delivered to Collateral Agent;

(xi) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xiii) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and

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(xiv) it has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i) except for the security interest created by this Agreement and the other Collateral Documents, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii) it shall not change such Grantor’s legal name, identity, structure (e.g., by merger, consolidation, change in form or otherwise) sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (A) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Collateral Agent may reasonably request and (B) taken all actions reasonably necessary or reasonably requested by Collateral Agent to maintain the continuous validity, perfection and the same or better priority of Collateral Agent’s security interest in Collateral intended to be granted and agreed to hereby;

(iv) if Collateral Agent or any other Secured Party gives value to enable any Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes;

(v) it shall pay promptly when due all Taxes in accordance with Section 5.3 of the Credit Agreement;

(vi) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of any event that may have a material adverse effect on the value of the Collateral or any substantial portion thereof, the ability of any Grantor or Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

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(vii) it shall not take or permit any action which could impair in any material respect Collateral Agent’s rights in the Collateral; and

(viii) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except to the extent expressly permitted by the Credit Agreement.

4.2 Equipment and Inventory.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that:

(i) all of the Equipment and Inventory included in the Collateral has been kept for the past five (5) years (or such lesser time as such Grantor has owned such Collateral) only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time); and

(ii) [Intentionally Reserved]

(iii) none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i) it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or reasonably requested by Collateral Agent to maintain the continuous validity, perfection and the same or better priority of Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(ii) it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

(iii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Collateral Agent;

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(iv) if any Equipment or Inventory is in possession or control of any third party, each Grantor shall join with Collateral Agent in notifying the third party of Collateral Agent’s security interest and using commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Collateral Agent; and

(v) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to Collateral Agent copies of all such applications or other documents filed and copies of all such certificates of title issued indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3 Receivables.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that:

(i) each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign;

(ii) [Intentionally Reserved]

(iii) no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, Collateral Agent to the extent required by, and in accordance with Section 4.3(c); and

(iv) each Grantor has delivered to Collateral Agent a complete and correct copy of each standard form of document under which a Receivable may arise.

(b) Covenants and Agreements: Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i) it shall keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

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(ii) it shall mark conspicuously, in form and manner reasonably satisfactory to Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that Collateral Agent has a security interest therein;

(iii) it shall perform in all material respects all of its obligations with respect to the Receivables;

(iv) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable as Collateral. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, following the occurrence and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(v) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable. Notwithstanding the foregoing, Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of

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Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(vi) it shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(c) Delivery and Control of Receivables. With respect to any Receivables that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to Collateral Agent (or its agent or designee) appropriately indorsed to Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of Collateral Agent.

4.4 Investment Related Property.

4.4.1 Investment Related Property Generally

(a) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, each Grantor agrees that the security interest of Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any Securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and Securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, reasonably necessary or reasonably requested by Collateral Agent to ensure the validity, perfection, priority and, if applicable, control of Collateral Agent over such

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Investment Related Property (including, without limitation, delivery thereof to Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, Securities or other property in trust for the benefit of Collateral Agent and the same shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest, in each case, to the extent that the same are expressly permitted by the Credit Agreement; and

(iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Collateral Agent.

(b) Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (with only such changes as may be approved by Collateral Agent), pursuant to which such issuer agrees to comply with Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c) Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing:

(1)

except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Collateral Agent shall have notified such Grantor that, in Collateral Agent’s reasonable judgment, such action would have a material adverse effect on the value of the Investment Related Property or any part thereof;

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and provided further, such Grantor shall give Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Equity Interests for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders, members or partners or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4.1(c)(i)(1), and no notice of any such voting or consent need be given to Collateral Agent; and

(2)	Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(1)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)	in order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (B) each Grantor acknowledges that Collateral Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2 Pledged Equity Interests

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that:

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(i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii) except as set forth on Schedule 4.4(B), it has not acquired any Capital Stock or Securities of another entity or all or substantially all the assets of another entity, or merged with another entity, within the past five (5) years;

(iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv) without limiting the generality of any of the foregoing, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or First Priority status of the security interest of Collateral Agent in any Pledged Equity Interests or the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

(v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i) without the prior written consent of Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other Organizational Documents in any way that materially adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Collateral Agent’s security interest, (b) if and to the extent prohibited under the Credit Agreement, permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other Capital Stock or Securities of any nature or to issue securities convertible into or granting the right of purchase or exchange for any Capital Stock or Securities of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of any Organizational Document relating to the issuer of any Pledged Equity Interest or the

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terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify Collateral Agent in writing of any such election or action and, in such event, shall take all steps reasonably necessary to establish Collateral Agent’s “control” thereof;

(ii) it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce in all material respects all of its rights with respect to any Investment Related Property;

(iii) without the prior written consent of Collateral Agent, it shall not vote to enable or take any other action to permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding Capital Stock or Securities of the surviving or resulting corporation, limited liability company, partnership or other Person is, upon such merger or consolidation, pledged hereunder and no cash, Securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor, except as permitted under the Credit Agreement;

(iv) such Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Collateral Agent or its nominee upon the occurrence and during the continuation of an Event of Default and to the substitution of Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; and

(v) it shall promptly notify Collateral Agent of any default under any Pledged Equity Interests that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.3 Pledged Debt

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and each Credit Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and all such Pledged Debt, collectively, constitutes all of the issued and outstanding inter-company Indebtedness;

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(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that it shall promptly notify Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.4 Investment Accounts

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and each Credit Date, that:

(i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

(ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto and the bank or other depository institution at which such Deposit Account is maintained) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii) Each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c), to: (a) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) establish Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts); and (c) deliver all Instruments to Collateral Agent.

(b) Covenant and Agreement. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account (i) unless a successor or replacement account has been established with prior written notice to Collateral Agent and with respect to which successor or replacement account a control

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agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c) or (ii) if an Event of Default has occurred and is continuing.

(c) Delivery and Control

(i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (with only such changes as may be approved by Collateral Agent) pursuant to which it shall agree to comply with Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account” (other than any Excluded Account), it shall cause the depositary institution maintaining such account to enter into a deposit account control agreement in the form of Exhibit D hereto (with only such changes as may be approved by Collateral Agent), pursuant to which Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than any Excluded Account) that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than any Excluded Account) that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

(ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

4.5 Material Contracts.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that:

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(i) Schedule 4.5 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights; and

(ii) the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their respective terms. There exists no default under any Material Contract by any party thereto and neither any Grantor, nor to its knowledge, any other Person party thereto is likely to become in default thereunder and neither any Grantor, nor to its knowledge, any other Person party thereto, has any defenses, counterclaims or right of set-off with respect to any Material Contract;

(iii) [Intentionally Reserved].

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i) in addition to any rights under the Section of this Agreement relating to Receivables, Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to Collateral Agent;

(ii) it shall deliver promptly to Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

(iii) it shall deliver promptly to Collateral Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 4.5(b)(iii)), and an explanation of any actions being taken with respect thereto;

(iv) it shall perform in all material respects all of its obligations with respect to the Material Contracts;

(v) it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or Collateral Agent may deem necessary or advisable;

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(vi) it shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract;

(vii) [Intentionally Reserved];

(viii) it shall use its commercially reasonable efforts to ensure that no Material Contract entered after the Closing Date shall contain a “change of control” provision;

(ix) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would reasonably be expected to in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any agreement, contract or license to which any Grantor is a party; and

(x) it shall promptly deposit or cause to be deposited into one or more Controlled Accounts all cash, checks, drafts or other items of payment received by it relating to or constituting payments made in respect of any Material Contract.

4.6 Letter of Credit Rights.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that:

(i) all material letters of credit to which such Grantor has rights are listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii) it has used commercially reasonable efforts to obtain the consent of each issuer of any material letter of credit to which such Grantor has rights (other than any such letter of credit constituting a Supporting Obligation, in which case, such Grantor has not consented to the assignment of the proceeds of such letter of credit to any other Person) to the assignment of the proceeds of the letter of credit to Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that, with respect to any material letter of credit hereafter arising to which such Grantor has rights, it shall use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of such letter of credit (other than any such letter of credit constituting a Supporting Obligation, in which case, such Grantor shall not consent to the assignment of the proceeds of such letter of credit to any other Person) to Collateral Agent and shall promptly deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

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4.7 Intellectual Property.

(a) Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that:

(i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

(ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

(iii) all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

(iv) all Intellectual Property is valid and enforceable; no holding, decision or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened;

(v) all registrations and applications for Copyrights, Patents and Trademarks of any Grantor are standing in the name of such Grantor, and none of such Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

(vi) such Grantor has been using appropriate statutory notices or markings of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case, to the extent that the same is material to the business of such Grantor;

(vii) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality, in each case, to the extent that the same is material to the business of such Grantor;

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(viii) the conduct of such Grantor’s business does not infringe upon any Trademark, Patent, Copyright, Trade Secret or similar intellectual property right owned or controlled by a third party in any material respect; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party in any material respect;

(ix) to the best of such Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees, in each case in any material respect;

(x) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that materially adversely affect Grantor’s rights to own or use any Intellectual Property; and

(xi) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii) it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii) it shall, within thirty (30) days of the creation or acquisition of any copyrightable work which is material to the business of any Grantor, apply to register the Copyright in the United States Copyright Office;

(iv) it shall promptly notify Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public

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domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(v) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property (except for such works with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

(vi) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party in any material respect, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vii) it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii) it shall, promptly upon the reasonable request of Collateral Agent, execute and deliver to Collateral Agent any document required to acknowledge, confirm, register, record, or perfect Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(ix) except with the prior consent of Collateral Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments with respect to the Intellectual Property of any Grantor, except financing statements or other documents or instruments filed or to be filed in favor of Collateral Agent and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Agreement and the other Credit Documents;

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(x) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(xi) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets of any Grantor, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(xii) it shall use proper statutory notice or markings in connection with its use of any of the Intellectual Property; and

(xiii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. Notwithstanding the foregoing, Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8 Commercial Tort Claims.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date and on each Credit Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor; and

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that with respect to any Commercial Tort Claim hereafter arising it shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

4.9 Insurance.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, on the Closing Date, that such Grantor does not maintain any key-man life insurance policies; and

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that in the event that such Grantor obtains any key-man life insurance policy after the Closing Date, such Grantor shall promptly obtain a collateral assignment of such policy, in form and substance reasonably satisfactory to Collateral Agent, in favor of Collateral Agent, for itself and the benefit of each other Secured Party.

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SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1 Access; Right of Inspection. Each Grantor will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Collateral Agent or any Secured Party to visit and inspect any of the properties of any Grantor and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and, from and after the occurrence and during the continuation of an Event of Default, independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that Collateral Agent and Secured Parties shall use reasonable efforts to coordinate any such visits and inspections.

5.2 Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file or authorize the filing of such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be reasonably necessary, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions reasonably necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing;

(iii) upon the occurrence and during the continuance of any Event of Default, at any reasonable time, upon request by Collateral Agent, assemble the Collateral and allow inspection of the Collateral by Collateral Agent, or Persons designated by Collateral Agent; and

(iv) at Collateral Agent’s request, appear in and defend any action or proceeding that may materially adversely affect such Grantor’s title to or Collateral Agent’s security interest in all or any part of the Collateral.

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(b) Each Grantor hereby authorizes Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes Collateral Agent to amend Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of any Grantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1 Power of Attorney. Each Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, upon the occurrence and during the continuance of any Event of Default, from time to time to take any action and to execute any instrument that Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Credit Agreement;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

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(c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

(e) [Intentionally Reserved.]

(f) [Intentionally Reserved.]

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand; and

(h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor further hereby irrevocably authorizes Collateral Agent:

(a) to prepare and file any UCC financing and continuation statements, and any amendments thereto, against such Grantor as debtor; and

(b) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor or debtor.

6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any other Secured Party to exercise any such powers. Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

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SECTION 7. REMEDIES.

7.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to the parties hereto;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable.

(b) Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent that the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Collateral Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

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Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

(c) Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim or modify any warranties of title or the like. The foregoing shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Collateral Agent against the Secured Obligations as provided in the Credit Agreement.

7.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser thereof and received by Collateral Agent and applied to indebtedness of the purchaser thereof. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantors shall be credited with proceeds of the sale.

7.4 Deposit Accounts. If any Event of Default shall have occurred and be continuing, Collateral Agent may apply the balance from any Deposit Account (other than any Excluded Account) or instruct the bank at which any Deposit Account (other than any Excluded Account) is maintained to pay the balance of such Deposit Account to or for the benefit of Collateral Agent.

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7.5 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Equity Interests to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i) Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Collateral Agent or otherwise, in Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Sections 10.2 and 10.3 of the Credit Agreement in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of other violation of any of such Grantor’s Intellectual Property by any other Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii) upon written demand from Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to Collateral Agent or such Collateral Agent’s designee, all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

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(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv) within five (5) Business Days after written notice from Collateral Agent, each Grantor shall make available to Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks and Trademark Licenses, such Persons to be available to perform their prior functions on Collateral Agent’s behalf and to be compensated by Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)	all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)	each Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Collateral Agent

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shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any and all such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of Collateral Agent and the Secured Parties except as set forth in the Credit Agreement.

(c) Solely for the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 7 and at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7 Cash Proceeds. Subject to the rights of Collateral Agent specified in Section 4.3 with respect to payments of Receivables, except as otherwise set forth in the Credit Agreement, if an Event of Default has occurred and is continuing, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Collateral Agent, if required) and held by Collateral Agent in the Collateral Account. Except as set forth in the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, any Cash Proceeds received by Collateral Agent (whether from a Grantor or otherwise): may, in the sole discretion of Collateral Agent, (A) be held by Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by Collateral Agent against the Secured Obligations then due and owing.

SECTION 8. COLLATERAL AGENT.

Collateral Agent has been appointed to act as “Collateral Agent” hereunder by Lenders pursuant to the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other Credit Documents. In furtherance of the foregoing provisions of this section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all powers, rights and remedies

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hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms of this section. Collateral Agent may resign at any time in accordance with the Credit Agreement. In the event of any such resignation, Requisite Lenders shall have the right to appoint a successor Collateral Agent in accordance with the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination, Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments, to evidence such termination.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

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SECTION 11. REINSTATEMENT.

This Agreement shall remain in full force and effect and continue to be effective should (a) any petition be filed by or against any Grantor for liquidation or reorganization, (b) any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors, or (c) a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 12. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as a manually executed counterpart of this Agreement.

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THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST OR THE REMEDIES HEREUNDER IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

CENTER CUT HOSPITALITY, INC.

By:
Name: Marc L. Lipshy
Title: President

DEL FRISCO’S RESTAURANT GROUP, LLC

By:
Name: Marc L. Lipshy
Title: Vice President

ROMO HOLDING, LLC

By:
Name: Marc L. Lipshy
Title: President

DEL FRISCO – DALLAS, L.P. DEL FRISCO – FORT WORTH, L.P. SULLIVAN’S – AUSTIN, L.P.

By: ROMO HOLDING, LLC,
Its General Partner

By:
Name: Marc L. Lipshy
Title: President

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CALIFORNIA SULLIVAN’S, INC.

CBG DELAWARE, INC.

CENTER CUT MARKETING, LLC

DEL FRISCO’S GRILL OF NEW YORK, LLC

COLORADO SULLIVAN’S, INC.

DEL FRISCO’S GRILLE OF DALLAS, LLC

CWA DELAWARE, INC.

DEL FRISCO’S OF BOSTON, LLC

DEL FRISCO’S OF COLORADO, INC.

LONE STAR FINANCE, LLC

LOUISIANA STEAKHOUSE, INC.

DEL FRISCO’S OF NEVADA, INC.

DEL FRISCO’S OF NORTH CAROLINA, INC.

NORTH PHILADELPHIA SULLIVAN’S, INC.

DEL FRISCO’S OF PHILADELPHIA, INC.

DEL FRISCO’S OF NEW YORK, LLC

STEAK CONCEPTS DELAWARE, INC.

SULLIVAN’S OF ILLINOIS, INC.

SULLIVAN’S OF INDIANA, INC.

SULLIVAN’S OF ALASKA, INC.

SULLIVAN’S OF KANSAS, INC.

SULLIVAN’S OF ARIZONA, INC.

SULLIVAN’S OF BALTIMORE, INC.

SULLIVAN’S OF DELAWARE, INC.

SULLIVAN’S OF NORTH CAROLINA, INC.

SULLIVAN’S RESTAURANTS OF NEBRASKA, INC.

CROCKETT BEVERAGE CORPORATION

POST OAK BEVERAGE CORP.

TRAVIS BEVERAGE CORPORATION

SULLIVAN’S OF WASHINGTON, LLC

WESTHEIMER BEVERAGE CORPORATION

IRWIN J. GROSSNERR FOUNDATION, INC.

TOLLWAY BEVERAGE CORPORATION

By:
Name: Mark S. Mednansky
Title: President

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COLLATERAL AGENT:

GOLDMAN SACHS BANK USA

By:
Name:
Title:

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SCHEDULE 4.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Name of Grantor	Description of Agreement

Pledge and Security Agreement

SCHEDULE 4.1-1

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

Pledge and Security Agreement

SCHEDULE 4.1-2

SCHEDULE 4.2

TO PLEDGE AND SECURITY AGREEMENT

LOCATION OF EQUIPMENT AND INVENTORY

Name of Grantor	Location of Equipment and Inventory

Pledge and Security Agreement

SCHEDULE 4.2-1

SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledge and Security Agreement

SCHEDULE 4.4-1

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Pledge and Security Agreement

SCHEDULE 4.4-2

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

Pledge and Security Agreement

SCHEDULE 4.4-3

SCHEDULE 4.5

TO PLEDGE AND SECURITY AGREEMENT

MATERIAL CONTRACTS

Name of Grantor	Description of Material Contract

Pledge and Security Agreement

SCHEDULE 4.5-1

SCHEDULE 4.6

TO PLEDGE AND SECURITY AGREEMENT

DESCRIPTION OF LETTERS OF CREDIT

Name of Grantor	Description of Letters of Credit

Pledge and Security Agreement

SCHEDULE 4.6-1

SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Matters

Pledge and Security Agreement

SCHEDULE 4.7-1

SCHEDULE 4.8

TO PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

Name of Grantor	Commercial Tort Claims

Pledge and Security Agreement

Schedule 4.8-1

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated                     ,             , is delivered pursuant to the Pledge and Security Agreement, dated as of July 29, 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among             (“Grantor”), the other Grantors named therein, and GOLDMAN SACHS BANK USA, as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants to Collateral Agent and each other Secured Party that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of             , 20            .

[NAME OF GRANTOR]

By:

Name:

Title:

Pledge and Security Agreement

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

Pledge and Security Agreement

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.2

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

Pledge and Security Agreement

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Grantor	Name of Issuer of Pledged LLC Interest/Pledged Partnership Interest

Pledge and Security Agreement

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.5

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Material Contract

Pledge and Security Agreement

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 4.6

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

Pledge and Security Agreement

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Matters

Pledge and Security Agreement

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 4.8

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

Pledge and Security Agreement

EXHIBIT A-8

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of             , 20            (this “Agreement”) among             (the “Pledgor”), GOLDMAN SACHS BANK USA, as collateral agent for the Secured Parties, (the “Collateral Agent”) and             , a             corporation (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated July 29, 2011, among the Pledgor, the other Grantors party thereto and Collateral Agent (the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of             [number of shares/units or percentage] of the Issuer’s [common/preferred stock/limited liability company interests] (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of Collateral Agent.

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to Collateral Agent:

(a) It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person or entity relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person or entity; and

(b) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c) Except for the claims and interest of Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify Collateral Agent and the Pledgor thereof.

(d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of [New York].

Pledge and Security Agreement

EXHIBIT B-1

Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Voting Rights. Until such time as Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8. Indemnification of Issuer. The Pledgor and Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence or willful misconduct and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

(a) Pledgor:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

Pledge and Security Agreement

EXHIBIT B-2

(b) Collateral Agent:	Goldman Sachs Bank USA
6011 Connection Drive
Irving, Texas 75039
Attention: Del Frisco’s Account Manager
Telecopier: (972) 368-5099

with a copy to:	Hunton & Williams LLP
600 Peachtree Street, N.E.
Suite 4100, Bank of America Plaza
Atlanta, Georgia 30308
Attention: John R. Schneider, Esq.
Telecopier: 404-602-8669

(c) Issuer:

Attention:
Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 10. Termination. The obligations of the Issuer to Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and Collateral Agent has notified the Issuer of such termination in writing. Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). EACH PARTY HERETO ACKNOWLEDGES THAT (A) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, (B) IT HAS ALREADY RELIED ON

Pledge and Security Agreement

EXHIBIT B-3

THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND (C) IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Page Follows]

Pledge and Security Agreement

EXHIBIT B-4

IN WITNESS WHEREOF, Pledgor, Collateral Agent, and Issuer have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

[NAME OF PLEDGOR]

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Pledge and Security Agreement

EXHIBIT B-5

Exhibit A

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Issuer]

Attention:

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [the Pledgor] and the undersigned (the “Control Agreement”) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from [the Pledgor]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [the Pledgor] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

Very truly yours,

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

Pledge and Security Agreement

EXHIBIT B-A-1

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of             , 20            (this “Agreement”) among             (the “Debtor”), GOLDMAN SACHS BANK USA, as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”) and             , in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, the “Securities Intermediary”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement, dated July 29, 2011, among the Debtor, the other Grantors party thereto and Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

(a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Securities Account”) and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of Collateral Agent;

(b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d) The Securities Account is a “securities account” within the meaning of Section 8-501 of the UCC.

Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Pledge and Security Agreement

EXHIBIT C-1

Section 3. Control of the Securities Account. If at any time the Securities Intermediary shall receive any order from Collateral Agent directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other Person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by Collateral Agent, the Securities Intermediary shall follow the orders issued by Collateral Agent.

Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of Collateral Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5. Choice of Law. This Agreement and the Securities Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

Section 6. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c) The Securities Intermediary hereby confirms and agrees that:

(i) There are no other control agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other Person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

Pledge and Security Agreement

EXHIBIT C-2

(iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 7. Adverse Claims. Except for the claims and interest of Collateral Agent and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify Collateral Agent and the Debtor thereof.

Section 8. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a) Notice of Sole Control. If at any time Collateral Agent delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from Collateral Agent.

(b) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

(c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by Collateral Agent, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

(d) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and Collateral Agent at the address for each set forth in Section 12 of this Agreement.

(e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

Pledge and Security Agreement

EXHIBIT C-3

(a) The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

Section 10 Indemnification of Securities Intermediary. The Debtor and Collateral Agent hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and Collateral Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s negligence or willful misconduct and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary’s negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. Collateral Agent may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

(a) Pledgor:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

Pledge and Security Agreement

EXHIBIT C-4

(b) Collateral Agent:	Goldman Sachs Bank USA
6011 Connection Drive
Irving, Texas 75039
Attention: Del Frisco’s Account Manager
Telecopier: (972) 368-5099

with a copy to:	Hunton & Williams LLP
600 Peachtree Street, N.E.
Suite 4100, Bank of America Plaza
Atlanta, Georgia 30308
Attention: John R. Schneider, Esq.
Telecopier: 404-602-8669

(c) Securities
Intermediary:

Attention:
Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 13. Termination. The obligations of the Securities Intermediary to Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Security Agreement and Collateral Agent has notified the Securities Intermediary of such termination in writing. Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of Collateral Agent’s security interest in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). EACH PARTY HERETO

Pledge and Security Agreement

EXHIBIT C-5

ACKNOWLEDGES THAT (A) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, (B) IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND (C) IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Page Follows]

Pledge and Security Agreement

EXHIBIT C-6

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR]

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY], as Securities Intermediary

By:
Name:
Title:

Pledge and Security Agreement

EXHIBIT C-7

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of             , 20            among [NAME OF THE DEBTOR], you and the undersigned, we hereby give you notice of our sole control over securities account number             (the “Securities Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

cc: [NAME OF THE DEBTOR]

Pledge and Security Agreement

EXHIBIT C-A-1

EXHIBIT B

TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments

[TO COME]

Pledge and Security Agreement

EXHIBIT C-B-1

EXHIBIT C

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of             , 20            among you, [NAME OF THE DEBTOR] and the undersigned is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) from [NAME OF THE DEBTOR]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF THE DEBTOR] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

Pledge and Security Agreement

EXHIBIT C-C-1

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (this “Agreement”), dated as of             , 20            , is made and entered into by and among             (the “Debtor”), GOLDMAN SACHS BANK USA, as Collateral Agent (in its capacity hereunder as Collateral Agent, “Collateral Agent”), and             , in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in that certain Pledge and Security Agreement, dated as of July 29, 2011, by and among the Debtor, Collateral Agent and the other Persons party thereto from time to time (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a) The Financial Institution has established account number [ACCOUNT NUMBER] in the name “[EXACT TITLE OF ACCOUNT]” (each such account and any successor account, individually and collectively, the “Deposit Account”) and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of Collateral Agent and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and

(b) The Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC.

Section 2. Control of the Deposit Account. If at any time the Financial Institution shall receive any instructions originated by Collateral Agent directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other Person. Until such time as Financial Institution receives a Notice of Control (as defined below) from Collateral Agent, Collateral Agent instructs Financial Institution to comply with instructions directing the disposition of funds with respect to the Deposit Account originated by Debtor or its authorized representatives without further consent of Collateral Agent. In the event that any instructions originated by Collateral Agent with respect to the Deposit Account conflict with any instructions given by the Debtor or any other Person with respect thereto, the instructions given by Collateral Agent shall control. The Financial Institution hereby acknowledges that it has received notice of the security interest of Collateral Agent, on behalf of the Secured Parties, in the Deposit Account and hereby acknowledges and consents to such security interest. For purposes of this Section 2, “Notice of Control” shall mean a notice to Financial Institution from Collateral Agent of its exercise of control over the Deposit Account.

Pledge and Security Agreement

EXHIBIT D-1

Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of Collateral Agent, on behalf of the Secured Parties. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than Collateral Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4. Choice of Law. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

(c) The Financial Institution hereby confirms and agrees that:

(i) No agreement (other than this Agreement and any existing customer agreement) has been entered into between the Financial Institution and the Debtor with respect to the Deposit Account; and

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.

Section 6. Adverse Claims. The Financial Institution does not know of any liens, encumbrances or adverse claims relating to the Deposit Account. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify Collateral Agent and the Debtor thereof.

Pledge and Security Agreement

EXHIBIT D-2

Section 7. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions from Collateral Agent as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

(b) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and Collateral Agent at the address for each set forth in Section 11 of this Agreement; and

(c) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby represents and warrants to, and covenants with, Collateral Agent and the Debtor as follows:

(a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement;

(b) The Financial Institution shall not, during the term of this Agreement, amend or otherwise modify either the account agreement, if any, or its policies and procedures with respect to the Deposit Account in derogation of Collateral Agent’s rights hereunder without Collateral Agent’s prior written consent; and

(c) This Agreement is the valid and legally binding obligation of the Financial Institution.

Section 9. Indemnification of Financial Institution. The Debtor and Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and Collateral Agent arising from the terms of this Agreement and the compliance by the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence, willful misconduct or the breach of any of its obligations under this Agreement, and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of other Persons arising out of the terms of this Agreement or the compliance by the Financial Institution with the terms hereof and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement, except to the extent that any of the same arise from the Financial Institution’s negligence, willful misconduct or the breach of any of its obligations under this Agreement.

Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors who obtain such rights solely by operation of law. Collateral Agent may assign its rights hereunder to a successor “Collateral Agent” by sending written notice of such assignment to Financial Institution and the Debtor.

Pledge and Security Agreement

EXHIBIT D-3

Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given (a) when delivered in person, (b) when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received, or (c) two (2) Business Days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

(d) Pledgor:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

(e) Collateral Agent:	Goldman Sachs Bank USA
6011 Connection Drive
Irving, Texas 75039
Attention: Del Frisco’s Account Manager
Telecopier: (972) 368-5099

with a copy to:	Hunton & Williams LLP
600 Peachtree Street, N.E.
Suite 4100, Bank of America Plaza
Atlanta, Georgia 30308
Attention: John R. Schneider, Esq.
Telecopier: 404-602-8669

(f) Financial Institution:

Attention:
Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 12. Termination. The Debtor covenants with Collateral Agent that the Debtor shall not close or otherwise terminate the Deposit Account without Collateral Agent’s prior written consent. The obligations of the Financial Institution to Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and Collateral Agent has notified the Financial Institution of such termination in writing. Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor after the termination of Collateral Agent’s security interest in the Deposit Account pursuant to the terms of the Security Agreement.

Pledge and Security Agreement

EXHIBIT D-4

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). EACH PARTY HERETO ACKNOWLEDGES THAT (A) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, (B) IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND (C) IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Page Follows]

Pledge and Security Agreement

EXHIBIT D-5

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR]

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

[NAME OF FINANCIAL INSTITUTION], as Financial Institution

By:
Name:
Title:

Pledge and Security Agreement

EXHIBIT D-6

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention:

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of             , 20            among [NAME OF THE DEBTOR], you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number             (the “Deposit Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

cc: [NAME OF THE DEBTOR]

Pledge and Security Agreement

EXHIBIT D-A-1

EXHIBIT B

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention:

Re: Termination of Deposit Account Control Agreement

You are hereby notified that the Deposit Account Control Agreement dated as of             , 20            among [NAME OF THE DEBTOR], you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) from [NAME OF THE DEBTOR]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF THE DEBTOR] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

GOLDMAN SACHS BANK USA, as Collateral Agent

By:
Name:
Title:

Pledge and Security Agreement

Exhibit D-B-1

EXHIBIT J TO

CREDIT AND GUARANTY AGREEMENT

FORM OF MORTGAGE

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Hunton & Williams LLP

Bank of America Plaza, Suite 4100

600 Peachtree Street, N.E.

Atlanta, Georgia 30308-2216

Attn: John A. Decker, Esq.

Space above this line for recorder’s use only

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND

LEASES AND FIXTURE FILING

This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of             , 201     (this “Deed of Trust”),              by and from             , a              having its principal offices at              (“Grantor”), to             , a              (“Trustee”), having an address of             , and GOLDMAN SACHS BANK USA, as agent for Lenders and Lender Counterparties described in the Credit Agreement defined herein below (in such capacity together with its successors and assigns, “Agent” or “Beneficiary”), having an address of 6011 Connection Drive, Irving, Texas 75039 Attn: DFRG Account Manager.

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of July 29, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Grantor, the other Credit Parties named therein, the Lenders party thereto from time to time, and Agent;

Form of Deed of Trust - Texas

WHEREAS, subject to the terms and conditions of the Credit Agreement, Grantor may enter into one or more Interest Rate Agreements or Currency Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Interest Rate Agreements and Currency Agreements, respectively, Grantor has agreed, subject to the terms and conditions hereof, each other Credit Document and each of the Interest Rate Agreements and Currency Agreements, to secure Grantor’s obligations under the Credit Documents and the Interest Rate Agreements and Currency Agreements as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Beneficiary and Grantor agree as follows:

SECTION 1. DEFINITIONS

1.1. Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” means (i) with respect to Grantor, all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement, this Deed of Trust, the other Credit Documents or any Interest Rate Agreement or Currency Agreement; and (ii) with respect to any other Credit Party, all obligations and liabilities of every nature of such Credit Party now or hereafter existing under or arising out of or in connection with any other Credit Document, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Credit Parties, would accrue on such obligations, whether or not a claim is allowed against the Credit Parties for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Interest Rate Agreements or Currency Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Grantor, any other Credit Party, any Lender or Lender Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Deed of Trust. The Credit Agreement contains a revolving credit facility which permits certain Credit Parties to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Agent or Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures all advances and re-advances under the revolving credit feature of the Credit Agreement.

Deed of Trust - Texas Form

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“Property” means all of Grantor’s interest in (i) the real property described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Grantor (the “Land”); (ii) all structures, buildings and improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all fixtures, appliances, machinery, materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Property (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Grantor) a possessory interest in, or the right to use, all or any part of the Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Property (the “Rents”), (viii) to the extent mortgageable or assignable all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Property (the “Property Agreements”); (ix) to the extent mortgageable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Grantor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”); and (xiii) all of Grantor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Deed of Trust, the term “Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

Deed of Trust - Texas Form

3

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor and any Credit Party (including, without limitation, the obligation to repay or perform the Indebtedness and the Obligations as defined under the Credit Agreement) under the Credit Agreement, any other Credit Documents or any of the Interest Rate Agreements or Currency Agreements.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2. Interpretation. References to “Sections” shall be to Sections of this Deed of Trust unless otherwise specifically provided. Section headings in this Deed of Trust are included herein for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.3 of the Credit Agreement shall be applicable to this Deed of Trust mutatis mutandis. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2. GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, TRANSFERS, SETS OVER and CONVEYS the Property, together with all the rights, privileges, hereditaments and appurtenances belonging or appertaining to it, to Trustee, IN TRUST, with power of sale, for the benefit of Beneficiary, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Property unto Trustee and Beneficiary, forever and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Property subject to the Permitted Liens, unto the Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if the Grantor shall pay or cause to be paid the Indebtedness and perform the Obligations as and when the same shall become due, payable and performable, then the liens, security interests, estates, and rights granted by this Deed of Trust shall terminate, in accordance with the provisions hereof, otherwise same shall remain in full force and effect.

PROVIDED, HOWEVER, upon written request of Beneficiary stating that all sums secured hereby have been paid, that Grantor has well and truly abided by and complied with each and every covenant and condition set forth herein and in the Credit Documents and Notes, and upon the surrendering of this Deed of Trust and the Notes to Trustee for cancellation and retention and upon payment by Beneficiary of Trustee’s fees, Trustee shall promptly reconvey to Beneficiary, or to the person or persons legally entitled thereto, without warranty, any portion of the estate hereby granted and then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto”.

Deed of Trust - Texas Form

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SECTION 3. WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1. Title. Grantor represents and warrants to Trustee and Beneficiary that except for the Permitted Liens, (a) Grantor owns the Property free and clear of any liens, claims or interests, and (b) this Deed of Trust creates valid, enforceable first priority liens and security interests against the Property.

3.2. First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Credit Documents to the extent related to the Property. If any lien or security interest other than a Permitted Lien is asserted against the Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

3.3. Payment and Performance. Grantor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents.

3.4. Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Beneficiary.

3.5. Inspection. Grantor shall permit Beneficiary, and Beneficiary’s agents, representatives and employees, upon reasonable prior notice to Grantor and at reasonable times during normal business hours, to inspect the Property and all books and records of Grantor located thereon; provided, such inspections and studies shall not materially interfere with the use and operation of the Property.

3.6. Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor and Beneficiary to be, and shall be construed as, covenants running with the Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property. All Persons who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Deed of Trust - Texas Form

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3.7. Condemnation Awards and Insurance Proceeds. Grantor collaterally assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary, upon the occurrence and during the continuance of an Event of Default to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Grantor collaterally assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Property, subject to the terms of the Credit Agreement. Grantor authorizes Beneficiary, upon the occurrence and during the continuance of an Event of Default, to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Credit Agreement.

3.8. Intentionally Reserved.

3.9. Intentionally Reserved.

3.10. Intentionally Reserved.

SECTION 4. DEFAULT AND REMEDIES

4.1. General Remedies. If an Event of Default has occurred and is continuing, Beneficiary may, at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses, in addition to all other rights and remedies set forth in this Section 4, subject to all requirements of applicable law: (a) declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable; (b) enter the Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon; (c) if Grantor remains in possession of the Property after an Event of Default and without Beneficiary’s written consent, invoke any legal remedies to dispossess Grantor; (d) hold, lease, develop, manage, operate or otherwise use the Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions hereof; (e) institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in

Deed of Trust - Texas Form

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equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary shall credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash, and in the event this Deed of Trust is foreclosed by judicial action, appraisement of the Property is waived; (f) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without regard to the adequacy of the Property for the repayment of the Indebtedness, the appointment of a receiver of the Property (and Grantor irrevocably consents to such appointment) and any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (g) exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

4.2. Notice of Default. Upon the occurrence and during the continuance of an Event of Default under this Deed of Trust, Beneficiary, may elect to have the Property sold in the manner provided herein. Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause the Property to be sold to satisfy the obligations secured hereby. Upon request of Trustee, Beneficiary shall also deposit with Trustee all promissory notes and all documents evidencing expenditures secured by this Deed of Trust. Notwithstanding anything to the contrary in the foregoing, all procedures shall be conducted in compliance with applicable law. Grantor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to Grantor at the address for notices set forth in the Credit Agreement.

4.3 Surrender of Possession. If possession has not previously been surrendered by Grantor, Grantor shall surrender possession of the Property to the purchaser immediately after the Trustee’s sale.

4.4. Remedies Cumulative, Concurrent and Nonexclusive. Upon the occurrence and during the continuance of an Event of Default under this Deed of Trust, Beneficiary shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Documents, or against the Property, or against any one or more of them, at the sole discretion of Beneficiary or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

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4.5. Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

4.6. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Beneficiary’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

4.7. Discontinuance of Proceedings. If Beneficiary or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or the Lenders shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary or the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or the Lenders thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

4.8. Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Property, shall be applied by Beneficiary (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: first, to the payment of the costs and expenses of taking possession of the Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (a) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (b) court costs, (c) reasonable attorneys’ and accountants’ fees and expenses, (d) costs of advertisement; and (e) as provided in the Credit Agreement.

4.9. Occupancy After Foreclosure. Any sale of the Property or any part thereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

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4.10. Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Beneficiary and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this Section, or otherwise under this Deed of Trust or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust. Subject to Section 10.2 of the Credit Agreement, Grantor shall pay all expenses of or incidental to the perfection and enforcement of this Deed of Trust and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary or the Lenders in respect thereof, by litigation or otherwise.

4.11. No Beneficiary in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Beneficiary or the Lenders under the Credit Documents, at law or in equity shall cause Beneficiary or any Lender to be deemed or construed to be a Beneficiary in possession of the Property, to obligate Beneficiary or any Lender to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 5. ASSIGNMENT OF RENTS AND LEASES

5.1. Assignment. In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary (any such notice being hereby expressly waived by Grantor).

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5.2. Perfection Upon Recordation. Grantor acknowledges that Beneficiary has taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3. Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6. SECURITY AGREEMENT

6.1. Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations subject to the Permitted Liens, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. To the extent that the Property constitutes or includes personal property, including goods or items of personal property which are or are to become fixtures under applicable law, Grantor hereby grants a security interest therein and this Deed of Trust shall also be construed as a pledge and a security agreement under the UCC applicable in the State or Commonwealth in which the Property is located; and, if any Event of Default has occurred and is continuing, the Beneficiary shall be entitled with respect to such personal property to all remedies available under the UCC and all other remedies available under applicable law. Without limiting the foregoing, any personal property may, at the Beneficiary’s option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder, (ii) be sold pursuant to the UCC or (iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. If any Event of Default has

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occurred and is continuing, the Beneficiary shall be the attorney-in-fact of the Grantor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Grantor and to execute on behalf of the Grantor and in the Grantor’s name any instruction, agreement or other writing required therefor.

6.2. Financing Statements. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor’s chief executive office is at the address set forth in the first paragraph of this Deed of Trust.

6.3. Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Property which is or is to become Fixtures. To the extent that the Property includes goods or items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Deed of Trust in the real estate records of the county in which the Property is located shall also operate from the time of filing as a fixture filing with respect to such Property, and the following information is applicable for the purpose of such fixture filing, to wit:

(a) The name of the Debtor (Grantor) is:             , a             , having an address as set forth in the first page of this Deed of Trust, whose organizational number is             .

(b) The name of the Secured Party (Beneficiary) is: Goldman Sachs Bank USA, as agent , having an address as set forth below:

6011 Connection Drive

Irving, Texas 75039

(c) Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party (Beneficiary) at its address above.

(d) This document covers goods or items of personal property which are, or are to become, fixtures upon the Premises.

(e) Debtor (Grantor) is the record owner of the real estate described in this security instrument.

This document is to be filed in the real estate records. A description of the real estate is attached hereto as Exhibit A.

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SECTION 7. ATTORNEY-IN-FACT

Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; provided, (i) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (iv) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8. BENEFICIARY AS AGENT

Agent has been appointed to act as Beneficiary hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Property), solely in accordance with this Deed of Trust and the Credit Agreement; provided, Agent shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Requisite Lenders, or (b) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Interest Rate Agreement or Currency Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement) under all Interest Rate Agreements or Currency Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Property, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may

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be exercised solely by Beneficiary as Agent for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Beneficiary shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Beneficiary under this Deed of Trust; removal of Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Beneficiary under this Deed of Trust; and appointment of a successor Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Agent under the terms of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Beneficiary under this Deed of Trust, and the retiring or removed Beneficiary under this Deed of Trust shall promptly (i) transfer to such successor Beneficiary all sums, securities and other items of Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Beneficiary under this Deed of Trust, and (ii) execute and deliver to such successor Beneficiary such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the security interests created hereunder, whereupon such retiring or removed Beneficiary shall be discharged from its duties and obligations under this Deed of Trust thereafter accruing. After any retiring or removed Agent’s resignation or removal hereunder as Beneficiary, the provisions of this Deed of Trust shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary hereunder.

SECTION 9. LOCAL LAW PROVISIONS

9.1. Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Section 9 and the other provisions of this Deed of Trust, the terms and conditions of this Section 9 shall control and be binding.

9.2. Instrument. This Deed of Trust shall be deemed to be and shall be enforceable as a deed of trust, security agreement, assignment of rents and leases and financing statement.

9.3. Power of Sale. Upon the occurrence of any Event of Default, Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

9.3.1. Public Sale. Trustee is authorized and empowered and it shall be his special duty at the request of the Beneficiary to sell the Property or any part thereof situated in the State of Texas, at the courthouse of the county in the State of Texas in which any part of the Property is situated, at public venue to the highest bidder for cash at such place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust, after having given notice of such sale in accordance with such statutes, and shall receive the proceeds of said sale or sales and apply

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the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. Beneficiary, Trustee and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

9.3.2. Adjournment. Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

9.3.3. Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

9.3.4. Partial Foreclosure. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.

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9.3.5. Trustee’s Conveyances. Upon the completion of any sale or sales ordered by Beneficiary and made by Trustee under or by virtue of this subsection 9.3 Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of the Grantor, conveying the property so sold to the purchaser or purchasers with general warranty of title by the Grantor, subject to the Permitted Liens (and to such leases and other matters, if any, as the Trustee may elect upon request of the Beneficiary). Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by the Trustee as to nonpayment of the secured Indebtedness or Obligations, as to the occurrence of any Event of Default, as to any notices being given, as to any of the secured Indebtedness or Obligations having been declared to be due and payable, as to the request to sell, as to notice of time, place and terms of sale and the properties to be sold having been duly given, as to the refusal, failure or inability to act of the Trustee or any substitute or successor Trustee, as to the appointment of any substitute or successor trustee, or, without limitation by the foregoing, as to any other act or thing having been duly done by the Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Beneficiary may deem necessary until all of the Property has been duly sold and all Secured Obligations have been fully paid and discharged. In the event any sale hereunder is not completed or is defective in the opinion of the Beneficiary, such sale shall not exhaust the power of sale hereunder and the Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any such sale or sales made under or by virtue or this subsection 9.3, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall, to the fullest extent permitted under law, be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any party thereof, from, through or under Grantor.

9.3.6. Beneficiary Bids. Upon any sale under or by virtue of this Deed of Trust (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting an amount up to the aggregate amount of the Indebtedness to and against the bid price.

9.3.7. Rights Unimpaired. No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Grantor shall release the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired until the entire aggregate amount of the Indebtedness is paid in full and all of the Obligations are fully performed.

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9.4. Concerning the Trustee.

9.4.1. Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Credit Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

9.4.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

9.4.3. Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary’s sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute

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trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

9.4.4. Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

9.4.5. Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee’s place.

9.4.6. No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Credit Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

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9.5. Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations hereunder, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Property or any part thereof, and of the Rents, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

9.6. FINAL AGREEMENT. THIS DEED OF TRUST AND THE OTHER CREDIT DOCUMENTS EMBODY AND REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 10. MISCELLANEOUS

Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Beneficiary or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Deed of Trust and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Deed of Trust shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Except as permitted in the

Deed of Trust - Texas Form

18

Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations, or upon prepayment of a portion of the Indebtedness equal to the Net Asset Sale Proceeds for the Property in connection with a permitted Asset Sale, subject to and in accordance with the terms and provisions of the Credit Agreement, Beneficiary, at Grantor’s expense, shall promptly release the liens and security interests created by this Deed of Trust or reconvey the Property to Grantor or, at the request of Grantor, assign this Deed of Trust without recourse. This Deed of Trust and the other Credit Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF GRANTOR AND BENEFICIARY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

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Deed of Trust - Texas Form

19

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

[NAME OF GRANTOR]

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

This instrument was acknowledged before me on the                  day of         , 2011 by                 , the                  of                 , on behalf of said                 .

Notary Public, State of

My commission expires:

[NOTARIAL SEAL]

Form of Deed of Trust - Texas

EXHIBIT A TO

DEED OF TRUST

Legal Description of Premises:

Deed of Trust - Texas Form

EXHIBIT K TO

CREDIT AND GUARANTY AGREEMENT

FORM OF LANDLORD PERSONAL PROPERTY

COLLATERAL ACCESS AGREEMENT

LANDLORD WAIVER AND CONSENT AGREEMENT

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is dated as of             , 2011, and entered into by                     ., a                     (“Landlord”), to and for the benefit of GOLDMAN SACHS BANK USA, in its capacity as “Agent” as provided below.

RECITALS:

WHEREAS,                     (“Tenant”) has possession of and occupies certain property on which a [Del Frisco’s][Sullivan’s] Steakhouse is operated and which is located in [City, State] (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement more particularly described on Exhibit A annexed hereto (as the same may be amended from time to time, the “Lease”), pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, Landlord understands that Goldman Sachs Bank USA, as agent (in such capacity, together with its successors and assigns, “Agent”) for certain lenders (together with their successors and assigns, “Lenders”) have entered into, or after the date hereof shall enter into, a Credit and Guaranty Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Tenant, certain affiliates of Tenant, and certain other credit parties (collectively, the “Credit Parties”), Agent and the Lenders party thereto from time to time, pursuant to which Tenant has executed certain security agreements, pledges and other collateral documents in relation to the Credit Agreement;

WHEREAS, repayment by the Credit Parties of the extensions of credit made by Lenders under the Credit Agreement is or will be secured, in part, by a collateral assignment of Tenant’s interest in the Premises and the Lease, and by all inventory of the Credit Parties (including all inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory”)), all equipment used in the Credit Parties’ business (including all equipment of Tenant now or hereafter located on the Premises (the “Subject Equipment”)), and all tangible assets of the Credit Parties now or hereafter located on the Premises (collectively, the “Collateral”); and

WHEREAS, Agent has requested that Landlord execute this Agreement as a further condition to the extension of credit to the Credit Parties under the Credit Agreement.

Collateral Access Agreement

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, Agent, on behalf of Lenders, as follows:

1. Landlord consents to Tenant’s collateral assignment of all of its right, title and interest in and to the Premises and to the Lease.

2. Landlord hereby (a) waives and releases unto Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph), shall be second and subordinate to the rights of Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

3. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth on Exhibit A annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, and (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease.

4. Landlord grants to Agent a license to enter upon the Premises at any time during the continuance of a default under or with respect to the Credit Agreement to assemble and remove the Collateral. In entering upon or into the Premises, Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord to the extent caused by Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs and expenses shall include any damage to the Premises made by Agent in removing the Collateral therefrom.

5. Landlord agrees that it will not prevent Agent or its designee from exercising the license set forth in Section 4 at all reasonable times during the continuance of a default under or with respect to the Credit Agreement, upon reasonable advance notice. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder, including due to monetary default, or otherwise), Landlord will use commercially reasonable efforts, but shall not be obligated, to deliver notice (the “Landlord’s Notice”) to Agent to that effect. Agent shall have up to ten (10) business days after delivery of the Landlord’s Notice (or longer period concurrent with the grace periods allowed if the Landlord’s Notice is given pursuant to Section 6 hereof) to elect to cause the Collateral to be removed from the Premises by delivery of written notice to Landlord to that effect (“Agent’s Election”). After making Agent’s Election, Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the

Collateral Access Agreement

Premises, provided that Agent pays to Landlord the base rent due under the terms of the Lease on a per diem basis for each day that Agent or its agents actually occupies the Premises. During any such period of access, Landlord will not remove the Collateral from the Premises nor interfere with Agent’s actions in removing the Collateral from the Premises or Agent’s actions in otherwise enforcing its security interest in the Collateral (including, without limitation, exercising the license granted in Section 4). Notwithstanding anything to the contrary in this paragraph, Agent shall at no time have any obligation to remove the Collateral from the Premises.

6. Landlord acknowledges that Tenant shall send to Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. Agent shall have the right to cure the default set forth therein within the grace periods provided in the Lease; provided, however, that Agent shall be under no obligation to cure any default of Tenant under the Lease. No action by Agent pursuant to this Agreement shall be deemed to be an assumption by Agent of any obligation under the Lease, and Agent shall not have any obligation to Landlord. Notices described in this Section 6 may be delivered to Agent simultaneously with any Landlord’s Notice described in Section 5 hereof.

7. All notices to Agent under this Agreement shall be in writing and sent to Agent at its address set forth on the signature page hereof by telefacsimile, United States mail or overnight delivery service.

8. The provisions of this Agreement shall continue in effect until Landlord shall have received Agent’s written certification that all amounts advanced under the Credit Agreement have been paid in full and the Lenders have no obligation to make any advances or other extensions of credit thereunder (the “Termination Date”), and Agent hereby agrees to use commercially reasonable efforts to provide written notice to Landlord of the occurrence of the Termination Date within thirty (30) business days of such occurrence. This Agreement shall inure to the benefit of the parties’ respective successors and assigns. This Agreement may be executed in any number of separate counterparts, which, taken together, shall constitute one instrument.

9. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State in which the Premises are located, without regard to its conflicts of laws principles.

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Collateral Access Agreement

IN WITNESS WHEREOF, Landlord has caused this Agreement to be executed and delivered by its duly authorized representative as of the date first set forth above.

, as Landlord

By:
Name:
Title:

Address:

Attention:
Telecopier:

Collateral Access Agreement

By its acceptance hereof, as of the date first set forth above, Agent agrees to be bound by the provisions hereof.

GOLDMAN SACHS BANK USA, as Agent

By:
Name:
Title:

6011 Connection Drive Irving, Texas 75039 Attention: DFRG Account Manager Telecopier: 972-368-5099

Collateral Access Agreement

Exhibit A to

Landlord Waiver and Consent

Lease

Collateral Access Agreement